UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION.

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NOVAVAX, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOVAVAX FYE 2021 AT A GLANCE
$1.1B	Total revenue
$2.5B	Invested in R&D
550+	U.S. and foreign patents and pending patent applications
1,541	Employees as of February 21, 2022, of which 71% are engaged in research, development, and manufacturing activities

CORE DEVELOPMENT PIPELINE
Coronavirus ● NVX-CoV2373 ● Omicron Variant Strain
Seasonal Influenza
● NanoFlu (Older Adults)
Combination Vaccines
● COVID / Influenza
● Influenza / RSV
● Influenza / COVID / RSV

Novavax, Inc. (Nasdaq: NVAX) is a biotechnology company that promotes improved health globally through the discovery, development, and commercialization of innovative vaccines to prevent serious infectious diseases.

Our proprietary recombinant technology platform harnesses the power and speed of genetic engineering to efficiently produce highly immunogenic nanoparticles designed to address urgent global health needs.

NVX-CoV2373, our COVID-19 vaccine, has received provisional approval, conditional marketing authorization, and emergency use authorization from multiple regulatory authorities globally, including the European Commission and the World Health Organization. The vaccine is also under review by multiple regulatory agencies worldwide.

In addition to our COVID-19 vaccine, we are also currently evaluating a COVID-seasonal influenza combination vaccine in a Phase 1/2 clinical trial, which combines NVX-CoV2373 and NanoFlu, our quadrivalent influenza investigational vaccine candidate. These vaccine candidates incorporate our proprietary saponin-based Matrix-MTM adjuvant to enhance the immune response and stimulate higher levels of neutralizing antibodies.

LETTER FROM OUR CEO

DEAR NOVAVAX STOCKHOLDER:

You are cordially invited to our Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 16, 2022, beginning at 8:30 a.m. Eastern Time. In an effort to support the health and well-being of our stockholders in light of the coronavirus pandemic (“COVID-19”) and to encourage greater stockholder participation at our Annual Meeting, this year’s Annual Meeting will be held in a virtual meeting format only. You can virtually attend the live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/NVAX2022. We are pleased to also provide a copy of our 2021 Annual Report to Stockholders with this Proxy Statement.

Your vote is important, and we hope you will be able to attend the Annual Meeting. You may vote over the Internet, by telephone, or, if you requested printed proxy materials, by mailing a proxy card or voting instruction form. Please review the instructions for each of your voting options described in this Proxy Statement. Also, please let us know if you plan to attend the live virtual webcast of our Annual Meeting by marking the appropriate box on the proxy card, if you requested printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

We look forward to seeing you at our Annual Meeting.

As COVID-19 continued to ravage the world and threaten the health and well-being of countless individuals, we remained steadfast in our commitment to bring our COVID-19 vaccine to market. Today, I am happy to report that we are accomplishing our mission to deliver our vaccine around the world.

Yours truly, STANLEY C. ERCK President and Chief Executive Officer , 2022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 16, 2022

TO THE STOCKHOLDERS OF NOVAVAX, INC.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Novavax, Inc., a Delaware corporation (the “Company,” “Novavax,” “we,” or “us”), will be held:

WHEN	VIRTUAL WEBCAST	RECORD DATE
Thursday, June 16, 2022 8:30 a.m. Eastern Time	www.virtualshareholdermeeting.com/NVAX2022	Stockholders of record at the close of business on April 19, 2022 are entitled to notice of and to vote

Matters to Be Voted on at the Annual Meeting

Proposal
1	Election of two directors as Class III directors to serve on the board of directors, each for a three-year term expiring at the 2025 Annual Meeting of Stockholders
2	Advisory vote to approve the compensation of our Named Executive Officers
3	Amendment and restatement of the Second Amended and Restated Certificate of Incorporation of Novavax, Inc., as amended (the “Certificate of Incorporation”) to eliminate the supermajority voting provisions
4	Amendment and restatement of the Amended and Restated By-laws of Novavax, Inc. (the “By-laws”) to eliminate the supermajority voting provisions
5	Amendment and restatement of the By-laws to permit stockholder access to the Company’s proxy statement with respect to the nomination of directors
6	Amendment and restatement of the Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan, as amended (the “2015 Stock Plan”) to increase the number of shares of the Company’s common stock, par value $0.01 (“Common Stock”), available for issuance thereunder by 2,400,000 shares, and to limit the annual non-employee director compensation to $1.5 million and $1 million for the chairman of the Board and Board members, respectively
7	Amendment and restatement of the Novavax, Inc. 2013 Employee Stock Purchase Plan (the “ESPP”), as amended, to increase the number of shares of Common Stock available for issuance under the ESPP by 550,000 shares, such that the number of shares available for issuance is the lesser of (a) 1,100,000 shares of Common Stock increased each year by 5% and (b) 1,650,000 shares of Common Stock
8	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022
9	Transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof

The board of directors has fixed the close of business on April 19, 2022 (the “Record Date”) as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

The following Proxy Statement is included with the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2021, which contains financial statements and other information of interest to stockholders, and is being mailed or made available to our Record Date stockholders on or about ______, 2022.

By Order of the Board of Directors, JOHN A. HERRMANN III, J.D. Executive Vice President, Chief Legal Officer and Corporate Secretary

Gaithersburg, Maryland

              , 2022

Whether or not you plan to attend the virtual webcast of the annual meeting, please promptly vote over the Internet or by telephone as per the instructions on the enclosed proxy or complete, sign and date the enclosed proxy and mail it promptly in the accompanying envelope. Postage is not needed if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS ANNUAL MEETING TO BE HELD ON JUNE 16, 2022

Our Notice of Annual Meeting, Proxy Statement, and Annual Report are available free of charge at www.virtualshareholdermeeting.com/NVAX2022

PROXY STATEMENT

Table of Contents

1	Proxy Summary

7	Board of Directors and Corporate Governance
7	Proposal 1―Election of Directors
7	Nominees for Election as Class III Directors
9	Directors Continuing as Class I Directors
10	Directors Continuing as Class II Directors
11	Information Regarding the Board and Corporate Governance Matters
12	Leadership Structure and Risk Oversight
14	Board Committees
19	Nomination Procedures
21	Corporate Governance Guidelines
24	Code of Conduct
24	Stockholder Communications with the Board of Directors
25	Certain Relationships and Related Transactions
25	Compensation Committee Interlocks and Insider Participation
25	Compensation of Directors
29	Executive Officers and Compensation
29	Proposal 2―Advisory Vote on Executive Compensation (Say-on-Pay)
30	Executive Officers
33	Compensation Discussion and Analysis
46	Compensation Committee Report
47	Executive Compensation Tables
47	Summary Compensation Table
48	Grants of Plan-Based Awards Table
50	Outstanding Equity Awards at 2021 Fiscal Year End
51	Options Exercised and Stock Vested
51	Overview of Employment and Change in Control Agreements
55	Potential Payments Upon Termination

57	2021 CEO Pay Ratio
58	Proposal 3―Approval of the Amendment and Restatement of the Certificate of Incorporation to Eliminate the Supermajority Voting Provisions
60	Proposal 4―Approval of Amendment and Restatement of the By-laws to Eliminate the Supermajority Voting Provisions
62	Proposal 5―Approval of Amendment and Restatement of the By-laws to Permit Stockholder Access to the Company’s Proxy Statement with Respect to the Nomination of Directors
63	Proposal 6―Amendment and Restatement of the 2015 Stock Plan
74	Proposal 7—Amendment of ESPP
78	Equity Compensation Plan Information
79	Audit Matters
79	Proposal 8—Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022
79	Fees and Services
80	Audit Committee Pre-Approval Policies and Procedures
81	Audit Committee Report

82	Stock Ownership Information
82	Security Ownership of Certain Beneficial Owners and Management

84	Information about the Annual Meeting and Voting

90	Additional Information
90	Stockholder Proposals
91	Other Matters

A-1	Appendix A―Third Amended and Restated Certificate of Incorporation of Novavax, Inc.

B-1	Appendix B―Amended and Restated By-Laws of Novavax, Inc.

C-1	Appendix C—Novavax, Inc. 2015 Stock Incentive Plan Amended and Restated March 3, 2022

D-1	Appendix D—Novavax, Inc. 2013 Employee Stock Purchase Plan Amended and Restated March 3, 2022

PROXY SUMMARY

This summary represents only selected information. You should review the entire proxy statement before voting.

Novavax, Inc. 2022 Annual Meeting of Stockholders

WHEN	VIRTUAL WEBCAST	RECORD DATE
Thursday, June 16, 2022 8:30 a.m. Eastern Time	www.virtualshareholdermeeting.com/NVAX2022	Stockholders of record at the close of business on April 19, 2022 are entitled to notice of and to vote

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

Proposal		Board Recommendation	See Page
1	Election of two directors as Class III directors to serve on the board of directors, each for a three-year term expiring at the 2025 Annual Meeting of Stockholders	FOR all nominees	7
2	Advisory vote to approve the compensation of our Named Executive Officers	FOR	29
3	Amendment and restatement of the Certificate of Incorporation to eliminate supermajority voting provisions	FOR	58
4	Amendment and restatement of the By-laws to eliminate supermajority voting provisions	FOR	60
5	Amendment and restatement of the By-laws to permit stockholder access to the Company’s proxy statement with respect to the nomination of directors	FOR	62
6	Amendment and restatement of the 2015 Stock Plan to increase the number of shares of Common Stock available for issuance thereunder by 2,400,000 shares, and adopt director compensation limits	FOR	63
7	Amendment and restatement of the ESPP to increase the number of shares of Common Stock available for issuance under the ESPP by 550,000 shares, such that the number of shares available for issuance is the lesser of (a) 1,100,000 shares of Common Stock increased each year by 5% and (b) 1,650,000 shares of Common Stock	FOR	74
8	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	FOR	79
9	Transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof

NOVAVAX, INC. 2022 PROXY STATEMENT | 1

Proxy Summary

HOW TO VOTE

Have your Notice of Internet Availability, proxy card, or voting instruction form in hand, with your 16-digit control number available. Even if you plan to attend the virtual meeting, please vote as soon as possible to ensure your shares are represented.

	Internet	Telephone	Virtual Device	Mail	During the Meeting
Registered Holders	Visit, 24/7 www.proxyvote.com	Dial toll-free, 24/7 1-800-690-6903	Scan the QR code available on your proxy card	Return a properly executed proxy card (if received by mail) in the postage-paid envelope provided	Attend the virtual meeting at www.virtualshareholder meeting.com/NVAX2022 and follow the instructions provided during the Annual Meeting
Beneficial Owners (holders in street name)	The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee, so please follow the voting instructions in the materials you receive		Scan the QR code if one is provided by your broker, bank, or other nominee	Return a properly executed voting instruction form by mail, depending upon the methods your broker, bank, or other nominee makes available	Contact your broker, bank, or other nominee to request a legal proxy and voting instructions
Deadline	11:59 p.m. Eastern Time on June 15, 2022			Before the polls close at the Annual Meeting on June 16, 2022

Board of Directors

Name and Principal Occupation	Age(1)	Director Since	Other Current Public Company Boards	Independent	Committee Membership
					Audit	Compensation	Nominating & Corporate Governance	Research & Development
CLASS I DIRECTORS, FOR TERMS EXPIRING AT THE 2023 ANNUAL MEETING
Stanley C. Erck President and Chief Executive Officer, Novavax, Inc.	73	2009	1	—	—	—	—	—
Gregg H. Alton, J.D. Former Interim Chief Executive Officer and Chief Patent Officer, Gilead Sciences	56	2020	3			—	—	—
CLASS II DIRECTORS, FOR TERMS EXPIRING AT THE 2024 ANNUAL MEETING
Richard H. Douglas, Ph.D. Former Senior Vice President, Corporate Development, Genzyme Corporation	69	2010	2				—
Margaret G. McGlynn, R. Ph. Former President, Merck Vaccines and Infectious Disease, Merck & Co, Inc.	62	2020	2		—			—
David M. Mott Private Investor, Mott Family Capital	56	2020	5		—		—

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Proxy Summary

Name and Principal Occupation	Age(1)	Director Since	Other Current Public Company Boards	Independent	Committee Membership
					Audit	Compensation	Nominating & Corporate Governance	Research & Development
CLASS III DIRECTORS, FOR TERMS EXPIRING AT THE 2022 ANNUAL MEETING
Rachel K. King Founder and former Chief Executive Officer, GlycoMimetics, Inc.	62	2018	1		—			—
Michael A. McManus, Jr., J.D. Former President and Chief Executive Officer, Misonix, Inc.	79	1998	1				—	—
James F. Young, Ph.D. Former Chairman of the Board and Chief Executive Officer, Targeted Microwave Solutions, Inc.	69	2010; since 2011	—		—	—
Number of meetings in 2021			Board—19		6	11	4	1

(1)        As of April 15, 2022

Committee Chair	Committee Member	Chairman of the Board	Audit Committee Financial Expert

BOARD ATTRIBUTES

NOVAVAX, INC. 2022 PROXY STATEMENT | 3

Proxy Summary

BOARD DIVERSITY

Board Diversity Matrix (As of April 15, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	2	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latin	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races of Ethnicities	—	1	—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—

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Proxy Summary

ISG Stewardship Principles

Our Board and executive leaders are stewards of our stockholders’ interests, believing that strong and effective corporate governance is essential to our success. As a cornerstone of our corporate governance program, we provide transparent disclosure to our stockholders on a consistent basis. Our approach integrates all components of effective governance, including a strong ethical culture, an ongoing stockholder engagement program, and sound financial, regulatory, and legal compliance functions. Novavax supports and follows the Investor Stewardship Group’s (“ISG”) Corporate Governance Framework for U.S. Listed Companies. Below is an illustration how certain of our governance practices directly support each of the six ISG principles.

ISG Principle	Novavax’ Practice
Boards are accountable to stockholders	Separate CEO and Board Chairman roles
Stockholders should be entitled to voting rights in proportion to their economic interest	One class of voting stock; we believe in a “one share, one vote” standard No “poison pill”
Boards should be responsive to stockholders and be proactive in order to understand their perspectives

   Proactive year-round engagement with stockholders

   All current Directors attended at least 75% of Board and committee meetings in 2021

   All of the then-current Board members attended the 2021 Annual Meeting

   Directors are expected to devote sufficient time and effort necessary to fulfill their respective responsibilities

Boards should have a strong, independent leadership structure

   7 of 8 directors are independent

   Independent Board Chairman

   Regular executive sessions of independent directors

   Four fully independent standing Board committees—Audit, Compensation, Nominating and Corporate Governance, and Research and Development

Boards should adopt structures and practices that enhance their effectiveness

   37.5% of directors are gender, racially, or ethnically diverse

   Average age of director nominees is 65 years

   Balance of new and experienced directors, with three new independent directors added in 2020 and average director tenure of 8.9 years

   Annual Board and committee self-evaluations

Boards should develop management incentive structures that are aligned with the long-term strategy of the company	Annual Say-on-Pay advisory vote Active Board oversight of risk management Clawback policy Anti-hedging and anti-pledging policy Stock ownership guidelines

NOVAVAX, INC. 2022 PROXY STATEMENT | 5

Proxy Summary

Executive Compensation Highlights

STOCKHOLDER ENGAGEMENT

Stockholder Engagement Highlights

●  We continued our Stockholder Outreach program in 2021

●  Topics discussed in connection with our Stockholder Outreach program included matters relating to our business, corporate governance, and executive compensation

●  We contacted our top stockholders representing approximately 9.1% of shares outstanding

SAY-ON-PAY VOTE Stockholder approval 79% in 2021

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our compensation program is designed to attract, retain, and reward a high-performance workforce in an extremely competitive recruitment and retention market to achieve Novavax’ mission, vision, and goals.

Attract and retain highly qualified executives	Reward executives for meeting the strategic goals and objectives of the Company	Reward strong individual performance	Align executives’ interests with those of our stockholders

COMPENSATION PROGRAM BEST PRACTICES

What We Do
Link what we pay our Named Executive Officers (“NEOs”) to our short-and long-term performance
Base pay increases on merit
Engage an independent compensation consultant for competitive analysis, based on a combination of survey data and peer group data
Have a clawback policy
Have stock ownership guidelines applicable to our executive officers
Include maximum payout caps on our annual incentive program
What We Do NOT Do
No incentivizing excessive risk-taking that would have a material adverse effect on our business and operations
No excise tax gross ups
No repricing of underwater stock options or stock appreciation rights without stockholder approval
No guaranteed salary increases or bonuses
No single-trigger change in control provisions
No hedging or pledging of our stock

Auditors

Ernst & Young LLP has served as our independent auditors since 2014. We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2022. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to address the Annual Meeting if they desire to do so. They will also be available to respond to appropriate questions from stockholders.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Proposal 1―Election of Directors

In accordance with the Company’s charter, the Board of Directors (the “Board”) may consist of no fewer than three directors, with the specific number to be authorized by the Board from time to time at its discretion. The Board is presently authorized to consist of nine members, and currently includes the following eight individuals.

Class III Directors	Class I Directors	Class II Directors
Terms expiring at the 2022 Annual Meeting	Terms expiring at the 2023 Annual Meeting	Terms expiring at the 2024 Annual Meeting
● Rachel K. King ● Michael A. McManus, Jr., J.D.* ● James F. Young, Ph.D., Chairman of the Board	● Gregg H. Alton, J.D. ● Stanley C. Erck	● Richard H. Douglas, Ph.D. ● Margaret G. McGlynn, R. Ph. ● David M. Mott

* Mr. McManus will not be standing for election at the Annual Meeting.

Members of the Board are divided into three classes, designated as Class I, Class II, and Class III, each serving staggered three-year terms. The terms of the Class III directors expire at the 2022 Annual Meeting. The terms of the Class I and Class II directors will expire at the 2023 and 2024 Annual Meetings of Stockholders, respectively. A director of any class who is elected by the Board to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he or she is elected. A director who is elected by the Board to fill a vacancy arising in any other manner holds office for the remaining term of his or her predecessor. Directors elected by the stockholders at an annual meeting to succeed those whose terms expire at the meeting are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified.

In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships must be apportioned by the Board among the three classes to ensure that no one class has more than one director more than any other class, unless otherwise determined by a resolution of the Board. However, since existing directors cannot move across classes, the number of directors continuing in office following the Annual Meeting, as well as the nominees for election at the Annual Meeting, including their ages and positions as of April 15, 2022, are reflected below followed by biographical information for each such director and nominee.

The Board recommends that stockholders vote FOR the election of the nominees.

Nominees for Election as Class III Directors

After recommendation by the Nominating and Corporate Governance Committee, the Board has designated Rachel K. King and Dr. James F. Young as nominees for election as Class III directors of the Company at the Annual Meeting. If elected, each such nominee will serve until the expiration of his or her term at the 2025 Annual Meeting of Stockholders and until his or her successor is elected and qualified. Ms. King and Dr. Young have consented to being named in this Proxy Statement and to serve if elected. The Board has no reason to believe that Ms. King and Dr. Young will be unable or unwilling to serve if elected. If any nominee becomes unavailable to serve as a director, the persons named in the proxy will vote the proxy for a substitute nominee or nominees as they, in their discretion, shall determine. Michael A. McManus, Jr., J.D. will not be standing for election at the Annual Meeting.

Information on the nominees follows.

NOVAVAX, INC. 2022 PROXY STATEMENT | 7

Board of Directors and Corporate Governance

AGE 62 INDEPENDENT DIRECTOR SINCE 2018 COMMITTEES ● Compensation ● Nominating and Corporate Governance	RACHEL K. KING

CAREER HIGHLIGHTS

GlycoMimetics, Inc.

●    Founder and former Chief Executive Officer (2003 to 2021)

New Enterprise Associates

●    Executive in Residence (2001 to 2003)

Novartis Corporation

●    Senior Vice President (1999 to 2001)

Genetic Therapy, Inc.

●    Manager of Laboratory Operations from 1989 to 1993 and Vice President for Product Planning from 1993 to 1996 including early-stage development, initial public offering and acquisition by Novartis; Chief Executive Officer of GTI, a wholly owned subsidiary of Novartis from 1996 to 1998.

Ms. King worked previously at ALZA Corporation and Bain and Company

OTHER CURRENT PUBLIC COMPANY BOARDS

●    GlycoMimetics (Nasdaq: GLYC)

OTHER CURRENT DIRECTORSHIPS

●    Executive Committee of the Biotechnology Innovation Organization

●    University of Maryland BioPark

EDUCATION

●    M.B.A., Harvard Business School

●    Bachelor of Arts, Dartmouth College

KEY SKILLS AND QUALIFICATIONS

Ms. King is well-suited to serve on our Board due to her successful growth and development of businesses and products, her experience as a chief executive officer of a public company, and her significant experience in governance, legal, finance and risk management.

AGE 69 INDEPENDENT DIRECTOR SINCE 2010 CHAIRMAN OF THE BOARD SINCE 2011 COMMITTEES ● Nominating and Corporate Governance ● Research and Development	JAMES F. YOUNG, PH.D.

CAREER HIGHLIGHTS

Targeted Microwave Solutions, Inc.

●    Former Chairman of the Board and Chief Executive Officer (2016 to 2018)

MedImmune, Inc.

●    Former President, Research and Development (2000 to 2008)

●    Executive Vice President, Research and Development (1999 to 2000)

●    Senior Vice President (1995 to 1999)

●    Senior Vice President, Research and Development (1989 to 1995)

OTHER CURRENT DIRECTORSHIPS

●    Sagimet Biosciences, a privately-held biopharmaceutical company

EDUCATION

●    Ph.D. in Microbiology and Immunology, Baylor College of Medicine

●    Bachelor of Science degrees in General Science and Biology, Villanova University

KEY SKILLS AND QUALIFICATIONS

Dr. Young is well-suited to serve on our Board due to his years of experience in the fields of molecular genetics, microbiology, immunology, and pharmaceutical development. In addition, Dr. Young brings extensive scientific background and experiences, particularly in the areas of vaccine research and development.

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Board of Directors and Corporate Governance

Directors Continuing as Class I Directors

AGE 56 INDEPENDENT DIRECTOR SINCE 2020 COMMITTEES ● Audit	GREGG H. ALTON, J.D.

CAREER HIGHLIGHTS

Gilead Sciences

●    Served in an array of leadership roles across a portfolio of responsibilities for more than 20 years from 1999 to 2019, including:

●    Interim Chief Executive Officer

●    Chief Patent Officer, responsible for Gilead’s government affairs, public affairs, patient outreach and engagement initiatives, as well as efforts to facilitate access to its medicines globally

●    Oversight for commercial operations in Europe, Asia, Latin America, and Africa, as well as government affairs, public affairs and global medical affairs

●    General Counsel and Chief Compliance Officer

Cooley Godward, LLP

●    Attorney, specializing in corporate finance transactions for healthcare and information technology companies (1993 to 1996 and 1998 to 1999)

OTHER PUBLIC COMPANY BOARDS

●    Corcept Therapeutics (Nasdaq: CORT)

●    Enochian Biosciences (Nasdaq: ENOB)

OTHER CURRENT DIRECTORSHIPS

●    Several non-profit organizations, including Black Women’s Health Imperative, AIDSVu and the Boys and Girls Clubs of Oakland

EDUCATION

●    J.D., Stanford University

●    Bachelor of Science in Legal Studies, University of California, Berkeley

KEY SKILLS AND QUALIFICATIONS

Mr. Alton is well-suited to serve on our Board. His extensive industry experience and broad global experience across multiple business areas and his deep insight in infectious disease will contribute to the Board’s understanding of our mission and corporate goals.

AGE 73 DIRECTOR SINCE 2009 COMMITTEES ● None	STANLEY C. ERCK

CAREER HIGHLIGHTS

Novavax, Inc.

●    President and Chief Executive Officer of Novavax, Inc. (April 2011 to present)

●    Interim Chief Financial Officer (November 2017 to March 2018)

●    Executive Chairman (February 2010 to April 2011)

Iomai Corporation

●    President and Chief Executive Officer (2000 to 2008, when it was acquired by Intercell AG)

Mr. Erck previously held leadership positions at Procept, a publicly traded immunology company, Integrated Genetics, now Sanofi Genzyme, and Baxter International

OTHER PUBLIC COMPANY BOARDS

●    MaxCyte, Inc. (Nasdaq: MXCT)

OTHER CURRENT DIRECTORSHIPS

●    MDBio Foundation

EDUCATION

●    M.B.A., University of Chicago

●    Bachelor of Science in Economics, University of Illinois

KEY SKILLS AND QUALIFICATIONS

Mr. Erck is well-suited to serve on our Board due to his leadership experience in the biotechnology industry, having held chief executive officer positions for several companies, and his extensive experience of serving on other public company boards.

NOVAVAX, INC. 2022 PROXY STATEMENT | 9

Board of Directors and Corporate Governance

Directors Continuing as Class II Directors

AGE 69 INDEPENDENT DIRECTOR SINCE 2010 COMMITTEES ● Audit ● Compensation ● Research and Development	RICHARD H. DOUGLAS, PH.D.

CAREER HIGHLIGHTS

Genzyme Corporation

●    Former Senior Vice President, Corporate Development (1989 to 2011)

●    Dr. Douglas led Genzyme Corporation’s Corporate Development team, and was involved in numerous acquisitions, licenses, financings, joint ventures, and strategic alliances

Integrated Genetics

●    Dr. Douglas served in science and corporate development capacities (1982 until its merger with Genzyme Corporation in 1989, now Sanofi Genzyme)

OTHER PUBLIC COMPANY BOARDS

●    Alderya Therapeutics (Nasdaq: ALDX)

●    MaxCyte, Inc. (Nasdaq: MXCT)

OTHER CURRENT DIRECTORSHIPS

●    University of Michigan Technology Transfer National Advisory Board

EDUCATION

●    Postdoctoral fellow, Dr. Leroy Hood’s laboratory at the California Institute of Technology

●    Ph.D. in Biochemistry, University of California, Berkeley

●    Bachelor of Science in Chemistry, University of Michigan

KEY SKILLS AND QUALIFICATIONS

Dr. Douglas is well-suited to serve on our Board due to his significant business experience and scientific background.

AGE 62 INDEPENDENT DIRECTOR SINCE 2020 COMMITTEES ● Compensation ● Nominating and Corporate Governance	MARGARET G. MCGLYNN, R. PH.

CAREER HIGHLIGHTS

International AIDS Vaccine Initiative

●    President and Chief Executive Officer, leading extensive partnership efforts to advance the development, global launch and access to a broadly effective HIV vaccine (2011 to 2015)

Merck

●    Served in leadership roles of increasing responsibility for more than two decades (1983 to 2009) including:

●    President, U.S. Hospital and Specialty Products Division

●    President of Merck Vaccines and Infectious Diseases

 OTHER PUBLIC COMPANY BOARDS

●    Amicus Therapeutics (Nasdaq: FOLD)

●    Vertex Pharmaceuticals (Nasdaq: VRTX)

 OTHER CURRENT DIRECTORSHIPS

●    HCU Network America, a patient advocacy organization; Ms. McGlynn founded HCU Network America in 2016 which is focused on the rare genetic disease homocystinuria (HCU) and related disorders

EDUCATION

●    Honorary Doctorate, the State University of New York at Buffalo

●    Master’s in Business Administration and Marketing, The State University of New York at Buffalo

●    Bachelor of Science in Pharmacy, The State University of New York at Buffalo

KEY SKILLS AND QUALIFICATIONS

Ms. McGlynn is well-suited to serve on our Board due to her extensive experience in the pharmaceutical and vaccine industries. In addition, her experience in for-profit and non-profit vaccine organizations and deep experience in vaccine commercialization and understanding of global public health make Ms. McGlynn an ideal board member.

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Board of Directors and Corporate Governance

AGE 56 INDEPENDENT DIRECTOR SINCE 2020 COMMITTEES ● Compensation ● Research and Development	DAVID M. MOTT

CAREER HIGHLIGHTS

Mott Family Capital

●    Private investor

New Enterprise Associates

●    General Partner (2008 to 2020)

MedImmune

●    President and Chief Executive Officer, Vice Chairman (2000 to 2008), during which he led the sale of the company to AstraZeneca in June 2007 for $15.6 billion

●    Served in various senior roles, including Chief Operating Officer and Chief Financial Officer (1992 to 2000)

During the course of his career, Mr. Mott has been involved in more than $40 billion in corporate acquisitions, fundraising, partnerships and other capital formation ventures. He has supported more than 35 initial public offerings or corporate acquisitions, overseen more than a dozen new drugs from development to commercialization, and served on 25 corporate boards.

OTHER PUBLIC COMPANY BOARDS

●    Chairman, Adaptimmune Therapeutics (Nasdaq: ADAP)

●    Chairman, Ardelyx (Nasdaq: ARDX)

●    Chairman, Epizyme (Nasdaq: EPZM)

●    Chairman, Imara (Nasdaq GS: IMRA)

●    Chairman, Mersana Therapeutics (Nasdaq GS: MRSN)

EDUCATION

●    Bachelor of Arts, Dartmouth College

KEY SKILLS AND QUALIFICATIONS

Mr. Mott is well-suited to serve on our Board. His more than three decades of global management, board, and investment experience across numerous private and public biopharmaceutical companies, as well as his extensive experience building, leading, and financing biopharmaceutical companies adds significant value to our Board. The Board believes Mr. Mott’s skill set and experience uniquely position him to contribute significantly as a director. When Mr. Mott joined as a director, the Board understood that Mr. Mott already sat on five public company boards of directors and would be considered “overboarded” by some investors. Mr. Mott indicated that, despite his other commitments, he was confident he had capacity to meaningfully contribute on all his boards, and experience with Mr. Mott on the Board during the last year has validated that judgment. Mr. Mott was willing to contribute the incremental time, and the Board sought Mr. Mott to join the Board, due to the potential for Mr. Mott to assist in the Company’s efforts to help address the substantial health and economic consequences resulting from the COVID pandemic. The other directors have highly valued Mr. Mott’s participation on the Board during the last year.

Information Regarding the Board and Corporate Governance Matters

On March 3, 2022, the Board determined, upon the recommendation by the Nominating and Corporate Governance Committee, that all of the members of the Board are “independent” directors as defined in the Nasdaq listing standards, except Mr. Erck. Mr. Erck is currently the President and Chief Executive Officer of the Company.

During 2021, the Board met 19 times and acted by written consent in lieu of a meeting twice, and the non-employee directors met four times in executive session during the same period. As the severity of the COVID-19 global pandemic continued, the directors convened an additional 13 times during 2021 during which management provided operational updates. Each of our incumbent directors attended at least 75%

of the aggregate of the total number of meetings of the Board they were eligible to attend, as well as the total number of meetings held by all committees on which they served. Dr. Modi was unable to attend 6 of the 19 Board meetings as a result of unavoidable obligations. Dr. Modi resigned from the Board effective March 5, 2022.

Recognizing that director attendance at the Company’s Annual Meeting of Stockholders provides stockholders with an opportunity to communicate with members of the Board, the Company strongly encourages (but does not require) members of the Board to attend such meetings. All of the then-current Board members attended the 2021 Annual Meeting of Stockholders.

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Board of Directors and Corporate Governance

Leadership Structure and Risk Oversight

One of the most critical roles of our Chief Executive Officer and Board members is managing risk. Today’s environment consists of ongoing disruption, innovation, and technological change. Increasing disruption leads to greater risks, which may become greater still because they are often interconnected. The Board separates the positions of Chairman of the Board and Chief Executive Officer thereby allowing our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the commitment that our Chief Executive Officer is required to devote to his position, as well as the commitment required to serve as our Chairman of the Board, particularly as the Board’s oversight responsibilities continue to grow. Mr. Erck and Dr. Young each are responsible for:

PRESIDENT AND CHIEF EXECUTIVE OFFICER

Stanley C. Erck

●    general charge and supervision of the business of the Company

●    managing the risks the Company faces in the ordinary course of operating the business, including reputation risk, culture risk, cybersecurity risk, and extended enterprise risk

CHAIRMAN OF THE BOARD

James F. Young, Ph.D.

●     presiding at all meetings of the Board

●     advising Board committee chairs in fulfilling their roles

●     serving as a liaison between the Board and senior management team

●     mentoring and advising the senior scientific team

●     providing an extensive network of contacts

●     reporting regularly to the Board

Our Chief Executive Officer and Chairman work closely together to execute our strategic plan. Our Chairman leads our Board, serves as a liaison between the Board and senior management team, mentors and advises the senior scientific team, provides an extensive network of contacts, and reports regularly to the Board. We believe the combination of Mr. Erck as the President and Chief Executive Officer and Dr. Young as the Chairman of the Board is an effective leadership structure. The additional avenues of communication between the Board and management associated with having Dr. Young serve as Chairman provide the basis for the proper functioning of the Board and its oversight of management.

Our Chief Executive Officer and senior management team are primarily responsible for managing the risks Novavax faces in the ordinary course of operating the business. The Board actively oversees potential risks and risk management activities by regularly receiving operational and strategic presentations from management, which include discussions of key risks to the business. In addition, the Board delegates risk oversight to each of its key committees within their areas of responsibility.

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For example:

●	Reviews and discusses with management the system of disclosure controls and internal controls over financial reporting and discusses the key risks facing the Company and the processes or actions being taken to mitigate those risks
●	Reviews specific risk areas, such as cybersecurity risk, on a regular basis with input from management
●	Reviews and discusses with the Senior Vice President, Information Technology the current cybersecurity risks and our cybersecurity risk management program and activities
●	Oversees the Company's Enterprise Risk Management function

●	Oversees incentive compensation programs and strategies, as well as key employee retention issues

●	Periodically reviews the current Directors’ skill sets and the Company’s anticipated future needs
●	Oversees the Company’s corporate governance structure
●	Oversees the Company’s policies and practices with respect to corporate social responsibility and environmental sustainability

●	Periodically reviews and assesses the Company's research and development programs
●	Oversees strategies and investments specific to research and development programs

Board committees are chaired by independent directors and at each Board meeting the committee chairs deliver reports to the full Board on the activities and decisions made by the committees at recent meetings. In addition, there is significant cross-over of members of the various committees allowing information to flow freely outside of a full board meeting.

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Board of Directors and Corporate Governance

Board Committees

Our Board currently maintains four standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Research and Development Committee. In addition to the descriptions below, please refer to the “Compensation Committee Report” and the “Audit Committee Report” included in this Proxy Statement. The members of the committees are shown below.

Committee Memberships
Director	Independent	Audit	Compensation	Nominating and Corporate Governance	Research and Development
Gregg H. Alton, J.D.
Richard H. Douglas, Ph.D.
Stanley C. Erck
Rachel K. King
Margaret G. McGlynn, R. Ph.
Michael A. McManus, Jr., J.D.
David M. Mott
James F. Young, Ph.D.

Committee Chair	Committee Member	Chairman of the Board	Audit Committee Financial Expert

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Audit Committee	Meetings in 2021: 6
MEMBERS ● Gregg H. Alton, J.D. ● Michael A. McManus, Jr., J.D.	● Richard H. Douglas, Ph.D.
During 2021, the Audit Committee met six times and acted by written consent in lieu of a meeting once.

PRINCIPAL RESPONSIBILITIES

The Audit Committee is responsible for:

●       the appointment, compensation, retention, and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services; the Audit Committee meets with our independent registered public accounting firm to discuss the scope and results of its examination and reviews the financial statements and reports contained in the Company’s periodic and other financial filings

The Audit Committee’s authority and responsibilities include but are not limited to:

●       review the adequacy and efficacy of all accounting, auditing, and financial control systems, as well as disclosure controls and procedures

●       monitor the adequacy of our accounting and financial reporting processes and practices

●       consider any issues raised by its members, the independent registered public accounting firm, and employees

●      oversee the Company’s compliance with applicable federal and state laws and regulations, and the implementation and operation of the Company’s corporate compliance program

●    annually review the Company’s corporate compliance program with the Company’s Chief Legal Officer and Chief Compliance Officer, and monitor the program’s progress and results during the year

●      oversee the Company's Enterprise Risk Management function

The Audit Committee is authorized to investigate any matter brought to its attention, retain the services of independent advisors (including legal counsel, auditors, and other experts), and receive and respond to concerns and complaints relating to accounting, internal accounting controls, and auditing matters.

The Audit Committee meets regularly with both the Company’s management team and its independent auditor. At times, the Audit Committee meets in executive session without management or the independent auditor present.

CHARTER

●       The Audit Committee acts pursuant to a written charter as adopted by the Board. A current copy of the charter is available on the Company’s website at www.novavax.com.

●       The Audit Committee reviews and evaluates its charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement.

AUDIT COMMITTEE REPORT

●        The Audit Committee Report is on page 81 of this Proxy Statement.

QUALIFICATIONS

●       Each Audit Committee member is an “independent director,” as defined by the listing standards of the Nasdaq.

●       The Board has determined that each of Mr. McManus and Mr. Alton qualifies as an “audit committee financial expert,” as defined by the rules and regulations of the Securities and Exchange Commission, and is financially sophisticated, as required by the listing standards of the Nasdaq.

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Compensation Committee	Meetings in 2021: 11
MEMBERS ● David M. Mott ● Richard H. Douglas, Ph.D. ● Rachel K. King	● Margaret G. McGlynn, R. Ph. ● Michael A. McManus, Jr., J.D.
During 2021, the Compensation Committee met eleven times and acted by written consent in lieu of a meeting twice.

PRINCIPAL RESPONSIBILITIES

The Compensation Committee is responsible for:

●       assisting the Board with its responsibilities relating to the compensation of the Company’s officers and directors and the development, administration and oversight of the Company’s compensation and benefits plans

●      reviewing and recommending salaries and other compensatory benefits for employees, executive officers, and directors

The Compensation Committee’s authority and responsibilities include, but are not limited to:

●       review and recommend to the Board the goals and objectives relevant to our Chief Executive Officer and other executive officers; annually evaluate the performance of the Chief Executive Officer and other executive officers; approve or recommend to the Board the compensation levels and annual awards for the Chief Executive Officer and other executive officers

●       oversee our overall compensation philosophy, policies, and programs

●       administer and periodically review stock ownership guidelines

●       make recommendations to the Board about the compensation of directors

●       approve and administer our equity-based plans and awards and management incentive compensation plans

●      review and approve employment agreements, severance arrangements, retirement arrangements, change in control provisions, and any supplemental benefits or perquisites for executive officers and senior management

The Compensation Committee has the authority to engage independent compensation consultants or advisors, as it may deem appropriate in its sole discretion, and to approve related fees and retention terms.

The Compensation Committee routinely holds meetings, some of which management attends, as well as executive sessions without management, where compensation is discussed. The chair of the Compensation Committee is responsible for leadership of the Compensation Committee and sets meeting agendas.

The Compensation Committee may request that any executive officer or employee, outside counsel, or consultant attend Compensation Committee meetings or confer with any members of, or consultants to, the Compensation Committee. The Compensation Committee is supported in its efforts by our Legal and Human Resources teams, to which the Compensation Committee delegates authority for certain administrative functions. The Chief Executive Officer gives performance assessments and compensation recommendations for each executive officer (other than himself). The Chairman gives performance assessments and compensation recommendations for the Chief Executive Officer. The Compensation Committee considers the Chief Executive Officer’s and the Chairman’s recommendations and the information provided by the Human Resources team in its deliberations regarding executive compensation. The compensation of the executive officers is based on these deliberations. The Chief Executive Officer and the Executive Vice President, Chief Human Resources Officer generally attend Compensation Committee meetings but are not present for executive sessions or any discussion of their own compensation.

CHARTER

●       The Compensation Committee acts pursuant to a written charter as adopted by the Board; a current copy of the charter is available on the Company’s website at www.novavax.com.

●       The Compensation Committee reviews and evaluates its charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement.

COMPENSATION COMMITTEE REPORT

●       The Compensation Committee Report is on page 45 of this Proxy Statement.

QUALIFICATIONS

●      Each Compensation Committee member is a “non-employee director,” as defined by Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and an “independent director,” as defined by the listing standards of the Nasdaq, including the heightened standards that apply to compensation committee members.

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Nominating and Corporate Governance Committee	Meetings in 2021: 4
MEMBERS ● James F. Young, Ph.D. ● Rachel K. King	● Margaret G. McGlynn, R. Ph.
During 2021, the Nominating and Corporate Governance Committee met four times and did not act by written consent in lieu of a meeting.

PRINCIPAL RESPONSIBILITIES

The Nominating and Corporate Governance Committee is responsible for:

●     reviewing and making recommendations to the Board regarding the Board’s size, structure, and composition

●       establishing criteria for Board membership

●       identifying and evaluating candidates qualified to become members of the Board, including candidates proposed by stockholders

●     selecting, or recommending for selection, director nominees to be presented for approval at the Annual Meeting of Stockholders and to fill vacancies on the Board

The Nominating and Corporate Governance Committee's authority and responsibilities include, but are not limited to:

●       oversee the Company’s corporate governance guidelines

●       oversee the Company’s policies and practices with respect to corporate social responsibility and environmental sustainability

●       evaluate Company policies relating to the recruitment of Board members

●       develop and recommend to the Board corporate governance policies and practices

●      oversee management’s plans for succession to senior management positions

The Nominating and Corporate Governance Committee’s goal is to contribute to the effective representation of the Company’s stockholders and to play a leadership role in shaping the Company’s corporate governance.

In reviewing and evaluating director candidates, including candidates submitted by stockholders, the Nominating and Corporate Governance Committee does not differentiate between candidates based on the proposing constituency, but rather applies the same criteria to each candidate.

CHARTER

●       The Nominating and Corporate Governance Committee acts pursuant to a written charter as adopted by the Board; a current copy of the charter is available on the Company’s website at www.novavax.com.

●        The Nominating and Corporate Governance Committee reviews and evaluates its charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement.

QUALIFICATIONS

●      Each Nominating and Corporate Governance Committee member is an “independent director,” as defined by the listing standards of the Nasdaq.

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Research and Development Committee	Meetings in 2021: 1
MEMBERS ● James F. Young, Ph.D. ● David M. Mott	● Richard H. Douglas, Ph.D.
During 2021, the Research and Development Committee met once and did not act by written consent in lieu of a meeting.

PRINCIPAL RESPONSIBILITIES

The Research and Development Committee is responsible is responsible:

●      reviewing and assessing the Company’s research and development programs, with the Committee Chair playing a day-to-day role providing input on key aspects of such research and development programs

●     evaluating the Company’s progress in achieving research and development goals and objectives, and make recommendations to the Board on modifications to the Company’s research and development goals and objectives

●       reviewing and assessing the Company’s intellectual property portfolio and strategy

●       reviewing the Company’s regulatory efforts and strategy

The Research and Development Committee's authority and responsibilities include, but are not limited to:

●      oversee management’s exercise of its responsibility to assess and manage risks associated with the Company’s research and development programs and regulatory matters

●      select, retain, and supervise any advisors as the Committee deems necessary, in its discretion, to fulfill its mandates under its Charter, and compensate, at the expense of the Company, such advisors

The Research and Development Committee’s goal is to contribute to the Company’s development of a robust intellectual property portfolio, and to play a leadership role in shaping the Company’s research and development programs and strategies.

CHARTER

●       The Research and Development Committee acts pursuant to a written charter as adopted by the Board; a current copy of the charter is available on the Company’s website at www.novavax.com.

●       The Research and Development Committee reviews and evaluates its charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement.

QUALIFICATIONS

●      Each Research and Development Committee member is an “independent director,” as defined by the listing standards of the Nasdaq.

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Nomination Procedures

Stockholders who wish to nominate qualified candidates to serve as directors may do so in accordance with the procedures set forth in the Company’s By-laws, which procedures did not change during the last fiscal year. As stated in the By-laws, a stockholder must notify the Company in writing, by notice delivered to the attention of the Secretary of the Company at the address of the Company’s principal executive offices, of a proposed nominee.

In order to ensure meaningful consideration of such candidates, notice must be received not less than 60 days nor more than 90 days prior to the anniversary date of the applicable year’s Annual Meeting of Stockholders. However, in the event the date of the applicable year’s Annual Meeting of Stockholders is more than 30 days before or after the anniversary date of the prior year’s Annual Meeting of Stockholders, notice by the stockholder to be timely it must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first.

The notice must include the following information for each proposed nominee:

•	name, age, business and residence address;

•	his or her principal occupation or employment;

•	the class and number of shares of capital stock and other securities of the Company, if any, which are beneficially owned by such nominee and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person with respect to the Company’s securities; and

•	any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations, or is otherwise required, in each case pursuant to applicable law.

The notice must also include with respect to the stockholder giving the notice and each Stockholder Associated Person:

•	the name and address, as they appear on the Company’s books, of such stockholder;
•	a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and each Stockholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand;
•	the class and number of shares of capital stock and other securities of the Company that are owned by such person; and

•	any derivative positions held of record or beneficially by such person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person, with respect to the Company’s securities.

For purposes of this Proxy Statement, a “Stockholder Associated Person” of any stockholder means:

(i)	any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of the stockholder who owns beneficially or of record any capital stock or other securities of the Company or, through one or more derivative positions, has an economic interest (whether positive or negative) in the price of securities of the Company, and

(ii)	any person acting in concert with such stockholder or any affiliate or associate of such stockholder with respect to the capital stock or other securities of the Company.

In addition, any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Company. The completed questionnaire shall be submitted within ten days after the Company provides the questionnaire. The Company may require any proposed nominee to furnish other information as may reasonably be required to determine the eligibility of the nominee to serve as a director. Nominations received through this process will be forwarded to the Nominating and Corporate Governance Committee for review.

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Board of Directors and Corporate Governance

If Proposal No. 5 is approved at the Annual Meeting, stockholders who wish to nominate directors at the Annual Meeting of Stockholders and who wish the nomination to be included in our proxy materials for such Annual Meeting of Stockholders should follow the procedures described in the Company’s By-Laws as amended and restated pursuant to Proposal No. 5. These procedures require that the Company receive notice of the nomination in writing at the Company’s principal executive offices not less than 120 days nor more than 150 days prior to the anniversary date of the applicable year’s Annual Meeting of Stockholders. However, in the event the date of the applicable year’s Annual Meeting of Stockholders is more than 30 days before or after the anniversary of the prior year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever comes first. The notice must be given in the manner and must include the information and representations required by our By-laws, as amended and restated, if Proposal No. 5 is approved at the Annual Meeting.

The Nominating and Corporate Governance Committee strives to maintain a board of directors with a diverse set of skills and qualifications to ensure the board of directors is adequately serving the needs of the Company’s stockholders. Before evaluating director candidates, the Nominating and Corporate Governance Committee reviews the skills and qualifications of the directors currently serving on the Board and identifies any areas of weakness or skills of particular importance. On the basis of that review, the Nominating and Corporate Governance Committee will evaluate director candidates with those identified skills. While the Nominating and Corporate Governance Committee does not have a formal policy on Board diversity, the committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experiences, underrepresented classes, and other factors that contribute to the Board having an appropriate range of expertise, talents, diversity, experiences, and viewpoints. The Nominating and Corporate Governance Committee considers the following skills and experiences necessary to the Board: industry knowledge, clinical development expertise, commercialization expertise, manufacturing expertise, financial expertise and capital raising experience, and scientific or medical education and experience, particularly in vaccine-related fields.

While there are no set minimum requirements, a candidate should:

•	be intelligent, thoughtful, and analytical
•	have excelled in both academic and professional settings

•	possess superior business-related knowledge, skills, and experience

•	demonstrate achievement in his or her chosen field

•	reflect the highest integrity, ethics, and character

•	be free of actual or potential conflicts of interest

•	have the ability to devote sufficient time to the business and affairs of the Company

•	demonstrate the capacity and desire to represent the best interests of our stockholders as a whole

In addition to the above criteria (which may be modified from time to time), the Nominating and Corporate Governance Committee may consider such other factors as it deems in the best interests of the Company and its stockholders and that may enhance the effectiveness and responsiveness of the Board and its committees. Finally, the Nominating and Corporate Governance Committee must consider a candidate’s independence to make certain the Board includes at least a majority of “independent” directors to satisfy all applicable independence requirements, as well as a candidate’s financial sophistication and special competencies.

The Nominating and Corporate Governance Committee identifies potential candidates through referrals and recommendations, including by incumbent directors, management, and stockholders, as well as through business and other organizational networks. To date, the Nominating and Corporate Governance Committee has not retained or paid any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although it reserves the right to engage executive search firms and other third parties to assist in finding suitable candidates.

Current members of the Board with the requisite skills and experience are considered for re-nomination, balancing the value of the member’s continuity of service with that of obtaining a new perspective, and considering each individual’s contributions, performance and level of participation, the current composition of the Board, and the Company’s needs. The Nominating and Corporate Governance Committee also must consider the age and length of service of incumbent directors.

The Board adopted a policy in 2005 not to re-nominate a director for re-election if such director has served ten years as a director or has reached 75 years of age, unless circumstances exist which cause the Nominating and Corporate Governance Committee to believe that despite such factors, such a nomination was in the best interest of the Company and its stockholders.

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Board of Directors and Corporate Governance

In accordance with this policy, although Dr. Young will have served on our Board for more than ten years, the Nominating and Corporate Governance Committee determined to nominate him for reelection to the Board at the Annual Meeting due to his extensive knowledge of our corporate history, operations and strategy, and the Company’s urgent objective in developing its NVX-CoV2373 vaccine. If any existing members does not wish to continue in service or if it is decided not to re-nominate a director, new candidates are identified in accordance with those skills, experience, and characteristics deemed necessary for new nominees, and are evaluated based on the qualifications set forth above. In every case, the Nominating and Corporate Governance Committee meets (in person or telephonically) to discuss each candidate and may require personal interviews before final approval. Once a slate of nominees is selected, the Nominating and Corporate Governance Committee presents it to the full Board.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines that are available on the Company’s website at www.novavax.com.

Environmental, Social, and Governance (“ESG”) Matters

At Novavax, we are committed to improving health globally through the discovery, development, and commercialization of innovative vaccines to prevent serious infectious diseases. Our Board and management understand that delivering on our mission also includes an emphasis on corporate sustainability, including ESG considerations. Accordingly, in the second half of 2021, our Board assigned oversight of our ESG policies and practices to the Nominating and Corporate Governance Committee, as set forth in its charter. As part of this effort, we plan to engage both internal and external stakeholders in ESG-specific conversations and identify priority ESG-related objectives. We expect that these engagements will enhance our commitment to these important topics.

Vaccine Access

We believe our societal impact is significant, especially considering the critical role we are currently playing in the global response to the COVID-19 pandemic. For patients and society to benefit from the vaccines we develop, we believe they must be available to those who will benefit from them. We intend to continue to actively engage with stakeholders across the global healthcare community to address barriers to vaccine access. Program highlights include:

•	Entered into an advance purchase agreement (“APA”) with Gavi, the Vaccine Alliance, to make available 1.1 billion doses of NVX-CoV2373 to countries participating in the COVAX facility, which was established to allocate and distribute vaccines equitably to participating countries and economies.

•	Entered into APAs with the European Commission and several countries the terms of which permit donations of NVX-CoV2373 to other countries, governments, or charitable organizations.

Corporate Responsibility and Ethical Standards

Every day, we work to create vaccines to address unmet medical needs and improve the lives of people all over the world. But equally important to what we do, is how we do it. We pride ourselves on being a company built on our core values of agility, collaboration, integrity, courage, innovation and resilience. We are committed to conducting our business responsibly and ethically. Our core compliance principles include integrity, excellence, commitment, respect, and responsibility. This is demonstrated through the range of policies, practices, and initiatives we have implemented, encompassing areas such as compliance, responsible sales and marketing, ethical clinical trials, responsible supply chain, and product quality and safety. Program highlights include:

•	Hired a full-time, dedicated Chief Compliance Officer responsible for developing, administering, and monitoring Novavax’ compliance program. The core components of our compliance program include: a compliance training curriculum (both online and in-person) to ensure employee awareness and understanding of relevant protocols; policies and procedures that provide substantive direction and practical guidance to reduce non-compliance; third-party due diligence to effectively vet and monitor our relationships with suppliers, vendors, licensees and other partners; and messaging through a variety of channels to promote our compliance initiatives. The Chief Compliance Officer provides periodic updates on the Compliance Program to the Audit Committee and Board.

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Board of Directors and Corporate Governance

•	In 2021, our Board revised and updated the Novavax Code of Conduct. All employees receive Novavax annual training on our Code of Conduct.

•	Maintain a global hotline for reporting of any compliance concerns. The hotline is available 24 hours a day, 365 days a year and is operated by a third-party compliance management provider, enabling automated and anonymous reporting.

Environmental Sustainability

As our business continues to grow, we recognize the importance of understanding, mitigating, and reporting on our global environmental footprint. As we continue to gain a better understanding of our office, lab, manufacturing facilities, and other direct and indirect greenhouse gas emission sources, we will work to develop additional strategic reduction methods and lower energy-related costs. Our next steps will be to establish better tracking and measurement tools, refine strategies and determine targets to drive our environmental performance. Program highlights include:

•	Our 700 Quince Orchard office space located in Gaithersburg, Maryland is on track to receive WELL Platinum certification. As one of 35 WELL certified buildings in North America, this building will meet rigorous standards for materials selection, indoor air quality, and acoustics. In addition, our operations and policies contribute to earning high marks in all the 10 WELL Concepts: Air, Water, Nourishment, Light, Movement, Thermal Comfort, Sound, Materials, Mind, and Community.

•	Installed filtered water fountains throughout our facilities to help eliminate can and bottle use, provided reusable mugs and cups to employees, and furthered our transition to a paperless environment.

Diversity, Equity, and Inclusion (“DEI”)

Our culture of DEI enables us to create, develop, and fully leverage the strengths of our workforce to meet our growth objectives. As of December 31, 2021, approximately 52% of our employees in the United States are female. As of February 2022, approximately 55% of our research and development employees are female. We are focused on growing and maintaining our diverse workforce and we believe our DEI strategy will enable us to continuously improve and excel. Program highlights include:

•	Completed an evidence-based analysis of our current DEI state, resulting in a multi-year road map and strategy to drive diversity and inclusion.

•	Held the first annual Novavax Women’s Leadership Forum.

•	Hired a full-time, dedicated DEI and Employee Engagement Manager focused on actions to build an inclusive workforce.

Human Capital Management

We have undertaken significant hiring to facilitate manufacturing of our COVID-19 vaccine, in addition to building out our commercial and regulatory organizations, as well as other functions. We began 2021 with approximately 690 employees and ended the year with almost 1,432 employees globally. We seek to attract, retain, and reward a high-performance workforce in an extremely competitive recruitment and retention market to achieve Novavax’ mission, vision, and goals. To nurture, grow, and treat our employees fairly is imbued in our culture, and we have invested in creating an exceptional work culture. Program highlights include:

•	Generous total rewards package includes competitive market pay and comprehensive benefits that are among the best in our industry, including insurance to protect and maintain health, income protection through our short- and long-term disability programs, adoption assistance and paid parental leave programs.

•	Services to assist in balancing work and personal life, such as backup child, adult, and elder care, and financial wellbeing programs, including monthly financial wellness seminars, one-on-one financial planning sessions, and debt and credit management support. We provide employees with a concierge service to assist employees with tasks including, but not limited to: finding and booking auto services; sourcing pet sitters and boarders; researching online and in-person tutors; suggesting community events; providing vacation ideas; finding and booking home cleaners, plumbers, HVAC, and landscaping services; finding and booking yoga, personal training sessions, and spin classes; suggesting nutritional meals and recipes; and researching day care center availability and ratings.

•	Several digital apps that allow our employees to connect to an online licensed therapist or to access activities that are designed to reduce stress and anxiety and increase mindfulness and emotional well-being. We have a robust employee assistance program for employees to access support for a variety of life events.

•	Tuition and continuing education reimbursement, and an array of training and professional development opportunities, including on-the-spot coaching with executive coaches and access to the LinkedIn Learning library of over 16,000 on-demand video tutorials that address skills, knowledge, and behaviors related to business, leadership, technology, and innovation.

•	We provide an Executive Development Program for employees identified as having high potential and for employees who have been identified as potential successors to leadership positions. Our Executive Development Program includes executive coaching engagements and leadership development programs designed to strengthen

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Board of Directors and Corporate Governance

our leadership bench and accelerate and prepare our top talent for future growth. Professional development learning series are available to all employees and focus on self-awareness, collaboration, hybrid working, and business acumen.

Stock Ownership Guidelines

In June 2021, the Board adopted stock ownership guidelines (the “Stock Ownership Guidelines”) for our executive team and Board to promote ongoing alignment between our executive team, directors, and stockholders. The Stock Ownership Guidelines are described below under “Compensation Discussion and Analysis.”

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Board of Directors and Corporate Governance

Code of Conduct

The Board has adopted a Code of Conduct (“Code of Conduct”) that applies to each employee, officer, and director, including but not limited to, the Chief Executive Officer and Chief Financial Officer. The Code of Conduct is reviewed at least annually by the Nominating and Corporate Governance Committee. A current copy of the Code of Conduct, is available on the Company’s website at www.novavax.com. The Company intends to disclose on its website any future amendments to and waivers of the Code of Conduct that apply to its Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer, and persons performing similar functions.

Stockholder Communications with the Board of Directors

The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing such communications. Stockholders may send written communications to the entire Board or individual directors, addressing them to:

MAIL	Novavax, Inc. Attention: Corporate Secretary 21 Firstfield Road Gaithersburg, Maryland 20878	EMAIL	ir@novavax.com Mark “Attention: Corporate Secretary” in the “Subject” field

All such communication must identify the author as a stockholder and include the stockholder’s full name, address, and a telephone number. If the communication is intended for a specific Board member, the name of such Board member should be noted in the communication. The Corporate Secretary, or his designee, will forward any such correspondence to the intended recipient. However, the Corporate Secretary, or his designee, in his or her discretion, may not forward the communication that relates to ordinary business affairs, is clearly of a marketing nature, or is unduly hostile, threatening, illegal, or similarly inappropriate for the Board’s consideration.

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Board of Directors and Corporate Governance

Delinquent Section 16(a) Reports

To the Company’s knowledge, based upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during 2021, all filing requirements applicable to the Company’s officers, directors and greater than 10% beneficial owners pursuant to Section 16(a) of the Exchange Act were complied with, except for one inadvertent late Form 4 for Mr. Herrmann to report the vesting of restricted stock units to Mr. Herrmann’s spouse, who is engaged as a consultant for the Company.

Certain Relationships and Related Transactions

The Company’s Code of Conduct provides that the Audit Committee is responsible for approving all transactions or business relationships involving Novavax and any director or executive officer, including any transactions between Novavax and either the director or officer personally, members of their immediate families, or entities in which they have an interest. In evaluating related party transactions, the Audit Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual directors. The Audit Committee will approve a related party transaction when, in its good faith judgment, the transaction is in the best interest of the Company.

There are no family relationships among any of the directors or executive officers (or any board member nominee) of Novavax. No director, executive officer, nominee, or any associate of any of the foregoing has any interest, direct or indirect, in any proposal to be considered and acted upon at the Annual Meeting (other than the election of directors).

Compensation Committee Interlocks and Insider Participation

During 2021, Dr. Douglas, Ms. King, Ms. McGlynn, Mr. McManus, and Mr. Mott served as members of the Compensation Committee. None of the members of the Compensation Committee was at any time during 2021 an employee or executive officer of Novavax.

No executive officer of the Company currently serves, or during 2021 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

Compensation of Directors

Compensation paid to our non-employee directors is comprised of two components: (i) cash compensation and (ii) equity awards. Stanley C. Erck and Rajiv I. Modi did not receive compensation for service on the Board during the fiscal year ending December 31, 2021.

The Compensation Committee, working with its independent compensation consultant, conducts analyses of our director compensation program and makes recommendations to the Board about the non-employee director compensation program. The Board then approves any changes to the program, as well as the approach to equity compensation for that year. Novavax’ annual non-employee director compensation is generally structured to deliver competitive compensation relative to the peer group used for executive compensation setting purposes.

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Board of Directors and Corporate Governance

CASH COMPENSATION

On December 9, 2021, the Board and Compensation Committee approved increases to certain of our non-employee director cash retainers intended to bring the various retainers in line with approximate market median practice. Our non-employee director cash compensation arrangement for 2021 was as follows:

	Cash Retainer	Cash Retainer
	($)	($)
Non-Employee Director Service	1/1/21–12/9/21	12/9/21–present
Board member	40,000	55,000
Supplemental cash retainers:
Chairperson:
Board	35,000	35,000
Audit Committee	20,000	25,000
Compensation Committee	15,000	20,000
Nominating and Corporate Governance Committee	10,000	11,500
Research and Development Committee	—	15,000
Member:
Audit Committee	10,000	12,000
Compensation Committee	7,500	10,000
Nominating and Corporate Governance Committee	5,000	5,000
Research and Development Committee	5,000	7,500
Board and Committee meetings:

Directors do not receive compensation for attending meetings. Directors are reimbursed for reasonable costs and expenses incurred in connection with attending any Board or committee meetings or any other Company related business activities.

NON-EMPLOYEE DIRECTOR DEFERRED FEE POLICY

The Company’s Director Deferred Fee Policy for its non-employee directors permits an eligible director to defer receipt of all or part of the director’s cash retainer. To defer fees payable during any calendar year, a director must make an election by the end of the preceding calendar year. A director can elect to have 100% of deferred amounts credited to a “cash account” or a “Company common stock account,” or, alternatively, a director may elect to have deferred amounts credited 50% to each account. Cash accounts are credited with interest quarterly at the IRS Applicable Federal Rate for short-term debt instruments for the last month of such calendar quarter. Company Common Stock accounts are credited as if amounts were invested in notional stock units based upon the market price of Common Stock and are credited with additional notional units if dividends are paid on Common Stock. Payment of deferred amounts is to be made in cash upon the occurrence of certain events, including the director’s separation from service, death of the director, or a change in control of the Company. The director may also elect to receive payment of the deferred amounts in a specified year that is not more than ten years from the year in which the director’s fees were earned. A director may elect to receive payment in either a lump sum or in up to ten annual installments.

Dr. Douglas has elected to defer fees earned in the fiscal year ending December 31, 2021. The following table shows how he currently has his deferred fees credited.

Name	Annual Retainer
Richard H.	Cash account	0%
Douglas, Ph.D.	Company Common Stock account	100%

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Board of Directors and Corporate Governance

EQUITY AWARDS

Director Equity Compensation

Historically, we have emphasized equity compensation as a component of our director compensation program in order to conserve cash.

2021 non-employee director annual equity awards were determined in June 2021. On June 17, 2021, after reviewing peer group data provided by Radford, the Compensation Committee granted awards based on the market data provided.

2021 non-employee annual director equity awards generally targeted delivering value at the 75th percentile of the peer group used for executive compensation setting purposes, using data provided by Radford to the Compensation Committee. The Compensation Committee recommended using the 75th percentile in 2021 due to unique aspects of 2021, as the Company continued to transform itself to develop a vaccine to address the global COVID-19 pandemic. While this marks a decrease from the Compensation Committee’s recommendation of using the 90th percentile in 2020, the Compensation Committee’s recommendation nevertheless exceeded the 50th percentile because the level of Board commitment continued to be high in 2021. During 2021, directors devoted substantial time to Company matters. The Board held 19 meetings during 2021; the Board also held 13 operational updates and acted by written consent twice; and Board committees held an aggregate of 22 meetings and took action by written consent three times.

Annual Equity Awards

On June 17, 2021, the Compensation Committee granted options to purchase 1,300 shares of Common Stock to each of Dr. Douglas, Mses. King and McGlynn, and Messrs. Alton, McManus and Mott. In recognition of his service as our Chairman of the Board, Dr. Young was granted an option to purchase 2,600 shares of Common Stock. All of the aforementioned options have an exercise price per share equal to the closing price of a share of Common Stock on the grant date ($179.89) and will vest in full one year from the date of grant subject to continued service on the Company’s Board through the vesting date.

On June 17, 2021, the Compensation Committee granted time-vesting RSUs representing a right to receive 700 shares of Common Stock to each of Dr. Douglas, Mses. King and McGlynn, and Messrs. Alton, McManus, and Mott. In recognition of his service as our Chairman of the Board, Dr. Young received RSUs representing a right to receive 1,400 shares of Common Stock. All of the aforementioned RSUs will vest in full one year from the date of grant subject to continued service on the Company’s Board through the vesting date.

Initial Equity Awards

The Compensation Committee also reviewed our approach to initial equity grants provided to new board members. Any eligible non-employee director who is elected or appointed to the Board will receive an initial equity grant at 1.5x the value of the annual grant value for non-employee directors, which will be granted on the date of appointment and vest in one year from the date of grant, subject to continued service on the Company’s Board through the vesting date.

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Board of Directors and Corporate Governance

DIRECTOR COMPENSATION TABLE

The Company does not pay employee directors additional compensation for service on the Board. The following table sets forth information concerning the compensation paid by the Company to each individual who served as a non-employee director at any time during fiscal year 2021:

	Fees Earned or Paid in Cash(1)	Option Awards(2)	Stock Awards	Total
Name	($)	($)	($)(3)	($)
Gregg H. Alton, J.D.	56,653	212,289	125,923	394,865
Richard H. Douglas, Ph.D.(4)	63,860	212,289	125,923	402,072
Gary C. Evans(5)	27,833	611,000	332,408	971,241
Rachel K. King	53,582	212,289	125,923	391,794
Margaret G. McGlynn, R. Ph.	53,582	212,289	125,923	391,794
Michael A. McManus, Jr., J.D.	63,372	212,289	125,923	401,584
Rajiv I. Modi, Ph.D.(6)	—	—	—	—
David M. Mott	61,391	212,289	125,923	399,603
James F. Young, Ph.D.	84,656	424,579	251,846	761,081

(1)	Represents fees earned in 2021, pro-rated as applicable for a partial year of service.

(2)	Represents options granted in 2021 in respect of 2021 service on the Board. The grant date fair value was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. Assumptions used in the calculation of this amount are included in Note 13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022. Amount shown for Mr. Evans reflects the incremental fair value attributable to the modification of his equity awards during 2021 to provide for vesting of his equity awards at the annual meeting of stockholders in 2021. As of December 31, 2021, the aggregate number of stock options held by each non-employee director is as follows:

Mr. Alton	9,000	Mr. McManus	36,200
Dr. Douglas, Ph.D.	45,700	Dr. Modi	—
Mr. Evans	10,400	Mr. Mott	13,700
Ms. King	34,200	Dr. Young	45,280
Ms. McGlynn	9,000

(3)	Represents restricted stock units granted in 2021 in respect of 2021 service on the Board. The grant date fair value was calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022. Amount shown for Mr. Evans reflects the incremental fair value attributable to the modification of his equity awards during 2021 to provide for vesting of his equity awards at the annual meeting of stockholders in 2021. As of December 31, 2021, the aggregate number of restricted stock units held by each non-employee director is as follows:

Mr. Alton	700	Mr. McManus	700
Dr. Douglas, Ph.D.	700	Dr. Modi	—
Mr. Evans	—	Mr. Mott	700
Ms. King	700	Dr. Young	1,400
Ms. McGlynn	700

(4)	Dr. Douglas’ fees in respect of 2021 were deferred in accordance with the Non-Employee Director Deferred Fee Policy, described above.

(5)	Mr. Evans' term expired at the Company's 2021 Annual Meeting of Stockholders and he did not stand for re-election.

(6)	Due to his relationship with Cadila and CPL Biologicals Private Limited, Dr. Modi did not receive compensation for his services as a director in 2021. Dr. Modi resigned from the Board effective March 5, 2022.

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EXECUTIVE OFFICERS AND COMPENSATION

Proposal 2—Advisory Vote on Executive Compensation (Say-on-Pay)

We are asking stockholders to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement, as required pursuant to section 14A of the Exchange Act (15 U.S.C. 78n-1). The Company provides its stockholders with the opportunity to cast an annual advisory vote to approve the compensation of its Named Executive Officers and this Proposal 2, commonly referred to as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation programs.

As described in detail in the Compensation Discussion and Analysis section and the related tables and narrative disclosure in this Proxy Statement, our executive compensation programs are designed to:

Attract and retain highly qualified executives	Reward executives for meeting the strategic goals and objectives of the Company	Reward strong individual performance	Align executives’ interests with those of our stockholders

Please read the Compensation Discussion and Analysis section for additional details about our executive compensation objectives, philosophy, and programs, along with the compensation paid to our Named Executive Officers with respect to the fiscal year ended December 31, 2021 and the rationale for such compensation.

The Board is asking stockholders to cast a non-binding, advisory vote “FOR” the compensation paid to our Named Executive Officers in 2021, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion included in this Proxy Statement.

We recommend that you vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.

Although the say-on-pay vote we are asking you to cast is non-binding, the Board and the Compensation Committee, who are responsible for designing and administering our executive compensation programs, value the opinions of our stockholders on this Proposal 2 and will consider the outcome of the vote on Proposal 2 when making future compensation decisions for our Named Executive Officers. The Board has determined to provide stockholders with an annual opportunity to approve the compensation of the Named Executive Officers.

The Board recommends that stockholders vote FOR the compensation paid to our Named Executive Officers in 2021.

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Executive Officers and Compensation

Executive Officers

Our executive officers hold office until the first meeting of the Board following the Annual Meeting of Stockholders and until their successors are duly chosen and qualified, or until they resign or are removed from office in accordance with our By-laws. The following information outlines our executive officers, their ages, and positions as of April 15, 2022, followed by biographical information for each executive officer.

STANLEY C. ERCK	JAMES P. KELLY	GREGORY M. GLENN, M.D.	JOHN J.TRIZZINO	JOHN A. HERRMANN III, J.D.
Age 73	Age 56	Age 68	Age 62	Age 56
President and Chief Executive Officer and Director	Executive Vice President, Chief Financial Officer and Treasurer	President, Research and Development	Executive Vice President, Chief Commercial Officer and Chief Business Officer	Executive Vice President, Chief Legal Officer and Corporate Secretary

President and Chief Executive Officer and Director	Stanley C. Erck

CAREER HIGHLIGHTS

Novavax, Inc.

●   President and Chief Executive Officer (April 2011 to present)

●   Interim Chief Financial Officer (November 2017 to March 2018)

●   Executive Chairman (February 2010 to April 2011)

Iomai Corporation

●   President and Chief Executive Officer (2000 to 2008, when it was acquired by Intercell AG)

Mr. Erck previously held leadership positions at Procept, a publicly traded immunology company, Integrated Genetics, now Sanofi Genzyme, and Baxter International.

EDUCATION ● M.B.A., University of Chicago ● Bachelor of Science in Economics, University of Illinois

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Executive Officers and Compensation

Executive Vice President, Chief Financial Officer and Treasurer	James P. Kelly

CAREER HIGHLIGHTS

Novavax, Inc.

●   Executive Vice President, Chief Financial Officer and Treasurer (August 2021 to present)

Supernus Pharmaceuticals

●   Executive Vice President, Chief Financial Officer (October 2020 to August 2021)

 Vanda Pharmaceuticals Inc.

●    Executive Vice President, Chief Financial Officer and Treasurer (February 2017 to March 2020)

●    Senior Vice President, Chief Financial Officer and Treasurer (December 2010 to February 2017)

MedImmune, LLC ● Vice President and Controller ● Director of Sales and Marketing Finance EDUCATION ● M.B.A., Cornell University ● Bachelor of Science in Business, University of Vermont

President, Research and Development	Gregory M. Glenn, M.D.

CAREER HIGHLIGHTS

Novavax, Inc.

●   President, Research and Development (March 2016 to present)

●   Senior Vice President, Research and Development (January 2014 to March 2016)

●   Senior Vice President, Chief Medical Officer (January 2011 to January 2014)

●   Senior Vice President and Chief Scientific Officer (June 2010 to January 2011)

Iomai Corporation, which was acquired by Intercell AG in 2008

●    Chief Scientific Officer and Founder

Johns Hopkins University’s School of Public Health

●   Associate in International Health

Walter Reed Army Institute of Research

●   Clinical and Basic Research Scientist

EDUCATION

●   Graduate of the Medical Research Fellowship, Walter Reed Army Institute of Research

●   M.D., Oral Roberts University School of Medicine

●   Bachelor of Arts in Biology and Chemistry, Whitman College

NOVAVAX, INC. 2022 PROXY STATEMENT | 31

Executive Officers and Compensation

Executive Vice President, Chief Commercial Officer and Chief Business Officer	John J. Trizzino

CAREER HIGHLIGHTS

Novavax, Inc.

●    Executive Vice President, Chief Commercial Officer and Chief Business Officer (August 2021 to present)

●    Executive Vice President, Chief Commercial Officer, Chief Business Officer, and Interim Chief Financial Officer (April 2021 to August 2021)

●    Executive Vice President, Chief Commercial Officer and Chief Business Officer (November 2020 to April 2021)

●    Executive Vice President, Chief Business Officer and Chief Financial Officer (June 2020 to November 2020)

●    Senior Vice President, Chief Business Officer and Chief Financial Officer and Treasurer (March 2018 to June 2020)

●    Senior Vice President, Commercial Operations (March 2014 to March 2018)

●    Senior Vice President, Business Development (August 2010 to September 2011)

●    Senior Vice President, International and Government Alliances (July 2009 to September 2011)

Medimmune, LLC

●    Vice President, Vaccine Franchise

ID Biomedical

●    Senior Vice President, Business Development

Henry Schein, Inc.

●    Vice President, Business Development in the Medical Group

●    Vice President, General Manager, GIV Division

CURRENT DIRECTORSHIPS

ImmunoVaccine, Inc.

●    Chief Executive Officer (September 2011 to September 2013)

●    The Maryland Tech Council

EDUCATION

●    M.B.A., New York University

●    Bachelor of Science, Long Island University, CW Post

Executive Vice President, Chief Legal Officer and Corporate Secretary	John A. Herrmann III, J.D.

CAREER HIGHLIGHTS

Novavax, Inc.

●    Executive Vice President, Chief Legal Officer and Corporate Secretary (June 2020 to present)

●    Senior Vice President, General Counsel and Corporate Secretary (June 2014 to June 2020)

●    Vice President, General Counsel and Corporate Secretary (March 2012 to June 2014)

●    Executive Director, Legal Affairs and Corporate Secretary (April 2010 to March 2012)

Ore Pharmaceuticals

●    General Counsel

Gene Logic

●    Deputy General Counsel (prior to Gene Logic becoming Ore Pharmaceuticals)

Celera Genomics

●    Senior Counsel

Baxter Healthcare

●    Senior Corporate Counsel, Renal Division

EDUCATION

●    J.D., University of Illinois

●    Bachelor of Arts. in Political Science and History, Brown University

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Executive Officers and Compensation

Compensation Discussion and Analysis

CD&A CONTENTS

33	Compensation Discussion and Analysis
33	Overview
34	Executive Compensation Program
35	Stockholder Outreach
35	Objectives of the Executive Compensation Program
36	Attract and Retain Highly Qualified Executives
36	Reward Executives for Meeting Strategic Goals and Objectives of the Company
36	Align Executives’ Interests with Those of Our Stockholders
36	Oversight and Operation of the Executive Compensation Program
37	Process for Setting Executive Compensation
Survey Data
Peer Data
Internal Equity
Independent Compensation Analysis
38	What the Compensation Program Is Designed to Reward
38	Company Performance
38	Individual Performance
39	2021 Performance and Outcomes
39	Elements of Compensation
40	Base Salary
40	Incentive Cash Bonus Program
41	Equity Awards
42	Stock Options
42	Restricted Stock Units
Stock Appreciation Rights
43	Clawback Policy
44	Perquisites and Other Personal Benefits
44	Employment Agreements and Severance Benefits
45	Tax and Accounting Implications
45	Prohibition on Hedging and Pledging Our Company Stock
45	Compensation Risk Assessment

OVERVIEW

The Compensation Discussion and Analysis (the “CD&A”) discusses the compensation of our six executive officers for 2021 (each a “Named Executive Officer” or an “NEO”):

NEO	Title
Stanley C. Erck	President and Chief Executive Officer
James P. Kelly(1)	Executive Vice President, Chief Financial Officer and Treasurer
John J. Trizzino(2)	Executive Vice President, Chief Commercial Officer and Chief Business Officer and Former Interim Chief Financial Officer and Treasurer
Gregory F. Covino(3)	Former Executive Vice President, Chief Financial Officer and Treasurer
Gregory M. Glenn, M.D.	President, Research and Development
John A. Herrmann III, J.D.	Executive Vice President, Chief Legal Officer and Corporate Secretary

(1)	Effective April 16, 2021, Mr. Kelly was appointed as our Executive Vice President, Chief Financial Officer and Treasurer.
(2)	Effective April 12, 2021, Mr. Trizzino was appointed interim Chief Financial Officer and Treasurer of the Company and served in that role until Mr. Kelly was appointed Chief Financial Officer and Treasurer on August 16, 2021.
(3)	Effective April 12, 2021, Mr. Covino resigned from his position as our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Covino remained with the Company as an executive advisor until August 2021 and is currently party to a consulting agreement pursuant to which, at the request of the Company, he will provide consulting services to the Company until August 9, 2022.

The CD&A reviews:

●      the Company’s executive compensation philosophy

●      the objectives and operation of the executive compensation program

●      how compensation was set for 2021

●      the various elements of compensation paid to the executive officers for services during 2021

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Executive Officers and Compensation

EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program is designed to attract, retain, and reward highly qualified executives in an extremely competitive recruitment and retention market to achieve the Company’s mission, vision, and goals. We maintain a compensation philosophy that rewards Company performance as it relates to key performance goals.

The Compensation Committee believes the components of our executive compensation program provide the tools needed to deliver performance-vesting compensation to retain and reward high-performing executives, align with general industry practices, and benefit our stockholders.

2021 Performance Highlights

2021 was a transformative year for Novavax. As the world faced new challenges amid the evolving COVID-19 pandemic, we remained focused on our mission to deliver our COVID-19 vaccine across the globe. By the end of 2021, we successfully achieved provisional approval, conditional marketing authorization, or emergency use authorization around the world and successfully initiated the global rollout of our COVID-19 vaccine. Throughout this pivotal year, the Board sought to retain the team necessary to advance these efforts. The Compensation Committee believes that the 2021 compensation of our Named Executive Officers is appropriate due to the achievement of critical milestones for Novavax. Importantly, it also serves to continue to encourage their extraordinary contributions towards the achievement of our strategic priorities and anticipated milestones in 2022 and beyond, supporting continued value creation for our stockholders. These remarkable efforts contributed to our outstanding operational results in 2021, reflected in the following highlights:

We expanded all areas of our business to support our transition into a global, commercial organization, nearly doubling our global workforce over the course of 2021 to include almost 1,500 employees spanning the U.S., Czech Republic, and Sweden.
In 2021 and into early 2022, we gained regulatory authorizations spanning over 38 countries and Emergency Use Listing from the World Health Organization, representing the potential to reach over 170 countries that encompass over 6 billion total lives.
By the end of 2021, we initiated shipments of our COVID-19 vaccine that continued into 2022, with doses of our vaccine administered across Europe, North America, Asia, Australia, and Oceania.
We expanded our strategic partnerships to support our manufacturing and supply capabilities and solidify our global reach, including with Serum Institute of India Pvt. Ltd., SK bioscience Co., Ltd., and Takeda Pharmaceutical Company Limited.
We built a robust manufacturing and supply network to support over 2 billion annual doses of capacity.
We entered into multiple supply agreements for our COVID-19 vaccine, including with Gavi, the Vaccine Alliance; the European Commission; and various countries globally.
We advanced NVX-CoV2373 through our PREVENT-19 Phase 3 U.S. and Mexico, Phase 3 UK and Phase 2b South Africa trials. Our pivotal Phase 3 clinical trials demonstrated high efficacy against both the original COVID-19 strain and commonly circulating COVID-19 variants of concern, while maintaining a favorable safety profile.
We evaluated NVX-CoV2373 as a homologous booster through multiple studies. We announced positive results from 6-month booster doses in our Phase 2 U.S. and Australia trial and initiated our PREVENT-19 Phase 3 trial booster study.
We initiated our PREVENT-19 pediatric expansion in the U.S. to evaluate NVX-CoV2373 in adolescents ages 12 to 17.
We proactively evaluated NVX-CoV2373’s ability to protect against variant strains in our booster and adolescent studies. In our Phase 2 U.S. and Australia trial, data demonstrated broad cross-reactivity against Omicron and other variants following a 2-dose primary series, with increased immune responses after a 6-month booster dose. In our PREVENT-19 Phase 3 pediatric expansion, data showed robust immune responses in adolescents 2-to-4-fold higher than adults against evaluated variants, including Omicron, following a primary 2-dose regimen.
We advanced our pipeline, including developing and initiating Good Manufacturing Practice of our Omicron-specific variant strain vaccine, as well as initiating clinical evaluation of our COVID-influenza combination vaccine through a Phase 1/2 trial in Australia.

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Executive Officers and Compensation

2021 Pay Decisions

During 2021, we maintained an executive compensation program designed to provide incentives that were necessary to retain key employees to avoid disruption to the Company’s important work around COVID-19.

We conducted our most recent advisory vote on executive compensation at our 2021 Annual Meeting of Stockholders. Our Board and our Compensation Committee value the opinions of our stockholders. Close attention was given to the outcome of this vote even though it is non-binding. Approximately 79% of the votes cast on the advisory vote on executive compensation were in favor of our Named Executive Officer compensation as disclosed in our 2021 proxy statement.

We continued our stockholder outreach in late 2021 and the information we obtain from these engagements is highly valued.

STOCKHOLDER OUTREACH

Active stockholder outreach and interaction is paramount to Novavax’ investor relations strategy. Consistent with that, Novavax attended eight investor conferences in 2021, the majority of which included presentations, fireside chats, and opportunities to meet with institutional investors in virtual settings. Novavax holds an annual stockholder day in the second quarter. In total, Novavax conducted over 200 meetings and conversations with buy-side investors as part of investor conferences and other opportunities to connect with our shareholders and had over 70 interactions with sell-side analysts in 2021. The Company believes these interactions are central to communicating Novavax’ investment opportunity, corporate strategy, milestones and goals, and to obtaining feedback directly from the investment community.

In 2022, in response to the stockholder community, the Board decided to make certain changes to its governance practices, including to recommend eliminating supermajority voting provisions in its charter and bylaws and permitting stockholder access to the Company’s proxy statement with respect to the nomination of directors, each as described further in Proposals 3, 4 and 5 included elsewhere in this proxy statement. Further, the Board approved an amendment to the 2015 Stock Plan to provide for overall limits on non-employee director compensation. If the Amended 2015 Stock Plan described in Proposal 6 included elsewhere in this proxy statement is approved by stockholders, then under the terms of the Amended 2015 Stock Plan, the aggregate value of all compensation paid to granted to a non-employee director for services to the Board in any year, including equity awards under the Amended 2015 Stock Plan and cash fees or other compensation paid outside the Amended 2015 Stock Plan in respect of such individual’s service on the Board, may not exceed $1,500,000 in the case of the chairman of the Board and $1,000,000 in the case of any other non-employee director (or $1,500,000 with respect to the year in which a nonemployee director commences service on the Board).

STOCKHOLDER OUTREACH FORUMS

●    Eight investor conferences, with presentations, fireside chats or meetings with institutional investors

●    Six events hosted by sell-side analysts, including panels, forums, and group calls

●    Our Annual Stockholder Day

IN TOTAL, IN 2021, WE CONDUCTED:
● Over 200 meetings and conversations with buy-side investors as part of investor conferences and other opportunities to connect with our shareholders ● Over 70 interactions with sell-side analysts

OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

The Compensation Committee believes the compensation for our executive officers should be designed to attract, engage, and retain highly qualified executive officers responsible for the success of Novavax and should be determined within a framework that rewards performance and aligns the interests of the executive officers with the interests of the Company’s stockholders.

Within this overall philosophy, the Compensation Committee’s objectives are to:

Attract and retain highly qualified executives	Reward executives for meeting strategic goals and objectives of the Company	Reward strong individual performance	Align executives’ interests with those of our stockholders

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Attract and Retain Highly Qualified Executives

Our executive compensation program is designed to attract, motivate, and retain, from a limited pool of available talent, individuals who are highly experienced with proven records of success, and to provide total compensation that is competitive with Company peers within the biotechnology and pharmaceutical industries.

Reward Executives for Meeting Strategic Goals and Objectives of the Company

The Compensation Committee believes a significant portion of an executive officer’s total compensation should reflect overall Company performance. The executive compensation program rewards the Company’s executive officers for achieving specified corporate performance goals, as well as goals that fall within their individual functional areas. Incentives are based on meeting criteria in each of these categories and reflect the executive officer’s overall contribution to the Company. In 2021, the primary focus of the Company’s employees continued to be the development and receipt of regulatory approval of NVX-CoV2373, the Company’s vaccine candidate against SARS-CoV2, on a global scale. As a result, the majority of the strategic goals for purposes of our executive compensation plans centered around this Company objective.

Align Executives’ Interests with Those of Our Stockholders

The Compensation Committee believes that Novavax’ long-term success depends upon aligning executives’ and stockholders’ interests. To support this objective, Novavax provides executive officers with the opportunity to receive equity grants in various forms. We consider grants of stock options to align the interests of our executives with our stockholders’ interests because value is created in such grants only when the value of Common Stock appreciates after the grant. We also view RSUs granted to our executive officers as important incentives, designed to encourage retention and stock ownership.

In June 2021, the Compensation Committee determined to move the timing of annual equity grants from December of each year to the first quarter of each year. As a result, no equity awards were granted to our Named Executive Officers in 2021, other than the equity awards granted to Mr. Kelly in connection with the commencement of his employment with the Company and to Mr. Trizzino in recognition of his service as Interim Chief Financial Officer and Treasurer.

For a discussion of equity grants made to our NEOs, see “Equity Awards” below.

OVERSIGHT AND OPERATION OF THE EXECUTIVE COMPENSATION PROGRAM

The Compensation Committee is appointed by the Board to assist in the development, review, and approval of the compensation of the Company’s directors and executive officers, as well as the development of the Company’s compensation plans. For details on the Compensation Committee’s oversight of the executive compensation program, see the section titled “Information Regarding the Board and Corporate Governance Matters — Compensation Committee” beginning on page 16 of this Proxy Statement.

The Chief Executive Officer (the “CEO”) evaluates and provides to the Compensation Committee performance assessments and compensation recommendations for each executive officer other than himself. The Board evaluates the CEO’s performance and makes compensation recommendations for the CEO to the Compensation Committee. The Compensation Committee considers the CEO’s and the Board’s recommendations, information provided by the Human Resources team, and advice provided by its compensation consultant in its deliberations regarding executive compensation and determines the compensation of the executive officers based on such deliberations. In 2021, the CEO and the Executive Vice President, Chief Human Resources Officer generally attended Compensation Committee meetings, but were not present for executive sessions or any discussion of their own compensation.

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Independent Compensation Consultant

The Compensation Committee retains an independent compensation consulting firm to assist and advise on executive and Board compensation. As required by rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Compensation Committee engaged Aon for 2021 after assessing its independence. In September 2016, the Compensation Committee retained Radford, a part of the Total Rewards practice at Aon plc (“Radford”), to conduct annual analyses of each executive’s compensation and provide ongoing compensation support. In September 2021, the Compensation Committee determined to change compensation consultants and engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as an independent compensation consultant after assessing Pearl Meyer’s independence. Based upon these assessments, it was determined the engagement of Radford and Pearl Meyer did not raise any conflicts of interest or similar concerns. The Compensation Committee will assess Pearl Meyer’s independence and potential conflicts of interest on a regular basis, no less than annually.

Our outside compensation consultant is independent, reports directly to the Compensation Committee, and advises on compensation levels and practices. The role of the Compensation Committee’s independent compensation advisor includes:

●	Reviewing executive compensation marketplace trends and best practices;
●	Informing the Compensation Committee of regulatory developments relating to executive compensation practices;
●	Advising the Compensation Committee on peer companies for compensation plan designs and competitive pay levels; and
●	Providing compensation risk assessments

Radford was and Pearl Meyer is authorized by the Compensation Committee to work with certain executive officers of the Company, as well as other employees in the Company’s Human Resources, Legal, and Finance departments in connection with their work on behalf of the Compensation Committee.

PROCESS FOR SETTING EXECUTIVE COMPENSATION

Generally, compensation packages for each executive officer are analyzed and discussed separately at the first Compensation Committee meeting each year. Prior to that meeting, the Committee’s independent compensation consultant performs a comprehensive competitive analysis on the compensation package for each executive officer. In the fourth quarter of 2021, Pearl Meyer completed a thorough competitive analysis for 2022 executive compensation, and this analysis was used by the Compensation Committee to inform decisions made regarding base salaries, target incentive cash bonus opportunities, and equity awards granted to our executive officers.

Use of Market Data

When determining overall compensation for 2021, the Compensation Committee reviewed an analysis, provided by Pearl Meyer, based on relevant market data from a combination of life sciences industry compensation survey data and compensation information from an individual set of comparable publicly-traded companies (the “Peer Group”), collectively referred to as “Comparative Market Data.”

The Compensation Committee selected the companies in the Peer Group with the assistance of Radford based on factors including, but not limited to, the following:

●	industry sector
●	stage of development
●	market capitalization
●	business focus
●	employee headcount

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The Peer Group utilized in 2021 consists of the following 18 companies:

● Acceleron Pharma	● Exelixis	● Neurocrine Biosciences
● Alnylam Pharmaceuticals	● Dynavax Technologies	● Sarepta Therapeutics
● Biohaven Pharmaceutical	● InCyte	● Seagen
● BioMarin Pharmaceutical	● Inovio Pharmaceuticals	● Ultragenyx Pharmaceutical
● Blueprint Medicines	● Ionis Pharmaceuticals	● United Therapeutics
● Emergent Bio Solutions	● Nektar Therapeutics	● Vir Biotechnology

In addition to the Peer Group, Radford provided compensation survey data through the Radford Global Life Sciences Survey (the “Survey”). The Survey provides data on total compensation and compensation practices for more than 900 life sciences companies and more than 600,000 individuals. Global market data is available for 50 countries and positions at the executive, management, professional, sales, and support levels, as well as overall compensation practices. Target industries include biotechnology, pharmaceutical, diagnostic and clinical research organizations. In 2021, Radford used an equal blend of survey data and public proxy data for the Peer Group, where possible.

For 2021, Radford benchmarked each executive officer’s current compensation against the 50th percentile of the Comparative Market Data. The Compensation Committee determined that this benchmarking was appropriate because market median is a common reference point among biotechnology companies similar in size to Novavax.

Internal Factors

In addition to Comparative Market Data, the Compensation Committee considers various internal factors when evaluating compensation decisions. These factors include, but are not limited to, internal equity, an executive’s experience both broadly and in his or her current role, the scope of role, individual performance, and contributions, and how critical the role is to the Company’s business objectives and long-term business strategy. These factors help ensure the Company is fair in its compensation practices across roles similar in scope and level of responsibility.

WHAT THE COMPENSATION PROGRAM IS DESIGNED TO REWARD

Company Performance

The executive compensation program is designed to reward both individual and Company performance. Because of the key roles the executive officers play in the success of the Company, a significant portion of the achievement of corporate goals is reflective of the executive officers’ individual performance. Accordingly, a significant portion of an executive officer’s total compensation package is based on the Company’s performance and the achievement of certain corporate goals. In 2021, the Company set three corporate objectives (“2021 Objectives”). These 2021 Objectives are described below under “2021 Performance and Outcomes.”

Individual Performance

Typically, the CEO recommends individual performance goals and objectives for executive officers other than himself at the beginning of the year, and, in the first quarter of the following year, reviews each executive officer’s achievement of specific performance goals and objectives. Because of his key role in the overall success of the Company, the CEO’s performance goals and objectives typically are the same as the Company’s performance goals. With the exception of the CEO, whose incentive compensation is based entirely on achievement of the 2021 Objectives and the discretion of the Board, each NEO had additional individual goals to support the 2021 Objectives or to further the Company’s strategic plan. Each NEO achieved his individual objectives.

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2021 PERFORMANCE AND OUTCOMES

During the first quarter of 2022, the Compensation Committee reviewed the Company’s performance related to the 2021 Objectives. The following table summarizes its conclusions regarding these objectives:

2021 Objectives	Weight	Achievement	Percent	Explanation
Development of NVX- CoV2373 Measured Against Specific Milestones	80%	Partially met objective	60%(1)	Received emergency regulatory approval of NVX-CoV2373 from the U.K. MHRA, European Medicines Agency and WHO, but later than expected. US FDA approval remains in progress.
				Met Manufacturing run rate of > 1B/Year by September 2021, and
				2B/year by end of 2021
				Failed to achieve material revenue in 2021 due to delays related to regulatory approval
				Development of a COVID Beta variant vaccine ceased because of the demonstrated efficacy of NVX-CoV2373
Development of Flu Vaccine	10%	Met objective	10%	Met Flu + COVID vaccine ("Combo") clinical protocol and strategy
				Phase 1 Combo Trial initiated
				Identified and validated PPQ manufacturing facility for Flu Vaccine
Corporate Objectives Related to Compliance and Employee Turnover	10%	Met objective	10%	Implemented dedicated Compliance function
				700 Quince Orchard office space in use
				Favorable employee turnover ratio compared to peer group
				Officer succession plans implemented
Total	100%		80%

(1)	The Compensation Committee determined that the 2021 Objectives related to NVX-CoV2373 were met as to 30% of this objective and used its discretionary authority to assess material accomplishments related to NVX-CoV2373 that were not specifically reflected in the 2021 Objectives. The Committee determined such accomplishments merited an additional 30% achievement.

ELEMENTS OF COMPENSATION

The Compensation Committee believes the most effective executive compensation program is one that:

●	provides a competitive base salary
●	rewards the achievement of established annual and long-term goals and objectives
●	provides an incentive for retention

For this reason, the executive compensation program is comprised of three primary elements:

(i)	base salary (fixed) — the base salary provides recognition of an individual’s role, responsibility, and experience
(ii)	an incentive cash bonus program — variable pay designed to reward achievement of strategic objectives

(iii)	equity awards — variable compensation which promotes a culture of ownership and aligns the interests of the executive with that of the shareholders

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The Compensation Committee believes these three elements are the most effective combination to motivate and retain executive officers.

The Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, but generally seeks to provide an overall executive compensation package designed to attract, motivate, and retain highly qualified executive officers, to reward them for performance over time, and to align the interests of the executive officers with the interests of our stockholders.

Base Salary

The Compensation Committee’s philosophy is to maintain base salaries at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve the Company’s goals over the long term. The Compensation Committee considers Comparative Market Data, and the internal factors described above, as well as retention and succession considerations.

The base salaries for the NEOs as of December 31, 2021 were:

Executive	Base Salary ($)	Percentage Increase in Base Salary from December 31, 2020
Stanley C. Erck	725,000	9.5	%(1)
James P. Kelly(2)	490,000	—
John J. Trizzino	465,000	8.1	%(3)
Gregory F. Covino(4)	262,500	—
Gregory M. Glenn, M.D.	575,000	18.1	%(5)
John A. Herrmann III, J.D.	490,000	18.1	%(6)

(1)	Mr. Erck’s continuing leadership, along with the continued growth of the size of the Company and the complexity of its operations, his individual performance, and a review of the Comparative Market Data, were factors used by the Compensation Committee in its decision to increase his base salary on April 1, 2021.

(2)	Mr. Kelly was hired as the Company’s Executive Vice President, Chief Financial Officer and Treasurer in August 2021. Mr. Kelly’s base salary was determined based on his expertise, his expected level of responsibilities and a review of the Comparative Market Data.

(3)	In November 2020, Mr. Trizzino transitioned from his role as Chief Financial Officer to the newly created role of Chief Commercial Officer. Mr. Trizzino’s additional responsibilities in his new role, along with the continued growth of the Company and the related increase in the complexity of the interim Chief Financial Officer and Chief Business Officer position from April to August 2021, his individual performance, and a review of the Comparative Market Data, were factors used by the Compensation Committee in its decision to increase his base salary on April 1, 2021.

(4)	Mr. Covino resigned as the Company’s Executive Vice President, Chief Financial Officer and Treasurer in April 2021, at which point his base salary was reduced from $440,000 to $262,500. Mr. Covino’s employment terminated on August 6, 2021.

(5)	Dr. Glenn’s individual contributions to the Company, along with the growth of the Company and a review of the Comparative Market Data, were factors used by the Compensation Committee in its decision to increase his base salary on April 1, 2021.

(6)	Mr. Herrmann’s individual contributions to the Company, along with the growth of the Company and a review of the Comparative Market Data, were factors used by the Compensation Committee in its decision to increase his base salary on April 1, 2021.

Incentive Cash Bonus Program

The 2021 incentive cash bonus program was designed to motivate and reward executive officers for the achievement of specific corporate objectives. The purpose of the incentive cash bonus program is to align company, departmental, and individual goals throughout the Company and to provide an incentive that further ties compensation to individual contribution and teamwork.

As described above, for 2021, the Board set three corporate objectives — the Development of NVX-CoV2373 Measured Against Specific Milestones (80%), the Development of a Flu Vaccine (10%), and Corporate Objectives Related to Compliance and Employee Turnover (10%). In reviewing the Company’s achievement against the 2021 Objectives during the first quarter of 2022, the Compensation Committee determined that the

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2021 Objectives were achieved at a level of 80% of target, based on the achievements described above under “2021 Performance and Outcomes.”

A target bonus for each named executive officer is set as a percentage of the executive officer’s base salary, with such percentages being based on market data, although the ultimate amount of any bonus payout is at the discretion of the Compensation Committee and based on the level of achievement of applicable bonus plan objectives.

The 2021 NEO bonus targets and actual incentive cash bonus awards received, based on the achievement of the 2021 Objectives, as described above, were as follows:

Executive	Bonus Target as Percentage of Base Salary	Incentive Cash Bonus Award Received ($)
Stanley C. Erck	70.0%	397,180
James P. Kelly(1)	45.0%	68,217
John J. Trizzino	45.0%	169,383
Gregory F. Covino(2)	40.0%	—
Gregory M. Glenn, M.D.	50.0%	226,730
John A. Herrmann III, J.D	45.0%	174,952

(1)	Mr. Kelly was hired as the Company’s Executive Vice President, Chief Financial Officer and Treasurer in August 2021. For 2021, Mr. Kelly’s annual bonus was pro-rated for the portion of the year he was employed by the Company.

(2)	Mr. Covino resigned as the Company’s Executive Vice President, Chief Financial Officer and Treasurer in April 2021, terminated employment on August 6, 2021 and did not receive an annual bonus for 2021.

Equity Awards

Equity awards are a fundamental incentive element in the Company’s executive compensation program because they emphasize long-term performance, as measured by creation of stockholder value, and foster a commonality of interest between stockholders and key executives. In addition, they are crucial to a competitive compensation program for executive officers because they act as a powerful retention tool. With the Company’s ongoing global rollout of NVX-CoV2373, its vaccine candidate for the SARS-CoV-2 virus responsible for the COVID-19 pandemic, as well as the ongoing efforts to attain licensure for its influenza vaccine, the Compensation Committee believes that equity awards create appropriate incentives for rewarding our executives for increases in stock performance as a result of our efforts towards improved global health and align the executives’ interests with those of our stockholders.

In the case of stock options, the executive officers are further motivated by the potential appreciation in stock price above the exercise price of the stock options. To encourage continued employment, equity grants to executive officers, other than retention- and performance-vesting grants, typically require the executive to remain an employee of the Company for three or four years before the award is fully vested. In addition, the Compensation Committee may grant equity awards that vest as the Company achieves certain performance milestones. The Compensation Committee believes it is important to tie the long-term benefit potentially realizable by the executive to a long-term commitment with Novavax.

Annual equity grants are awarded to executive officers at the discretion of the Board upon a recommendation by the Compensation Committee or at the discretion of the Compensation Committee pursuant to the authority delegated by the Board. In making its recommendations or determinations, the Compensation Committee considers Company performance, competitive data, and the individual’s scope of responsibility and continuing performance. In connection with the shift in grant timing from year-end annual equity award grants to first quarter annual equity award grants, no annual equity awards were granted to the NEOs in 2021. After reviewing guidance from Pearl Meyer based on its analysis of competitive data, annual equity awards were awarded to all eligible employees, including the NEOs, in March 2022.

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The following table contains information about the grant, vesting, and forfeiture of outstanding performance-vesting awards as of December 31, 2021:

Number of Shares
Non-vested at December 31, 2017	48,750
Granted	—
Vested	—
Forfeited	—
Non-vested at December 31, 2018	48,750
Granted	38,758
Vested	—
Forfeited	(31,009)
Non-vested at December 31, 2019	56,499
Granted	830,000
Vested	(40,243)
Forfeited	(16,256)
Non-vested at December 31, 2020	830,000
Granted	—
Vested	(415,000)
Forfeited	—
Non-vested at December 31, 2021	415,000

Stock Options

In August 2021, the Compensation Committee granted an option to purchase 14,200 shares of Common Stock to Mr. Kelly effective as of his first day of employment pursuant to his appointment as the Company’s Executive Vice President, Chief Financial Officer, and Treasurer. The stock option will vest as to 25% of the shares underlying the option on the first anniversary of the grant date and as to the remaining 75% in equal monthly installments over a three-year period, subject to Mr. Kelly’s continued service with the Company through the applicable vesting date.

Going forward, annual equity awards will be made in the first quarter of each year. In March 2022, the Compensation Committee awarded to each Named Executive Officer, other than Mr. Covino who resigned as Executive Vice President, Chief Financial Officer and Treasurer of the Company in April 2021, an option to purchase shares of Common Stock. Each stock option vests as to 25% of the shares underlying the option on the first anniversary of the grant date and as to the remaining 75% in equal monthly installments over a three-year period, subject to continued service with the Company through the applicable vesting date. The following table sets forth the number of shares underlying the time-vesting stock option granted to each NEO:

Executive	Time-Vesting Stock Options
Stanley C. Erck	62,211
James P. Kelly	20,737
John J. Trizzino	20,737
Gregory F. Covino(1)	—
Gregory M. Glenn, M.D.	28,341
John A. Herrmann III, J.D.	20,737

(1)	Mr. Covino resigned as the Company’s Executive Vice President, Chief Financial Officer and Treasurer in April 2021, and was therefore not eligible for an annual equity grant.

Restricted Stock Units

In August 2021, the Compensation Committee awarded Mr. Kelly 7,100 time-vesting RSUs effective as of his first day of employment pursuant to his appointment as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. The RSUs vest in three equal annual installments on the first three anniversaries of the date of grant, in each case subject to Mr. Kelly’s continued service with the Company through the applicable vesting date.

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In August 2021, the Compensation Committee awarded Mr. Trizzino 1,965 time-vested RSUs in recognition of his services as Interim Chief Financial Officer and Treasurer. The RSUs vest in three equal annual installments on the first three anniversaries of the date of grant, in each case subject to Mr. Trizzino’s continued service with the Company through the applicable vesting date.

In March 2022, the Board awarded each NEO, other than Mr. Covino, time-vesting RSUs that vest in three equal annual installments on the first three anniversaries of the date of grant, in each case subject to continued service with the Company through the applicable vesting date. The following table sets forth the RSUs granted to each NEO:

Executive	Time-Vesting RSUs
Stanley C. Erck	41,474
James P. Kelly	13,825
John J. Trizzino	13,825
Gregory F. Covino(1)	—
Gregory M. Glenn, M.D.	18,894
John A. Herrmann III, J.D.	13,825

(1)	Mr. Covino resigned as the Company’s Executive Vice President, Chief Financial Officer and Treasurer in April 2021, and was therefore not eligible for an annual equity grant.

Clawback Policy

In 2017, the Board adopted a policy providing that, if the Company is required to prepare an accounting restatement due to material non-compliance with financial reporting requirements under applicable securities laws, with respect to any cash bonus or other cash compensation paid or awarded, or equity-based bonus or other equity-based incentive compensation that was exercised, vested or settled, within six months preceding such restatement, and that was granted or earned or became vested based wholly or in part upon the attainment of any financial reporting measure, if the recipient of such cash or equity-based bonus or other cash or equity-based incentive compensation engaged in fraud, intentional misconduct, or gross negligence that caused or partially caused the need for the restatement, the Board generally may seek reimbursement of any amount paid under an award in excess of what would have been paid had such material noncompliance not occurred.

Stock Ownership Guidelines

In June 2021, the Board adopted the Stock Ownership Guidelines for our executive team and Board. The Stock Ownership Guidelines require that by the fifth anniversary of the guideline’s effective date (i.e., June 17, 2021) or the fifth anniversary of an individual becoming subject to the policy (whichever is later), that individual is required to hold a number of shares of Common Stock equivalent in value to a multiple of the individual’s salary or, in the case of directors, their annual cash retainer, as follows:

The Stock Ownership Guidelines provide that the following shares or share equivalents count towards satisfaction of the guidelines:

●	shares owned outright by the executive or director or a member of his or her immediate family residing in the same household,

●	shares held in trust for the benefit of the executive or director or a member of his or her immediate family residing in the same household,

●	shares or share equivalents held in any Company employee stock purchase plan, 401(k) plan or deferred compensation retirement plan, and

●	unvested restricted stock units.

Other unvested equity awards, vested stock options and unearned performance-based equity awards do not count toward satisfaction of the guidelines.

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Until the required ownership level is reached, covered executives and non-employee directors are required to retain at least 50% of the shares, net of applicable tax withholding and the payment of any exercise or purchase price (if applicable), received upon the vesting or settlement of equity awards or the exercise of stock options or stock appreciation rights. Once the requisite level has been achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to the Stock Ownership Guidelines.

As of December 31, 2021, all of the covered individuals satisfied the ownership guidelines set forth in the Stock Ownership Guidelines, as shown in the following table:

Named Executive Officers

Name	Base Salary ($)	Stock Ownership Guideline	Minimum Value to be Owned ($)	Minimum Shares to be Owned(1)	Total Shares Beneficially Owned(2)	Difference
Stanley C. Erck	725,000	3x Base Salary	2,175,000	11,078	840,577	+829,499
James P. Kelly	490,000	1x Base Salary	490,000	2,496	7,100	+4,604
John J. Trizzino	465,000	1x Base Salary	465,000	2,368	238,120	+235,752
Gregory M. Glenn, M.D.	575,000	1x Base Salary	575,000	2,929	332,799	+329,870
John A. Herrmann III, J.D.	490,000	1x Base Salary	490,000	2,496	229,443	+226,947

Board of Directors

Name	Cash Retainer ($)	Stock Ownership Guideline	Minimum Value to be Owned ($)	Minimum Shares to be Owned	Total Shares Beneficially Owned	Difference
Gregg H. Alton, J.D.	55,000	3x Cash Retainer	165,000	840	8,400	+7,560
Richard H. Douglas, Ph.D.	55,000	3x Cash Retainer	165,000	840	81,050	+80,210
Rachel K. King	55,000	3x Cash Retainer	165,000	840	42,050	+41,210
Margaret G. McGlynn, R. Ph.	55,000	3x Cash Retainer	165,000	840	8,400	+7,560
Michael A. McManus Jr., J.D.	55,000	3x Cash Retainer	165,000	840	60,001	+59,161
David M. Mott	55,000	3x Cash Retainer	165,000	840	53,100	+52,260
James F. Young, Ph.D.	55,000	3x Cash Retainer	165,000	840	192,920	+192,080

(1)	Determined based on a Common Stock value of $196.34, the average month-end closing price over the 12 months preceding the end of the fiscal year 2021.

(2)	Does not include vested, unexercised stock options held by the individual.

PERQUISITES AND OTHER PERSONAL BENEFITS

The Company does not have any executive perquisite programs. From time to time, on a limited or exception basis, it may decide to provide other benefits that are related to a business purpose or are customary among peer public companies that may otherwise be considered perquisites. All of the NEOs are eligible to participate in the Company’s benefit plans offered to all employees, including health, dental and vision insurance, a prescription drug plan, flexible spending accounts, short- and long-term disability, life insurance, and a 401(k) plan. The NEOs are also eligible to participate in the Company’s Amended and Restated 2013 Employee Stock Purchase Plan (the “ESPP”).

EMPLOYMENT AGREEMENTS AND SEVERANCE BENEFITS

As of December 31, 2021, the Company had employment agreements in place with all of the NEOs. The employment agreements provide for certain payments if the NEO is terminated by the Company without cause or leaves for good reason. The terms of these agreements are described in greater detail in the section titled “Overview of Employment and Change in Control Agreements.” All of the NEOs are “at will” employees.

The Company has established a Change in Control Severance Benefit Plan, which provides for severance payments to participating employees if the participant’s employment is terminated in connection with a change in control. This plan is described in greater detail in the section titled “Overview of Employment and Change in Control Agreements.” The Compensation Committee believes it is important to provide such employees with an incentive to remain with the Company amid the uncertainty that often accompanies efforts to consummate a corporate sale or similar transaction that may enhance stockholder value. All of the NEOs participate in the Change in Control Severance Benefit Plan.

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TAX AND ACCOUNTING IMPLICATIONS

Section 162(m) limits to $1 million the amount a company may deduct for compensation paid to certain current and former executive officers, subject to certain limited exceptions. The Compensation Committee believes its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executives necessary for our success. Accordingly, the Compensation Committee has authorized, and will continue to authorize, compensation arrangements that are not deductible in whole or in part. The Compensation Committee may consider the accounting implications of significant equity-related compensation decisions.

PROHIBITION ON HEDGING AND PLEDGING OUR COMMON STOCK

Our insider trading policy prohibits all directors, officers and other employees from engaging in hedging of Common Stock or similar transactions that transfer to another, in whole or in part, any of the economic consequences of ownership of Common Stock, such as put and call options and short and long sales, convertible debentures or preferred stock and debt securities (debentures, bonds and notes). Further, our insider trading policy provides that no director, executive officer, or vice president may engage in any transaction involving pledging of Common Stock.

COMPENSATION RISK ASSESSMENT

The Compensation Committee regularly reviews the Company’s compensation and benefits programs, policies and practices, including its executive compensation program and its incentive-based compensation programs for its executive officers, to determine whether such programs, policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Our compensation and governance-related policies are enhanced by our clawback policy, described in the section titled “Elements of Compensation — Clawback Policy” on page 42 of this Proxy Statement, as well as a policy prohibiting hedging and pledging of our securities by our directors and officers, including our NEOs, and employees, as described above. Based on its assessment, the Compensation Committee does not believe that our compensation programs, policies and practices, in conjunction with our existing processes and controls, create risks that are reasonably likely to have a material adverse effect on our business and operations.

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Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

David M. Mott, Chair Richard H. Douglas, Ph.D. Rachel K. King Margaret G. McGlynn, R. Ph. Michael A. McManus, Jr., J.D.

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that Novavax specifically incorporates this information by reference and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

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Executive Compensation Tables

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our NEOs for the fiscal years ended December 31, 2021, 2020, and 2019.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Stanley C. Erck	2021	709,250	—	—	—	397,180	11,600	1,118,030
President and CEO	2020	657,181	—	2,710,730	44,115,244	591,463	11,400	48,086,018
	2019	642,720	—	431,631	986,660	366,351	11,200	2,438,562
James P. Kelly(7) EVP, Chief Financial Officer and Treasurer	2021	183,750	100,000	1,628,101	2,942,604	68,217	3,267	4,925,939
John J. Trizzino	2021	456,250	—	427,329	—	169,383	11,217	1,064,179
EVP, Chief Commercial	2020	415,892	—	831,410	19,819,717	249,535	11,400	21,327,954
Officer and Chief Business Officer and Former Interim Chief Financial Officer and Treasurer	2019	390,701	—	330,831	584,103	150,421	9,546	1,465,602
Gregory F. Covino(8)	2021	210,146	22,000	—	—	—	38,529	270,675
Former EVP, Chief Financial Officer and Treasurer	2020	55,000	—	661,745	659,967	33,000	8,032	1,417,774
Gregory M. Glenn, M.D.	2021	553,000	—	—	—	226,730	33,714	813,444
President, Research and	2020	483,443	—	1,206,210	22,859,741	362,582	11,400	24,923,376
Development	2019	470,453	—	348,306	819,421	225,818	11,200	1,875,198
John A. Herrmann III, J.D.	2021	471,250	—	—	—	174,952	11,600	657,802
EVP, Chief Legal Officer	2020	402,842	—	1,025,960	18,924,907	241,705	11,400	20,606,814
and Corporate Secretary	2019	378,591	—	329,470	488,397	145,758	11,200	1,353,416

(1)	Includes amounts earned, but deferred at the election of the NEO, such as salary deferrals under the Company’s 401(k) plan.

(2)	The amount reported in this column for Mr. Kelly represents a signing bonus paid to him in connection with the commencement of his employment with the Company. If Mr. Kelly resigns or the Company terminates his employment for any reason other than a reduction in force before August 16, 2023, he will be required to repay the signing bonus, with the repayment amount reduced by 25% for each six-month period of service completed. The amount reported in this column for Mr. Covino represents a signing bonus paid to him six months following the commencement of his employment with the Company, as contemplated by his employment agreement.

(3)	The amount reported in this column represents the grant date fair value of time-vesting RSUs granted to our NEOs in 2019, 2020, and 2021 and performance-vesting RSUs granted to our NEOs in 2019. The grant date fair value was calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022. The grant date fair values of the performance-vesting RSUs granted in 2019 as reported in the table above are based on the probable outcome of the performance conditions associated with the RSUs on the grant date, which is the same value as if all applicable performance milestones associated with the RSUs were achieved at maximum levels. The grant date value of equity awards granted in 2020 also includes the incremental fair value, determined under ASC Topic 718, associated with the satisfaction of the performance contingency with respect to such equity awards.

(4)	The amount reported in this column represents the grant date fair value of time-vesting stock options and SARs granted to our NEOs in 2019, time-vesting and performance-vesting stock options granted to our NEOs in 2020, and time-vesting stock options granted to Mr. Kelly in 2021. The grant date fair value was calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022. The grant date fair values of the performance-based stock options granted in 2020 as reported in the table above are based on the probable outcome of the performance condition associated with the stock options on the measurement date under FASB ASC Topic 718, which assumes the performance condition is satisfied in full. The grant date value of equity awards granted in 2020 also includes the incremental fair value, determined under ASC Topic 718, associated with the satisfaction of the performance contingency with respect to such equity awards.

(5)	Represents annual performance bonuses awarded in 2021, 2020, and 2019 under the Company’s incentive cash bonus program. For a description of the incentive cash bonus program, see page 39 in the CD&A.

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(6)	For 2021, All Other Compensation consisted of (i) employer matching contributions to the Company’s 401(k) plan for Messrs. Erck, Kelly, Trizzino, Covino and Herrmann, and Dr. Glenn; (ii) for Mr. Covino this amount includes a commuting allowance of $3,500 per month over three-and-a-half months, grossed up to $17,777 in total, to cover Mr. Covino’s tax liability for such commuting allowance and payment of his accrued vacation time in connection with the termination of his employment ($12,944) and (iii) for Dr. Glenn, this amount includes a payment in lieu of vacation time pursuant to a program made available to all employees of the Company ($22,114).

(7)	Mr. Kelly was appointed as Executive Vice President, Chief Financial Officer and Treasurer effective August 16, 2021.

(8)	Effective April 12, 2021, Mr. Covino resigned from his position as our Executive Vice President, Chief Financial Officer and Treasurer.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information with respect to option awards and other plan-based awards granted to our NEOs during the fiscal year ended December 31, 2021:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or		All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Target ($)	Maximum ($)	Grant Date	Units (#)		Options (#)	Awards(2) ($/Sh)	Awards(3) ($)
Stanley C. Erck	496,475	744,713	—	—		—	—	—
James P. Kelly	74,156	111,234	—	—		—	—	—
			8/16/2021	—		14,200 (4)	$229.31	2,942,604
			8/16/2021	7,100	(5)	—	—	1,628,101
John J. Trizzino	205,313	307,970	—	—		—	—	—
			8/19/2021	1,965	(5)	—	—	427,329
Gregory F. Covino	84,058	126,087	—	—		—	—	—
Gregory M. Glenn, M.D.	276,500	414,750	—	—		—	—	—
John A. Herrmann III, J.D.	212,063	318,095	—	—		—	—	—

(1)	The target cash bonus amount for fiscal 2021 was based on achievement of 100% of the 2021 Objectives and the individual’s earned base salary for 2021 and represented 70% of Mr. Erck’s base salary, 45% of Mr. Kelly’s base salary, pro-rated for the portion of the year Mr. Kelly was employed by the Company, 45% of Mr. Trizzino’s base salary, 40% of Mr. Covino’s base salary, 50% of Dr. Glenn’s base salary, and 45% of Mr. Herrmann’s base salary. The maximum cash bonus amount for fiscal 2021 was capped at achievement of 150% of the 2021 Objectives. Mr. Covino resigned as Executive Vice President, Chief Financial Officer and Treasurer of the Company in April 2021 and was not eligible for a cash bonus in respect of 2021.

(2)	The stock option granted to Mr. Kelly has an exercise price equal to the closing price of a share of Common Stock as reported on Nasdaq on the date of grant (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported).

(3)	The grant date fair value of each RSU and option award was calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022.

(4)	Represents time-vesting stock options granted to Mr. Kelly under the 2015 Stock Plan. This stock option has a ten-year term and is subject to service-based vesting, as described below.

(5)	Represents time-vesting RSUs granted to Mr. Kelly and Mr. Trizzino under the 2015 Stock Plan. All time-vesting RSUs are subject to service-based vesting, as described below.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

During 2021, each of the NEOs was party to an employment agreement that provides for a base salary and other benefits. The NEOs were eligible to participate in the 2015 Stock Plan and the ESPP, and our benefit plans and programs during 2021. Each of the NEO’s annual cash bonus opportunity was established and determined pursuant to the 2021 Objectives, as more fully described in the CD&A above. As described above, in June 2021, the Compensation Committee determined to move the timing of annual equity grants from December of each year to the first quarter of each year. In March 2022, each NEO (other than Mr. Covino) was granted annual equity awards of stock options and RSUs that are eligible to vest based on continued service.

The severance arrangements with the NEOs and the effect of a change in control on their outstanding equity awards are described below under “Overview of Employment and Change in Control Agreements.”

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OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR END

The following table sets forth certain information with respect to the value of all outstanding equity awards held by the NEOs as of December 31, 2021:

		Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(3)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Stanley C. Erck	3/5/2015	44,999	—	178.80	3/5/2025		—	—
	3/15/2016	44,999	—	99.80	3/15/2026	(5)	—	—
	12/15/2017	36,499	—	27.60	12/15/2027	(5)	—	—
	12/13/2018	73,873	24,626	46.00	12/13/2028	(5)	—	—
	9/26/2019	—	—	—	6,546		936,536
	9/26/2019	31,249	43,751	5.95	9/26/2029	(6)	—	—
	9/26/2019	31,249	43,751	5.95	9/26/2029	(5)	—	—
	4/17/2020	200,000	200,000	19.08	4/17/2030	(7)	—	—
	12/14/2020	10,425	31,275	129.70	12/14/2030	(5)	—	—
	12/14/2020	—	—	—	—		13,933	1,993,394
James P. Kelly	8/16/2021	—	14,200	229.31	8/16/2031	(5)	—	—
	8/16/2021	—	—	—	—		7,100	1,015,797
John J. Trizzino	3/10/2014	14,999	—	117.20	3/10/2024		—	—
	3/5/2015	9,999	—	178.80	3/5/2025		—	—
	12/13/2018	—	6,255	46.00	12/13/2028	(5)	—	—
	9/26/2019	3,066	8,051	5.95	9/26/2029	(6)	—	—
	9/26/2019	—	43,751	5.95	9/26/2029	(5)	—	—
	4/17/2020	—	70,000	19.08	4/17/2030	(7)	—	—
	6/25/2020	—	—	—	—		1,666	238,355
	12/14/2020	2,375	7,125	129.70	12/14/2030	(5)	—	—
	12/14/2020	—	—	—	—		3,200	457,824
	8/19/2021	—	—	—	—		1,965	281,133
Gregory F. Covino(8)	—	—	—	—	—		—	—
Gregory M. Glenn, M.D.	3/6/2014	8,749	—	121.00	3/6/2024		—	—
	3/5/2015	14,999	—	178.80	3/5/2025		—	—
	3/15/2016	17,499	—	99.80	3/15/2026	(5)	—	—
	12/13/2018	—	7,944	46.00	12/13/2028	(5)	—	—
	9/26/2019	1,377	28,919	5.95	9/26/2029	(6)	—	—
	9/26/2019	2,083	43,751	5.95	9/26/2029	(5)	—	—
	4/17/2020	—	82,500	19.08	4/17/2030	(7)	—	—
	12/14/2020	4,675	14,025	129.70	12/14/2030	(5)	—	—
	12/14/2020	—	—	—	—		6,200	887,034
John A. Herrmann III, J.D.	3/6/2014	7,499	—	121.00	3/6/2024		—	—
	3/5/2015	9,999	—	178.80	3/5/2025		—	—
	12/15/2017	2,095	—	27.60	12/15/2027	(5)	—	—
	12/13/2018	2,085	5,007	46.00	12/13/2028	(5)	—	—
	9/26/2019	—	—	—	—		3,973	568,417
	9/26/2019	10,313	43,313	5.95	9/26/2029	(5)	—	—
	4/17/2020	22,500	62,500	19.08	4/17/2030	(7)	—	—
	6/25/2020	—	—	—	—		1,666	238,355
	12/14/2020	3,175	9,525	129.70	12/14/2030	(5)	—	—
	12/14/2020	—	—	—	—		4,200	600,894

(1)	All stock options and SARs included in this table were awarded under the Amended and Restated 2005 Stock Incentive Plan (the “2005 Stock Plan”) or 2015 Stock Plan and, except as noted, vest in four equal annual installments on the first four anniversaries of the date of grant, subject to continued service with the Company through the applicable vesting date.

(2)	All RSUs included in this table were awarded under the 2015 Stock Plan and, except as noted, vest in three equal annual installments on the first three anniversaries of the date of grant, subject to continued service with the Company through the applicable vesting date.

(3)	The exercise price of stock options and base value of SARs is equal to the closing price of a share of Common Stock on the date of grant (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported).

(4)	Amounts in this column have been calculated by multiplying the number of RSUs subject to the applicable award by $143.07, which was the closing price of the Common Stock on December 31, 2021.

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(5)	Twenty-five percent of the shares subject to this stock option vest one year following the date of grant, and the remaining seventy-five percent will vest in equal monthly installments over the following three years, subject to continued service with the Company through the applicable vesting date.

(6)	Twenty-five percent of the shares underlying this stock appreciation grant under the 2015 Stock Plan will vest on the first anniversary of the grant date, and the remaining 75% will vest in equal monthly installments over the following three years, subject to continued service with the Company through the vesting date.

(7)	Represents performance- and time-vesting stock options that vest subject to the satisfaction of a performance-based vesting requirement, followed by time-based vesting. The performance metric required that the Company initiate a COVID-19 Phase 2 clinical trial within twelve (12) months of the grant date, which occurred when the Company initiated its Phase 2 clinical trial of NVX-CoV2373 in the U.S. on August 24, 2020. As a result of the attainment of the performance objective, these options vested as to 50% of the underlying shares on August 24, 2021 and will vest as to 50% of the underlying shares on August 24, 2022, subject to continued service with the Company through such applicable vesting date.

(8)	Mr. Covino resigned as the Executive Vice President, Chief Financial Officer and Treasurer of the Company in April 2021 and terminated employment on August 6, 2021. All unvested equity awards held by Mr. Covino terminated on August 6, 2021. All vested and unexercised stock options held by Mr. Covino expired three months following the termination of his employment.

OPTIONS EXERCISED AND STOCK VESTED

The following table sets forth certain information concerning the exercise of stock options held by the NEOs and the vesting of RSUs during the fiscal year ended December 31, 2021.

	Options		Stock Awards
Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Stanley C. Erck	197,008	28,625,421	13,513	2,797,097
James P. Kelly	—	—	—	—
John J. Trizzino	72,376	13,332,992	5,971	1,305,515
Gregory F. Covino	—	—	—	—
Gregory M. Glenn, M.D.	170,040	29,023,660	3,100	522,133
John A. Herrmann III, J.D.	72,393	14,195,772	6,907	1,497,928

(1)	This amount represents the difference between the market price of a share of Common Stock at the time of exercise and the exercise price of the stock option or SAR.

(2)	Amounts in this column represent RSUs that vested during 2021.

(3)	The dollar amount in this column is determined by multiplying the number of shares of Common Stock underlying RSUs that vested during 2021 by the closing price of a share of Common Stock on the date the RSUs vested.

OVERVIEW OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Employment Agreements; Consulting Agreement

On December 31, 2021, the Company had employment agreements in place with each of our NEOs, except for Gregory Covino, who resigned as Executive Vice President, Chief Financial Officer and Treasurer of the Company in April 2021. Each employment agreement provides for a base salary subject to review each year, an incentive bonus, and equity awards. Salary information and the target amount of the incentive bonus are described in greater detail on pages 39 through 40 in the CD&A. The amount of any incentive bonus and the form of payment (cash, equity, or some combination of the two) are at the discretion of the Board.

The employment agreements with Messrs. Erck, Kelly, Trizzino and Herrmann and Dr. Glenn also provide that additional equity may be awarded to the NEO based upon his performance and subject to the Board’s approval. The employment agreements with all of our NEOs further provide for the reimbursement of reasonable expenses

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incurred in connection with the performance of duties and for the NEO to participate in the Company’s Severance Plan (discussed below). Each NEO must devote his full business time to the performance of services to the Company.

The employment agreements require each NEO to maintain the confidentiality of the Company’s proprietary information and provide that all work product discovered or developed by the NEO in the course of the NEO’s employment belongs to the Company. In addition, in the employment agreements, the NEOs have agreed not to compete with the Company, directly or indirectly, within the United States or interfere with or solicit the Company’s contractual relationships, in each case during the term of his employment and for the duration of the severance period provided for the NEO following the termination of his employment.

If an NEO is terminated without “cause” or leaves the Company for “good reason”, the NEO may receive a lump sum separation payment. The amount of these payments is more specifically described in the section “Potential Payments Upon Termination” beginning on page 54. To be entitled to such a payment, the NEO must execute and deliver to the Company a waiver and separation agreement, releasing the Company from any claims. For purposes of the NEO’s employment agreements, cause means (i) the executive’s willful failure (or, with respect to Mr. Kelly’s agreement, the executive’s failure) or refusal to perform in all material respects the services required to be performed by him; (ii) the executive’s willful failure (or, with respect to Mr. Kelly’s agreement, the executive’s failure) or refusal to carry out any proper and material direction by the President and Chief Executive Officer or Board (or, with respect to Mr. Erck’s agreement, the Board, and with respect to Mr. Herrmann’s agreement, the CMO, the CEO, or the Board) with respect to the services to be rendered by him or the manner of rendering such services; (iii) the executive’s willful misconduct or gross negligence in the performance of his duties (or, with respect to Mr. Kelly’s, Mr. Herrmann’s and Mr. Trizzino’s agreements, the executive’s misconduct in the performance of his duties); (iv) the executive’s commission of an act of fraud, embezzlement, or theft or felony involving moral turpitude; (v) the executive’s use of confidential information, other than for the benefit of the Company in the course of rendering services to the Company; or (vi) a breach of the executive’s non-competition obligations. For purposes of the NEO’s employment agreements, good reason means (a) the Company’s material reduction or diminution of Executive’s responsibilities and authority, other than for Cause, without his consent or (b) the relocation of Executive’s primary place of employment without his consent.

In connection with Mr. Covino’s resignation as Executive Vice President, Chief Financial Officer and Treasurer, he entered into an amended employment agreement effective April 12, 2021 pursuant to which he was entitled to a reduced annual base salary of $262,500. Under his amended employment agreement, Mr. Covino’s outstanding equity awards continued to vest.

In connection with the separation of his employment from the Company in August 2021, Mr. Covino entered into a consulting agreement with us effective August 10, 2021 pursuant to which he is entitled to a fee of $300 per hour of consulting services performed for the Company, not to exceed $75,000 in the aggregate during the one-year term of the consulting agreement. Mr. Covino did not receive any severance benefits in connection with the termination of his employment.

Amended and Restated Change in Control Severance Benefit Plan

In June 2021, the Board adopted an Amended and Restated Change in Control Severance Benefit Plan (the “Severance Plan”). The purpose of the Severance Plan is to provide severance pay and benefits to employees of the Company at the level of Executive Vice President and above in the event their employment with the Company is terminated following a change in control event, to provide such employees with an incentive to remain with the Company, and help the Company consummate a strategic corporate sale or transaction that maximizes stockholder value. Each of our currently employed NEOs participates in the Severance Plan.

The Severance Plan provides for the payment of benefits upon certain triggering events. A triggering event occurs if a participant’s employment is terminated due to an “Involuntary Termination without Cause” for a reason other than death or disability or as a result of a “Constructive Termination” either (i) within a certain period (not to exceed 24 months) after the effective date of a “Change in Control” or (ii) within the one-year period prior to the Change in Control but after the first day on which the Board and/or senior management of the Company has entered into formal negotiations with a potential acquirer that results in the consummation of the Change in Control.

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The specific periods of time following the effective date of a Change in Control during which payment of benefits under the Severance Plan may be triggered by termination, and the severance payment and benefits provided pursuant to the Severance Plan, are as follows:

Executive	Severance(1)(2)
	Protected Period	Payment	Continuation of Benefits Period
Stanley C. Erck	24 months	24 months salary	18 months
James P. Kelly	12 months	12 months salary	12 months
John J. Trizzino	12 months	12 months salary	12 months
Gregory M. Glenn, M.D.	12 months	12 months salary	12 months
John A. Herrmann III, J.D.	12 months	12 months salary	12 months

(1)	If a triggering event occurs, the participant is entitled to a lump sum severance payment; a bonus equal to 100% of the target annual performance bonus for the year in which the termination date occurred multiplied by the length in years of the participant’s severance benefit period; and Company-paid continuation of medical, dental, and vision benefits for the same number of months as the severance period, with the exception of Mr. Erck, whose benefits continue for 18 months.

(2)	The NEOs are also entitled to certain payments and benefits upon termination of employment that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary and accrued but unused vacation pay, and availability for distribution of plan balances under the Company’s 401(k) plan.

In addition, all time-based equity or equity-based awards held by the participant will vest in full upon the triggering event and all performance-based equity or equity-based awards will become vested as to the number of shares that would have vested based on the greater of (A) assumed achievement of the applicable performance goals at the target level of performance and (B) actual achievement of the applicable performance goals through the date of the Change in Control, in either case determined as if any applicable service-based vesting requirement had been met. In addition, all vested awards will remain exercisable, as applicable, for a specified period (24 months for Mr. Erck and 12 months for Dr. Glenn and Messrs. Kelly, Trizzino, and Herrmann) or for the original term of the award, if shorter.

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As used in the Severance Plan, the below terms have the following meanings:

Term	Definition
Involuntary Termination Without Cause Cause	The termination of an eligible employee’s employment which is initiated by the Company for a reason other than Cause:

●	conviction of, a guilty plea with respect to, or a plea of nolo contendere to a charge that the eligible employee has committed a felony under the laws of the United States or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement, or any crime that results in or is intended to result in personal enrichment at the expense of the Company

●	material breach of any agreement entered into between the eligible employee and the Company that impairs the Company’s interest therein

●	willful misconduct, significant failure to perform the eligible employee’s duties, or gross neglect by the eligible employee of the eligible employee’s duties

●	engagement in any activity that constitutes a material conflict of interest with the Company

Constructive Termination	A termination initiated by an eligible employee because any of the following events or conditions has occurred:

●	a change in the eligible employee’s position or responsibilities (including reporting responsibilities) which represents an adverse change from the eligible employee’s position or responsibilities as in effect immediately preceding the effective date of a Change in Control or at any time thereafter; the assignment to the eligible employee of any duties or responsibilities which are inconsistent with the eligible employee’s position or responsibilities as in effect immediately preceding the effective date of a Change in Control or at any time thereafter; except in connection with the termination of the eligible employee’s employment for Cause or the termination of an eligible employee’s employment because of an eligible employee’s disability or death, or except resulting from a voluntary termination by the employee other than as a result of a Constructive Termination

●	a material reduction in the eligible employee’s pay or any material failure to pay the eligible employee any compensation or benefits to which the eligible employee is entitled within five days of the date due

●	the Company’s requiring the eligible employee to relocate his principal worksite to any place outside a 50 mile radius of the eligible employee’s current worksite, except for reasonably required travel on the business of the Company or its affiliates which is not materially greater than such travel requirements prior to the Change in Control

●	the failure by the Company to continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the eligible employee was participating immediately preceding the effective date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the eligible employee

●	any material breach by the Company of any provision of the Severance Plan

●	the failure of the Company to obtain an agreement, from any successors and assigns to assume and agree to perform the obligations created under the Severance Plan as a result of a Change in Control

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Term	Definition
Change in Control	●	A sale, lease, license, or other disposition of all or substantially all of the assets of the Company

●	A consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger, or reorganization, own less than 50% of the outstanding voting power of the surviving entity and its parent following the consolidation, merger, or reorganization

●	Any transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities (but excluding any employee benefit plan or related trust sponsored or maintained by the Company or an affiliate) in which such persons or entities that were not stockholders of the Company immediately prior to their acquisition of the Company securities as part of such transaction become the owners, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation, or similar transaction and other than as part of a private financing transaction by the Company

●	A change in the Incumbent Board, which occurs if the existing members of the Board on the date the Severance Plan was initially adopted by the Board (the “Incumbent Board”) cease to constitute at least a majority of the members of the Board, provided, however, that any new Board member shall be considered a member of the Incumbent Board for this purpose if the appointment or election (or nomination for such election) of the new Board member is approved or recommended by a majority vote of the members of the Incumbent Board who are then still in office

POTENTIAL PAYMENTS UPON TERMINATION

The following table summarizes the payment that would be payable to our NEOs (other than Mr. Covino, who resigned as Executive Vice President, Chief Financial Officer and Treasurer of the Company in April 2021 and terminated employment on August 6, 2021 without the payment of any severance) as of December 31, 2021, in the event of the various termination scenarios, including termination other than for cause, termination for cause, and termination in connection with a change in control:

		Triggering Event
Executive	Benefit	Termination Other Than for Cause(1) ($)		Termination For Cause(2) ($)	Termination in Connection with a Change in Control(3) ($)
Stanley C. Erck	Severance Payment	1,087,500		—	1,450,000
	Bonus	—		—	1,015,000	(4)
	Equity Awards	26,030,370		—	42,534,797	(5)
	Health Insurance	33,285	(6)	—	33,285	(6)
	Total	27,151,155		—	45,033,082
James P. Kelly	Severance Payment	490,000		—	490,000
	Bonus	—		—	220,500	(4)
	Equity Awards	—		—	1,015,797	(5)
	Health Insurance	27,381		—	27,381	(6)
	Total	517,381		—	1,753,678
John J. Trizzino	Severance Payment	465,000		—	465,000
	Bonus	—		—	209,250	(4)
	Equity Awards	—		—	17,968,317	(5)
	Health Insurance	27,381		—	27,381	(6)
	Total	492,381		—	18,669,948

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		Triggering Event
Executive	Benefit	Termination Other Than for Cause(1) ($)	Termination For Cause(2) ($)	Termination in Connection with a Change in Control(3) ($)
Gregory M. Glenn, M.D.	Severance Payment	575,000	—	575,000
	Bonus	—	—	287,500	(4)
	Equity Awards	—	—	22,039,358	(5)
	Health Insurance	27,381	—	27,381	(6)
	Total	602,381	—	22,929,239
John A. Herrmann III, J.D.	Severance Payment	490,000	—	490,000
	Bonus	—	—	220,500	(4)
	Equity Awards	—	—	15,709,498	(5)
	Health Insurance	22,293	—	22,293	(6)
	Total	512,293	—	16,442,291

(1)	On December 31, 2021, the Company had employment agreements with Dr. Glenn and Messrs. Erck, Kelly, Trizzino and Herrmann, which provided for a lump sum cash severance payment equal to 18 months’ base salary for Mr. Erck and 12 months’ base salary for Dr. Glenn and Messrs. Kelly, Herrmann, and Trizzino if the executive is terminated without “cause” or leaves for “good reason” (or, in the case of Mr. Erck, by reason of non-renewal of his employment agreement). All vested and exercisable stock options held by Dr. Glenn and Messrs. Kelly, Herrmann, and Trizzino must be exercised within three months following the termination date. All vested and exercisable stock appreciation rights held by Dr. Glenn and Messrs. Erck and Trizzino must be exercised within three months following the termination date. Each of Dr. Glenn and Messrs. Erck, Kelly, Trizzino, and Herrmann is also entitled to continuation of medical, dental, and vision benefits for 18 months for Mr. Erck and 12 months for Dr. Glenn and Messrs. Kelly, Trizzino, and Herrmann following the date of termination, Mr. Erck is further entitled to the accelerated vesting of 50% of the unvested portion of each stock option or restricted stock grant made by the Company. Mr. Erck may exercise all outstanding vested stock options held at termination (including any accelerated options or grants) during the 12-month period following the date of termination.

(2)	In the event an NEO is terminated for cause or resigns without good reason, the Company has no further obligation to the executive other than the obligation to pay any unpaid base salary and unused vacation accrued through the termination date.

(3)	Under the Severance Plan, all time-based equity or equity-based awards held by the participant will vest in full upon the triggering event and all performance-based equity or equity-based awards will become vested as to the number of shares that would have vested based on the greater of (A) assumed achievement of the applicable performance goals at the target level of performance and (B) actual achievement of the applicable performance goals through the date of the Change in Control, in either case determined as if any applicable service-based vesting requirement had been met.

(4)	Bonus equals 100% of the NEO’s target annual bonus award for 2021, expressed as a monthly payment, multiplied by the participant’s severance benefit period, expressed monthly.

(5)	Represents the value of all unvested equity awards outstanding at the closing price on December 31, 2021, minus any applicable exercise price. For purposes of this table, performance-based equity awards were assumed to vest in full.

(6)	Reflects the premiums for health, dental, and vision coverage under the Company’s group health insurance program. Amounts are based on the premiums in effect at December 31, 2021.

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Termination as a Result of Death or Disability

In the event an NEO is terminated as a result of death or disability, all outstanding equity awards granted to the executive on or after March 2016 will vest as to 50% of the unvested portion of each grant as of the termination date. Otherwise, the Company has no further obligation to the executive other than the obligation to pay any unpaid base salary and unused vacation accrued through the termination date. If the executive dies while in the employ of the Company (or within three months after the date on which the executive ceases to be an employee), vested and exercisable options may be exercised by the executive’s estate for one year following the executive’s death. If the executive becomes disabled while in the employ of the Company, vested and exercisable options may be exercised by the executive for a period of one year after the executive ceases to be an employee due to a disability.

2021 CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the following information describes the relationship of the annual total compensation of our employees and the annual total compensation of Stanley C. Erck, our President and Chief Executive Officer (our “CEO”).

For 2021:

	2021 Annual Total Compensation ($)(1)	Pay Ratio Estimate
Mr. Erck, our Chief Executive Officer	1,118,030
The median of all employees, other than Mr. Erck	133,050
		8:1

(1)	In June 2021, the Compensation Committee determined to move the timing of annual equity grants from December of each year to the first quarter of each year. As a result, annual equity awards were not granted in 2021 and equity awards are not reflected in the 2021 Annual Total Compensation for Mr. Erck or our median employee.

To identify its median employee and determine the annual total compensation of that median employee and the CEO:

●	The Company determined that, as of December 31, 2021, its employee population consisted of approximately 1,431 individuals, with approximately 959 employees based in the United States, 356 employees located in the Czech Republic, and 116 employees located in Sweden. All employees are included, whether employed as full-time, part-time, temporary, or seasonal employees, and compensation was annualized for any full-time employee that was not employed for all of fiscal year 2021.

●	We identified our median employee by reviewing compensation data reflected in payroll records consisting of base salary and annual cash incentive payments, which was consistently applied to all employees included in the calculation. Base salary and annual cash incentive payments were used because they represent the Company’s principal broad-based compensation elements.

●	No cost-of-living adjustments were made in identifying the median employee. For compensation of employees located in Sweden and the Czech Republic, the exchange rate used was the same as for financial statement translation purposes at December 31, 2021.

●	After identifying the median employee, all of the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, were totaled, resulting in annual total compensation of $133,050. With respect to the annual total compensation of the CEO, the Company used the amount reported in the “Total” column of the Summary Compensation Table included in this Proxy Statement.

The CEO Pay Ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records, and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the CEO Pay Ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Proposal 3—Approval of the Amendment and Restatement of the Certificate of Incorporation to Eliminate the Supermajority Voting Provisions

The Board has deemed it advisable and in the best interests of the Company to amend and restate the Certificate of Incorporation (as so amended and restated, the “Amended Charter”) subject to stockholder approval, to eliminate the requirement of an affirmative vote of the holders of at least 75 percent of the shares of capital stock of the Company issued and outstanding (the “Supermajority Voting Standard”) and entitled to vote to amend or repeal, or to adopt any provision inconsistent with Articles Eleven, Twelve, and Thirteen of the Certificate of Incorporation.

Purpose of the Amended Charter

The Board regularly reviews our corporate governance practices to consider whether such practices remain in the best interests of the Company and its stockholders. Many stockholders believe that supermajority voting requirements impede accountability to stockholders and contribute to board and management entrenchment. The Board also considered that, even without the supermajority vote, the Company has appropriate safeguards to protect the interests of all stockholders and to discourage a would-be acquirer from proceeding with a proposal that undervalues the Company or is opportunistic and to assist the Board in responding to such proposals. The Board also considered that under certain circumstances, supermajority voting requirements can provide benefits to the Company and all its stockholders by making it more difficult for one or a few large stockholders to facilitate a takeover of the Company or implement certain significant changes to the Company without more widespread stockholder support. After careful consideration, the Board has deemed it advisable and in the best interests of the Company to amend and restate the Certificate of Incorporation to provide for a majority voting standard by which stockholders may amend or repeal, or adopt any provision inconsistent with, such provisions.

Principal Effects of the Amended Charter

If the Amended Charter is approved by our stockholders, each Supermajority Voting Standard in our Certificate of Incorporation, as described below, will be removed and replaced by a simple majority voting requirement.

The Company’s Certificate of Incorporation provides that nearly all matters submitted to a vote of stockholders can be adopted by a majority of the shares of capital stock issued and outstanding and entitled to vote. However, the Certificate of Incorporation requires certain fundamental corporate actions to be approved by the holders of 75 percent of the shares of capital stock of the Company issued and outstanding and entitled to vote. Those actions are:

●	The number, election, terms and quorums of the Board;

●	The Company’s classified board structure;

●	Removal of directors prior to the end of their elected term;

●	Vacancies in the Board;

●	Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders;

●	Prohibition on stockholders’ taking any action by written consent in lieu of a meeting; and

●	Who may call special meetings of stockholders.

The Amended Charter, which differs from the Certificate of Incorporation only with respect to the elimination of the Supermajority Voting Standard as described herein and with respect to the reverse stock split which was approved by stockholders and consummated in 2019, is attached to this proxy statement as Appendix A. To illustrate the proposed amendments to eliminate the Supermajority Voting Standard in Appendix A, language that is struck through is proposed to be deleted from the Certificate of Incorporation. Because this Proposal 3 only provides a summary of the proposed amendments to the Certificate of Incorporation, it may not contain all the information that is important to you. You should read Articles Eleven, Twelve and Thirteen containing such amendments, included in Appendix A, carefully before you decide how to vote.

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Procedures for Eliminating the Supermajority Voting Standard

If the Amended Charter is approved by the stockholders at the Annual Meeting, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware to effect the Amended Charter as soon as practicable after the Annual Meeting. The form of the Certificate of Amendment that would be enacted if the Amendment is adopted is set forth in Appendix A to this Proxy Statement. The Amended Charter differs from the Certificate of Incorporation only with respect to the elimination of the Supermajority Voting Standard as described herein and with respect to the reverse stock split which was approved by stockholders and consummated in 2019.

Discretionary Authority of the Board of Directors to Abandon the Elimination of the Amended Charter

The Board reserves the right to abandon the Amended Charter without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of Delaware of the Certificate of Amendment to the Company’s Certificate of Incorporation, even if the proposed Amended Charter has been authorized by our stockholders at the Annual Meeting.

BOARD RECOMMENDATION

For Proposal Number 3, the Board recommends that stockholders vote FOR the amendment and restatement of the certificate of incorporation to eliminate the supermajority voting provisions.

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Proposal 4—Approval of Amendment and Restatement of the By-laws to Eliminate the Supermajority Voting Provisions

The Board has deemed it advisable and in the best interests of the Company to amend and restate the By-laws (as so amended and restated, the “Amended By-laws”) subject to stockholder approval, to eliminate the requirement of an affirmative vote of the holders of at least 75 percent of the shares of to amend or repeal, or to adopt any provision inconsistent with such provisions in favor of a majority vote requirement to amend or repeal, or to adopt any provision inconsistent with such provisions (the “Supermajority Amendment”).

Purpose of the Supermajority Amendment

The Board regularly reviews our corporate governance practices to consider whether such practices, remain in the best interests of the Company and its stockholders. Many stockholders believe that supermajority voting requirements impede accountability to stockholders and contribute to board and management entrenchment. The Board also considered that, even without the supermajority vote, the Company has appropriate safeguards to protect the interests of all stockholders and to discourage a would-be acquirer from proceeding with a proposal that undervalues the Company or is opportunistic and to assist the Board in responding to such proposals. The Board also considered that under certain circumstances, supermajority voting requirements can provide benefits to the Company and all its stockholders by making it more difficult for one or a few large shareholders to facilitate a takeover of the Company or implement certain significant changes to the Company without more widespread stockholder support. After careful consideration, the Board has deemed it advisable and in the best interests of the Company to amend and restate the By-laws to provide for a majority voting standard by which stockholders may amend or repeal, or adopt any provision inconsistent with, such provisions.

Principal Effects of the Supermajority Amendment

If the Supermajority Amendment is approved by our stockholders, each supermajority voting requirement in our By-laws, as described below, will be removed and replaced by a simple majority voting requirement.

The Company’s By-laws provide that nearly all matters submitted to a vote of stockholders can be adopted by a majority of the shares of capital stock issued and outstanding and entitled to vote. However, the By-laws require certain fundamental corporate actions to be approved by the holders of 75 percent of the shares of capital stock of the Company issued and outstanding and entitled to vote. Those actions are:

●	Special meetings of stockholders;

●	Nomination of directors;

●	Notice of business at annual meetings;

●	Prohibition on stockholders’ taking any action by written consent in lieu of a meeting;

●	Who may call special meetings of stockholders;

●	The number, election, terms and quorums of the Board;

●	Removal of directors prior to the end of their elected term;

●	Vacancies and resignations in the Board;

●	Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders

●	Removal of members of the Board;

●	Committees of the Board;

●	Compensation of the Board; and

●	Amending or repealing or to adopt any provision inconsistent with any of the above Supermajority Voting Standards.

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The Amended By-Laws, which differ from the By-laws only with respect to the Supermajority Amendment and the Proxy Access Amendment as defined and described in Proposal 5, are attached to this Proxy Statement as Appendix B. To illustrate the proposed amendments to Appendix B, language that is struck through is proposed to be deleted from the By-laws, and language that is underlined is proposed to be added to the By-laws. Because this Proposal 4 provides only a summary of the Supermajority Amendment, it may not contain all of the information that is important to you. You should read Article 6, containing the Supermajority Amendment, and related Sections 1.3, 1.10, 1.11, 1.12, 1.13, and 1.14, and Article 2, included in Appendix B carefully before you decide how to vote.

BOARD RECOMMENDATION

For Proposal Number 4, the Board recommends that stockholders vote FOR the amendment and restatement of the By-laws to eliminate the supermajority voting provisions.

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Proposal 5—Approval of Amendment and Restatement of the By-laws to Permit Stockholder Access to the Company’s Proxy Statement with Respect to the Nomination of Directors

The Board has deemed it advisable and in the best interests of the Company to amend and restate the By-laws (as so amended and restated, the “Amended By-Laws”) subject to stockholder approval, to permit stockholder access to the Company’s proxy statement with respect to the nomination of directors (the “Proxy Access Amendment”).

Purpose of the Proxy Access Amendment

Our Board regularly reviews our corporate governance practices to consider whether such practices, including the procedures for nominating directors, remain in the best interests of the Company and its stockholders. After careful consideration, the Board has deemed it advisable and in the best interests of the Company to amend and restate the By-laws to provide for a standard by which stockholders may access the Company’s proxy statement.

Principal Effects of the Process Access Amendment

Under the Proxy Access Amendment, a new Section 1.11 will be added to the Amended By-Laws pursuant to which an eligible stockholder or eligible group of up to 20 stockholders owning at least 3% of the voting power of the Company’s outstanding stock for at least three continuous years and through the date of the next annual meeting of stockholders may, subject to certain limitations and conditions, nominate and include in the Company’s proxy materials for such annual meeting of stockholders a number of director nominees not to exceed 20% of the number of directors in office as of the last day on which a notice of proxy access nomination may be delivered pursuant to and in accordance with the Proxy Access Amendment, or if such number is not a whole number, the closest whole number (rounding down) below 20%, but not less than two.

As a condition to the use of the Proxy Access Amendment, the eligible stockholder or eligible group of stockholders and each director nominee must satisfy all of the requirements specified in the Proxy Access Amendment, including the requirement that notice of a nomination be provided to the Secretary of the Company at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the anniversary date of the prior year’s annual meeting of stockholders.

The Amended By-Laws, which differ from the By-laws only with respect to the Proxy Access Amendment and the Supermajority Amendment described in Proposal 4, are attached to this Proxy Statement as Appendix B. To illustrate the proposed amendments to Appendix B, language that is struck through is proposed to be deleted from the By-laws, and language that is underlined is proposed to be added to the By-laws. Because this Proposal 5 provides only a summary of the Proxy Access Amendment, it may not contain all of the information that is important to you. You should read Section 1.11, containing the Proxy Access Amendment, included in Appendix B carefully before you decide how to vote.

BOARD RECOMMENDATION

For Proposal No. 5, the Board recommends that stockholders vote FOR the amendment and restatement of the By-laws to permit stockholder access to the company’s proxy statement with respect to the nomination of directors.

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Proposal 6—Amendment and Restatement of the 2015 Stock Plan

At the Annual Meeting, stockholders will be asked to approve the adoption of the Amended and Restated 2015 Stock Incentive Plan adopted by our Board on March 3, 2022 (the “Amended 2015 Stock Plan”). The 2015 Stock Plan was originally adopted by our Board on March 5, 2015 and approved by Novavax stockholders on June 18, 2015, with an amendment thereto approved by our stockholders on June 9, 2016, and an amendment and restatement thereof approved by our stockholders on each of June 15, 2017, June 14, 2018, June 28, 2019, June 25, 2020, and June 17, 2021. Currently, 12,400,000 shares are authorized for issuance under the 2015 Stock Plan.

As discussed further below, stockholders are being asked to approve the Amended 2015 Stock Plan to enable us to increase the number of shares of Common Stock available for issuance pursuant to awards under the plan by 2,400,000 shares and to implement a limit on total annual non-employee director compensation of $1,000,000 ($1,500,000 for the chairman of the Board or a non-employee director in his or her first year of service on the Board).

If stockholders do not approve this proposal, the Amended 2015 Stock Plan will not become effective and our 2015 Stock Plan will remain in effect in accordance with its terms.

Equity grants are an essential element of our compensation program. Stockholder approval of the Amended 2015 Stock Plan will allow us to continue to attract and retain high quality and high performing directors, executives, and other employees with equity incentives.

The Company is currently in a critical stage for its ultimate long-term success. As we continue our global rollout of NVX-CoV2373, our vaccine candidate designed to protect against the SARS-CoV-2 virus responsible for the COVID-19 pandemic, it is essential that we continue to be able to attract and retain best-in-class talent, and our ability to grant equity awards is key to our successful retention efforts.

The Board approved the Amended 2015 Stock Plan and the additional shares of Common Stock authorized for issuance under it based upon its review and consideration of:

●	the Company’s historic rates of equity award issuances

●	the dilutive impact to stockholders

●	equity plan guidelines established by certain institutional investors and proxy advisory firms

●	advice provided by Pearl Meyer, the Compensation Committee’s independent consultant

The Board believes that it is in the best interest of the Company’s stockholders for the Company’s employees (including its officers), directors, and consultants to have an ownership interest in the Company and that granting equity awards to such persons motivates them to contribute to the Company’s success.

During 2021, we grew our employee headcount by 741 employees, representing a 107% growth rate.

Given the emphasis placed on equity awards in the Company’s compensation philosophy and, the Company’s continued growth during 2021, we anticipate that the remaining shares of Common Stock available for issuance under the 2015 Stock Plan are not sufficient to continue implementing the Company’s stock incentive program over the next two years, taking into account our historical burn rate (discussed below) and certain other factors, including the Company’s anticipated need to attract new employees with appropriate levels of experience and talent. Accordingly, on March 3, 2022, our Board approved the Amended 2015 Stock Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance under the Amended 2015 Stock Plan by 2,400,000 shares and to increase the number of shares of Common Stock that may be issued under the Amended 2015 Stock Plan upon the exercise of incentive stock options by 2,400,000 shares. The Amended 2015 Stock Plan is being submitted to the Company’s stockholders for approval.

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The Board believes the Amended 2015 Stock Plan continues to promote the interests of our stockholders and continues to be consistent with principles of good corporate governance including:

Independent Committee. The Amended 2015 Stock Plan will continue to be administered by the Compensation Committee and its authorized delegates. The Compensation Committee is composed entirely of independent directors who meet the Nasdaq Global Select Market (“Nasdaq”) standards for independence and “non-employee directors” under Rule 16b-3(b)(3) of the Exchange Act.

Stockholder Approval is Required for Additional Shares. The Amended 2015 Stock Plan does not contain an annual “evergreen” provision. The Amended 2015 Stock Plan authorizes a fixed number of shares and, as a result, stockholder approval is required to issue any additional shares under awards under the Amended 2015 Stock Plan. This gives our stockholders the opportunity to provide direct input on our equity compensation programs.

Limit on Non-Employee Director Compensation. Under the Amended 2015 Stock Plan, the aggregate value of all compensation paid to granted to a non-employee director for services to the Board in any year, including awards under the Amended 2015 Stock Plan and cash fees or other compensation paid outside the Amended 2015 Stock Plan in respect of such individual’s service on the Board, may not exceed $1,500,000 in the case of the chairman of the Board and $1,000,000 in the case of any other non-employee director (or $1,500,000 with respect to the year in which a non-employee director commences service on the Board).

No Discounted Stock Options or SARs. All stock options and SARs under the Amended 2015 Stock Plan must have an exercise price or base value that is not less than the closing price of a share of Common Stock on the date of grant (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported).

Performance Awards. Under the Amended 2015 Stock Plan, the Compensation Committee may grant performance-based awards designed to reward individual and Company performance.

No Repricing. Other than in connection with a corporate transaction affecting the Company, the Amended 2015 Stock Plan prohibits any repricing of stock options or SARs without obtaining stockholder approval in accordance with Nasdaq requirements.
No Liberal Share Recycling. Shares retained or withheld by or delivered to the Company to satisfy the purchase or exercise price of (or withholding taxes applicable to) an award and the total number of shares subject to a SAR any portion of which is settled in shares reduce the number of shares available for issuance under the Amended 2015 Stock Plan. In addition, the number of shares available for delivery under the Amended 2015 Stock Plan will not be increased by any shares that have been delivered under the Amended 2015 Stock Plan that are subsequently repurchased using proceeds directly attributable to stock option exercises.

Minimum Vesting Provisions. The Amended 2015 Stock Plan requires a minimum vesting period of at least one year for all awards granted under the plan, subject to a carve-out for awards not exceeding five percent of the total shares of Common Stock reserved for issuance under the Amended 2015 Stock Plan.

Accelerated Vesting on a Change in Control. The Amended 2015 Stock Plan provides that, upon the consummation of a corporate transaction (as described below), the plan administrator may not accelerate the time-based vesting of an award unless such award is not assumed or substituted by the acquiring or succeeding company in such transaction. Further, the Amended 2015 Stock Plan requires that, on the consummation of a corporate transaction, the performance-based vesting of any award be determined based on the greater of (a) assumed achievement of the applicable performance goals at 100% of target with the result prorated based on the period of the Participant’s actual employment or service relationship with the Company prior to the corporate transaction during the applicable full performance period, or (b) actual achievement of the applicable performance goals through the date of the corporate transaction.

Clawback Policy. Awards under the Amended 2015 Stock Plan are subject to recoupment in accordance with any applicable Company clawback or recoupment policy that may be adopted by the Board or as otherwise required by law or applicable listing standards. The Company’s current clawback policy, as adopted by the Board, provides that, if the Company is required to prepare an accounting restatement due to material non-compliance with financial reporting requirements under applicable securities laws, with respect to any cash bonus or other cash compensation paid or awarded, or equity-based bonus or other equity-based incentive compensation that was exercised, vested or settled, within six months preceding

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such restatement, and that was granted or earned or became vested based wholly or in part upon the attainment of any financial reporting measure, if the recipient of such cash or equity-based bonus or other cash or equity-based incentive compensation engaged in fraud, intentional misconduct, or gross negligence that caused or partially caused the need for the restatement, the Board generally may seek reimbursement of any amount paid under an award in excess of what would have been paid had such error not been made.

Payment of Dividends. The Amended 2015 Stock Plan expressly prohibits the payment of dividends or dividend equivalents on unvested awards.

EXISTING EQUITY PLAN INFORMATION

Since its adoption in 2015, we have granted equity awards exclusively under our 2015 Stock Plan. In 2021, the Company granted stock options covering a total of 81,959 shares and 316,571 RSUs. Our 2021 burn rate was determined to be 0.5%. We also maintain the ESPP. For more information about the ESPP, please see Proposal 7. The following table provides information regarding the three-year average burn rate for the preceding three fiscal years as follows:

	Stock Options and SARs Granted	Full Value Awards Granted	Performance- Vesting Stock Options and Full Value Awards Granted	Total	Burn Rate(1)
2021	81,959	316,571	—	398,530	0.5%(2)
2020	862,166	511,846	2,827,650	4,201,662	7.3%
2019	1,620,721	1,184,932	66,677	2,872,330	11.9%
Three-year average	854,949	671,116	964,776	2,490,841	6.6%

(1)	Our weighted average common shares outstanding in each of the last three years was: 2021, 74,400,000; 2020, 57,554,000; and 2019, 24,100,000.

(2)	In June 2021, the Compensation Committee determined to move the timing of annual equity grants from December of each year to the first quarter of each year. As a result, annual equity awards were not granted in 2021.

In 2021 and through April 15, 2022, the Company granted stock options covering a total of 521,463 shares and 1,035,640 RSUs. As of April 15, 2022, our 2015 Stock Plan had 2,606,240 shares of Common Stock available for future grant as equity awards. If the Amended 2015 Stock Plan is approved, the total number of shares of Common Stock that will be available for future awards under the Amended 2015 Stock Plan will be 5,006,240, which is the sum of 2,400,000 shares, plus the number of shares currently available under the 2015 Stock Plan. If the stockholders do not approve the Amended 2015 Stock Plan, the Amended 2015 Stock Plan will not become effective, and additional awards will only be granted from the shares currently available under the 2015 Stock Plan.

POTENTIAL DILUTION

As of April 15, 2022, 78,128,868 shares of Common Stock were outstanding. The following table provides information regarding the number of shares subject to each type of outstanding award under the 2015 Stock Plan and the 2005 Stock Plan, the number of shares of our Common Stock available for future awards under the 2015 Stock Plan, the number of additional shares that would be available for future awards under the Amended 2015 Stock Plan, if approved by stockholders, and the dilutive impact of each to our stockholders as of April 15, 2022.

	Number of Outstanding Shares	As a Percentage of Stock Outstanding on a Fully Diluted Basis
Outstanding stock options and SARs (with performance-based stock options measured at maximum)	4,087,927	4.9%
Outstanding RSUs (with performance-based RSUs measured at maximum)	1,472,420	1.8%

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	Number of Outstanding Shares	As a Percentage of Stock Outstanding on a Fully Diluted Basis
Total shares subject to outstanding awards under the 2015 Stock Plan and the 2005 Stock Plan	5,560,347	6.6%
Total shares available for future awards under the 2015 Stock Plan	2,606,240	3.0%
Proposed additional shares available for future awards under the Amended 2015 Stock Plan	2,400,000	2.7%
Total potential dilution	10,566,587	11.9%

As indicated by the numbers in the table above, as of April 15, 2022, the potential dilution under our 2015 Stock Plan and 2005 Stock Plan was 9.6%. If the Amended 2015 Stock Plan is approved by our stockholders, our potential dilution will be 11.9%.

SUPPLEMENTAL EQUITY COMPENSATION PLAN INFORMATION

The following table provides supplemental information on the Company’s equity compensation plans as of April 15, 2022 in addition to the required information presented under “Equity Compensation Plan Information” included elsewhere in this Proxy Statement. Under the plans included in the table below, the Company’s Common Stock may be issued upon the exercise of options.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Weighted- Average Remaining Term of Outstanding Options, Warrants, and Rights (c)	Number of Restricted Stock Awards Outstanding (d)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (e)
Equity compensation plans approved by security holders(1)	4,087,927	$47.70	7.7	1,472,420	2,743,379
Equity compensation plans not approved by security holders
Total	4,087,927	$47.70	7.7	1,472,420	2,743,379

(1)	Includes our 2015 Stock Plan, 2005 Stock Plan, and ESPP. The 2005 Stock Plan terminated pursuant to its terms on February 23, 2015 and no further awards will be made pursuant to that plan. The weighted-average exercise price in column (b) excludes RSUs, which do not have an exercise price.

REASONS FOR SEEKING STOCKHOLDER APPROVAL

Our Board believes the ability to grant equity compensation to all employees has been, and will continue to be, essential to the Company’s ability to attract and retain the highest quality and highest performing employees and directors. Our Board also believes equity compensation motivates our employees, including our executive officers, and our directors to contribute to the achievement of our corporate objectives and encourages the alignment of their interests with the interests of our stockholders. After a review of its routine historical practice and an estimation of the Company’s future growth, the Company believes the availability of 2,400,000 additional shares of Common Stock under the Amended 2015 Stock Plan would provide a sufficient number of shares to enable the Company to continue to make awards at historical average annual rates for the next year. The Compensation Committee determined that reserving shares sufficient for approximately one year of new awards at historical grant rates is in line with the practice of our peer public companies.

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SUMMARY OF THE AMENDED 2015 STOCK PLAN

The following summary describes the material terms of the Amended 2015 Stock Plan. This summary of the Amended 2015 Stock Plan is not a complete description of all provisions of the Amended 2015 Stock Plan and is qualified in its entirety by reference to the Amended 2015 Stock Plan, which is filed as Appendix C to this Proxy Statement.

Purpose; Term

The purpose of the Amended 2015 Stock Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees, officers, and directors of, as well as consultants and advisors to, the Company, its parents and its subsidiaries. Unless sooner terminated in accordance with its terms, the Amended 2015 Stock Plan will terminate upon the close of business on March 4, 2025.

Administration

The Amended 2015 Stock Plan is administered by the Compensation Committee and its authorized delegates. Subject to the terms of the Amended 2015 Stock Plan, the Compensation Committee has the authority to determine the individuals to whom, and the time or times at which, awards are made, the number of shares of Common Stock subject to each award, and the terms of all awards and all award agreements; to construe the plan and the award agreements under the plan; to prescribe the forms, rules and procedures relating to the plan; to determine the form of settlement of awards (whether in cash, shares of Common Stock, or other property); and to make all other determinations and take all other actions that are, in the Compensation Committee’s judgment, necessary or desirable for the administration of the Amended 2015 Stock Plan. Notwithstanding the foregoing, except in connection with a change in control of the Company or the death or disability of a participant after the time an award has been granted, the Compensation Committee may not accelerate the time or times at which an award vests or becomes exercisable. The Compensation Committee’s construction and interpretation of the terms and provisions of the Amended 2015 Stock Plan and any award agreement are final and conclusive.

Shares Reserved

Subject to adjustment as described below, the number of shares of Common Stock that are reserved for issuance under the Amended 2015 Stock Plan is 14,800,000 shares. Shares of Common Stock underlying any award made under the Amended 2015 Stock Plan to the extent the award expires, terminates or is forfeited, in whole or in part, without the issuance of shares become available for issuance again under the Amended 2015 Stock Plan. Shares of Common Stock that are retained or withheld by or delivered to the Company to satisfy any purchase or exercise price or tax withholding obligation, and the total number of shares of Common Stock subject to a SAR, any portion of which is settled in shares of Common Stock, are treated as issued under the Amended 2015 Stock Plan. The shares available for issuance under the Amended 2015 Stock Plan are not increased by any shares that have been delivered under the Amended 2015 Stock Plan that are subsequently repurchased using the proceeds directly attributable to stock option exercises. The closing price of a share of Common Stock as reported on Nasdaq on April 14, 2022 (the last trading day before the market holiday on April 15, 2022) was $58.55 per share.

Maximum Number of Shares Available under Incentive Stock Options

The maximum aggregate number of shares that may be issued under the Amended 2015 Stock Plan upon the exercise of incentive stock options is 14,800,000.

Individual Limits

The maximum number of shares of Common Stock subject to stock options and the maximum number of shares of Common Stock subject to SARs that may be granted to any person in any calendar year is, in each case, 500,000 shares. The maximum number of shares subject to other awards that may be granted to any person in any calendar year is 250,000 shares.

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Non-Employee Director Limits

The aggregate value of all compensation paid to granted to a non-employee director solely for services to the Board in any year, including awards under the Amended 2015 Stock Plan and cash fees or other compensation paid outside the Amended 2015 Stock Plan, may not exceed $1,500,000 in the case of the chairman of the Board and $1,000,000 in the case of any other non-employee director (or $1,500,000 with respect to the year in which a non-employee director commences service on the Board). These limitations do not apply to any compensation granted or paid to a non-employee director for his or her services to the Company other than as a non-employee director, including, as a consultant or advisor.

Eligible Participants

The Compensation Committee may select recipients of awards from among key employees, officers, or directors of, or consultants or advisors to the Company and its parents and subsidiaries who are expected to contribute to the Company’s future growth and success. Eligibility for stock options intended to be “incentive stock options” within the meaning of Section 422 of the Code is limited to employees of the Company or its parents and subsidiaries, in accordance with Section 422 of the Code. As of April 15, 2022, 1,600 employees, 7 consultants, and 8 directors are eligible to participate in the Amended 2015 Stock Plan.

Awards

The Amended 2015 Stock Plan provides for grants of stock options, restricted stock, unrestricted stock, SARs, stock units, RSUs, and performance awards. Dividend equivalents may also be provided in connection with awards under the Amended 2015 Stock Plan.

●	Restricted and Unrestricted Stock. A restricted stock award is an award of stock subject to forfeiture restrictions, while an unrestricted stock award is not subject to restrictions.

●	Stock Options and SARs. The Amended 2015 Stock Plan provides for the grant of incentive stock options, non-statutory stock options and SARs. Stock options entitle the holder to acquire shares of Common Stock upon payment of the exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Common Stock of equivalent value) equal to the excess of the closing price of the shares of Common Stock subject to the SAR on the exercise date over the base value from which appreciation under the SAR is to be measured. The exercise price of a stock option, and the base value against which a SAR is to be measured, may not be less than the closing price (or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of the closing price) of a share of Common Stock on the date of grant (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported). The Amended 2015 Plan will be administered based on closing prices on the dates of grants (or, on the immediately preceding date on which a closing price was reported, as described above), which may differ substantially from market prices shortly following the grants. The Compensation Committee will determine when stock options or SARs become exercisable and the terms on which such awards remain exercisable. Stock options and SARs will generally have a maximum term of ten years (or, in the case of an incentive stock option granted to a ten percent stockholder, five years); however, in general, if (i) a participant holds an outstanding but unexercised stock option or SAR on the date that is ten years from the date of grant (or, in the case of a stock option or SAR with a maximum term of less than ten years, the last day of such maximum term) and has not exercised such stock option or SAR as of the regular closing time of the exchange on which shares of Common Stock are traded on the last day of the applicable term of the stock option or SAR, (ii) on such date shares of Common Stock is publicly traded, and (iii) at such time the value of a share of Common Stock (measured based on the closing price of a share of Common Stock) is greater than the exercise price or base value applicable to such stock option or SAR, such stock option or SAR to the extent then vested and exercisable will be automatically exercised on the last day of the applicable term and the number of shares of Common Stock otherwise to be delivered upon exercise of the stock option or SAR will be reduced by, in the case of a stock option, a number of shares having a value equal to the aggregate exercise price of the stock option being exercised and, in the case of a stock option or SAR, a number of shares having a value equal to the amount necessary to satisfy any applicable tax withholding obligation (but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under FASB ASC Topic 718 or any successor provision).

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●	Stock Units. A stock unit award is denominated in shares of Common Stock and entitles the recipient to receive stock or cash measured by the value of the shares in the future. The delivery of Common Stock or cash under a stock unit may be subject to the satisfaction of performance or other vesting conditions.

●	Performance Awards. A performance award is an award of a stock option, SAR, restricted stock, or RSU the vesting, settlement or exercisability of which is subject to specified performance criteria.

Vesting

The Compensation Committee will determine the time or times at which awards will vest or become exercisable, provided that no award may vest prior to the first anniversary of the grant date, subject to the Compensation Committee’s discretion to accelerate the vesting of an award upon a change in control of the Company or the death or disability of a participant. However, a number of shares of Common Stock not exceeding five percent of the number of shares of Common Stock that may be delivered in satisfaction of awards under the Amended 2015 Stock Plan may be delivered in satisfaction of awards that are not subject to the minimum one-year vesting period.

Termination of Employment or Service

The Compensation Committee determines the effect of the termination of employment or service on an award. Unless otherwise provided by the Compensation Committee, upon a termination of employment or service, all unvested stock options and SARs will terminate, all other unvested awards will be forfeited, and vested stock options and SARs then held by the participant will remain exercisable for a period of three months, or 12 months in the case of death or disability, following such termination of employment or, in each case, until the applicable expiration date, if earlier. All stock options and SARs held by a participant, whether vested or unvested, immediately prior to the participant’s termination of employment or service will terminate if such termination is for cause.

Non-transferability of Awards

In general, awards under the Amended 2015 Stock Plan may not be transferred except by will or the laws of descent and distribution, unless, in the case of awards other than incentive stock options, expressly permitted in the agreement evidencing the award. Awards other than incentive stock options may be transferred pursuant to a domestic relations order (within the meaning of Rule 16a-12 of the Exchange Act).

Recovery of Compensation

The Compensation Committee may cancel, rescind, withhold or otherwise limit or restrict any award at any time under the Amended 2015 Stock Plan if the participant is not in compliance with the provisions of the Amended 2015 Stock Plan or the award or if the participant breaches any agreement with the Company with respect to non-competition, non-solicitation, or confidentiality. The Compensation Committee also may recover any award or payments or gain with respect to any award under the Amended 2015 Stock Plan in accordance with any applicable Company clawback or recoupment policy, as such policy may be in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards. In 2017, the Board adopted a policy providing that, if the Company is required to prepare an accounting restatement due to material non-compliance with financial reporting requirements under applicable securities laws, with respect to any cash bonus or other cash compensation paid or awarded, or equity-based bonus or other equity-based incentive compensation that was exercised, vested or settled, within six months preceding such restatement, and that was granted or earned or became vested based wholly or in part upon the attainment of any financial reporting measure, if the recipient of such cash or equity-based bonus or other cash or equity-based incentive compensation engaged in fraud, intentional misconduct, or gross negligence that caused or partially caused the need for the restatement, the Board generally may seek reimbursement of any amount paid under an award in excess of what would have been paid had such error not been made.

Adjustment Provisions

If the outstanding shares of Common Stock are exchanged for a different number or kind of shares or other securities of the Company or increased or decreased as a result of any recapitalization, reclassification, stock dividend, stock split or reverse stock split, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other

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securities, an appropriate and proportionate adjustment will be made to (a) the maximum number and kind of shares reserved for issuance under the Amended 2015 Stock Plan, (b) the maximum number of shares that can be issued upon exercise of incentive stock options under the Amended 2015 Stock Plan, (c) the limitations on the number of shares of Common Stock that may be delivered through awards granted to any person in any calendar year and the limitations on awards granted to our non-employee directors, (d) the number and kind of shares or other securities subject to any then outstanding awards under the Amended 2015 Stock Plan, and (e) the exercise or purchase prices (or base values) relating to awards and any other provision of awards affected by such change, without (in the case of stock options or SARs) changing the aggregate exercise price (or base values) for such awards.

Change in Control

In the event of a corporate transaction (as defined in the Amended 2015 Stock Plan) in which awards are not assumed or substituted by the acquiring or succeeding corporation (or an affiliate thereof), the Compensation Committee will provide for the accelerated vesting or delivery of shares under awards and may provide for (a) the cash-out of outstanding awards or (b) the termination of awards that are not exercised prior to the consummation of the transaction. In the event of a corporate transaction in which awards are assumed or substituted by the acquiring or succeeding corporation (or an affiliate thereof), the Compensation Committee will provide that such awards will continue in existence with appropriate adjustments or modifications. The performance-based vesting of any award is determined based on the greater of (a) assumed achievement of the applicable performance goals at 100% of target with the result prorated based on the period of the Participant’s actual employment or service relationship with the Company prior to the corporate transaction during the applicable full performance period, or (b) actual achievement of the applicable performance goals through the date of the corporate transaction. Except as the Compensation Committee may otherwise provide in any case, all awards will terminate automatically or, in the case of restricted stock, will be forfeited automatically upon the consummation of a covered transaction other than awards that are assumed by the acquiring or succeeding corporation. In general, a corporate transaction under the Amended 2015 Stock Plan means a consolidation, merger, combination or reorganization of the Company, the sale, lease or other disposition of all or substantially all of the assets of the Company, a transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities in which such persons or entities become the owners, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction, or a dissolution or liquidation of the Company.

Prohibition on Repricing

Except in connection with certain corporate transactions involving the Company, the Company may not, without obtaining stockholder approval, amend the terms of outstanding stock options or SARs to reduce the exercise price or base value of such awards, cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base value that is less than the exercise price or base value applicable to the original award, or cancel outstanding stock options or SARs that have an exercise price or base value greater than the closing price of a share of Common Stock on the date of such cancellation in exchange for cash or other consideration.

Plan Amendments and Termination

The Board may at any time, and from time to time, modify or amend the Amended 2015 Stock Plan in any respect, except that any such modification or amendment will be subject to stockholder approval to the extent required by applicable tax or securities laws or stock exchange listing requirements, and no such modification or amendment may adversely affect the rights under an award previously granted to a participant without such participant’s consent. The Compensation Committee may amend outstanding award agreements only with the consent of the affected participant, except that the Administrator, without the consent of the affected participant, may amend or modify the terms and provisions of the Amended 2015 Stock Plan and of any outstanding incentive stock options granted under the Amended 2015 Stock Plan to the extent necessary to qualify any or all such stock options as incentive stock options or to the extent necessary to ensure the qualification of the Amended 2015 Stock Plan under Rule 16b-3 (if then applicable) or compliance with, or exemption from, Section 409A of the Code. The Board may at any time suspend or terminate the Amended 2015 Stock Plan except that any such suspension or termination may not adversely affect the rights under an award previously granted to a participant while the

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Amended 2015 Stock Plan is in effect without the consent of the affected participant. Unless sooner terminated by the Board, the Amended 2015 Stock Plan will terminate on March 3, 2032. Awards outstanding on that date will remain in force and effect in accordance with their terms.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of some of the material federal income tax consequences associated with the grant and exercise of awards under the Amended 2015 Stock Plan under current federal tax laws and certain other tax considerations associated with awards under the Amended 2015 Stock Plan. The summary does not address tax rates or non-U.S., state, or local tax consequences, nor does it address employment tax or other federal tax consequences except as noted.

Restricted Stock

A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. An 83(b) election must be made not later than thirty (30) days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective 83(b) election will realize ordinary income equal to the value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the Amended 2015 Stock Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount realized (if any) in connection with the forfeiture.

Incentive Stock Options

In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized on the disposition is treated as a capital gain, for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one-and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss, for which the Company is not entitled to a deduction.

Non-statutory Stock Options

In general, a participant has no taxable income upon the grant of a non-statutory stock option but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction. An incentive stock option that is exercised more than three months after termination of employment (other than termination by reason of death) is generally treated as a non-statutory stock option. Incentive stock options are also treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year for shares having a value (determined as of the date of grant) in excess of $100,000.

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SARs

The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the value of any stock received. A corresponding deduction is generally available to the Company.

Restricted Stock Units

The grant of an RSU does not itself result in taxable income. Instead, the participant is taxed upon delivery of the underlying shares (and a corresponding deduction is generally available to the Company). If the shares delivered are restricted for tax purposes, the participant will be subject to the rules described above for restricted stock.

Section 162(m)

Section 162(m) limits to $1 million the amount a company may deduct for compensation paid to certain current and former executive officers, subject to limited exceptions.

Certain Change in Control Payments

Under Section 280G of the Code, the vesting or accelerated exercisability of stock options or the vesting and payment of other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change in control in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the Company.

NEW PLAN BENEFITS

No awards under the Amended 2015 Stock Plan have been granted to date. Because future awards under the Amended 2015 Stock Plan will be granted in the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.

The following table sets forth the awards that were granted to our Named Executive Officers, our executive officers as a group, our non-employee directors as a group, and our other employees (who are not executive officers) as a group under the 2015 Stock Plan during 2021. In June 2021, the Compensation Committee determined to move the timing of annual equity grants from December of each year to the first quarter of each year. As a result, annual equity awards were not granted in 2021.

Name and Position	Time-Vesting Stock Options	Performance- Vesting Stock Options (Assuming all Performance Conditions Achieved)	Time-Vesting RSUs	Performance- Vesting RSUs
Stanley C. Erck, President and CEO	—	—	—	—
James P. Kelly, EVP, Chief Financial Officer and Treasurer	14,200	—	7,100	—
John J. Trizzino, EVP, Chief Commercial Officer, Chief Business Officer and Former Interim Chief Financial Officer and Treasurer	—	—	1,965	—
Gregory F. Covino, Former EVP, Chief Financial Officer and Treasurer	—	—	—	—
Gregory M. Glenn, M.D., President, Research and Development	—	—	—	—
John A. Herrmann III, J.D., EVP, Chief Legal Officer and Corporate Secretary	—	—	—	—

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Name and Position	Time-Vesting Stock Options	Performance- Vesting Stock Options (Assuming all Performance Conditions Achieved)	Time-Vesting RSUs	Performance- Vesting RSUs
Executive Group	14,200	—	9,065	—
Non-Executive Director Group	10,400	—	5,600	—
Non-Executive Officer Employee Group	57,359	—	301,906	—

REQUIRED VOTE

Approval of the Amended 2015 Stock Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as shares voting on this matter and accordingly will have no effect on the approval of this Proposal 6.

BOARD RECOMMENDATION

For Proposal 6, the Board recommends that stockholders vote FOR the adoption of the Amended 2015 Stock Plan to increase the number of shares available for issuance thereunder by 2,400,000 shares.

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Proposal 7—Amendment of ESPP

At the Annual Meeting, stockholders will be asked to approve the ESPP, as amended and restated, adopted by our Board on March 3, 2022 (the “Amended ESPP”). The ESPP was originally adopted by our Board on April 11, 2013 and approved by Novavax stockholders on June 13, 2013. As discussed further below, stockholders are being asked to approve the Amended ESPP to enable us to increase the number of shares of our Common Stock available for issuance pursuant to awards under the ESPP by 550,000 shares, such that the number of shares available for issuance under the Amended ESPP will be the lesser of (a) 1,100,000 shares of Common Stock increased on each anniversary of the date of the Amended ESPP by 5% of the share pool and (b) 1,650,000 shares of Common Stock.

The purpose of the Amended ESPP is to enable eligible employees of the Company and certain of its subsidiaries to use payroll deductions to purchase shares of our Common Stock and thereby enhance the sense of participation in the affairs of the Company. Our Board believes that providing eligible employees with the opportunity to acquire an ownership interest in the Company has been, and will continue to be, essential to the Company’s ability to attract and retain the highest quality and highest performing employees. Our Board also believes that the ownership of shares of our Common Stock by our employees motivates our employees to contribute to the achievement of our corporate objectives and our success.

We do not believe that the shares of our Common Stock currently available for purchase under the ESPP are sufficient to continue offering shares for purchase under the ESPP until its expiration in 2023. As of April 15, 2022, 137,139 shares of our Common Stock were available for purchase under the ESPP. Accordingly, on March 3, 2022, our Board adopted the Amended ESPP, subject to stockholder approval, which will increase the number of shares of our Common Stock reserved for purchase under the ESPP by 550,000 shares, such that the number of shares available for issuance under the Amended ESPP will be the lesser of (a) 1,100,000 shares of Common Stock increased on each anniversary of the date of the Amended ESPP by 5% of the share pool and (b) 1,650,000 shares of Common Stock (the “Share Increase”). In establishing the Share Increase, our Board considered the potential dilutive impact to stockholders and the projected participation rate over the remaining term of the plan based on historic rates of participation in the ESPP. For information about options and RSUs outstanding under our existing equity plans and the number of shares available for issuance under such plans, each as of December 31, 2021, please see “Equity Compensation Plan Information” elsewhere in this Proxy Statement.

SUMMARY OF THE AMENDED ESPP

The following summary describes the material terms of the Amended ESPP. This summary of the Amended ESPP is not a complete description of all provisions of the Amended ESPP and is qualified in its entirety by reference to the Amended ESPP, which is filed as Appendix D to this Proxy Statement.

Purpose

The purpose of the Amended ESPP is to enable our eligible employees and eligible employees of certain of our subsidiaries to purchase shares of our Common Stock and thereby enhance their sense of participation in the affairs of the Company. The Amended ESPP will allow eligible employees to purchase, through payroll deductions, shares of our Common Stock at a discount from the market price of the stock at the time of purchase. The Amended ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code.

Administration

The Compensation Committee of the Board will administer the Amended ESPP, but is authorized to delegate its duties and authority to officers and employees of the Company in its discretion and to the extent permitted by applicable law. The Compensation Committee has the authority to determine eligibility under the Amended ESPP, to interpret the Amended ESPP, to prescribe forms, rules, and procedures under the Amended ESPP, to adopt, amend, rescind, administer and interpret such forms, rules or procedures and otherwise to do all things necessary or advisable to carry out the terms of the Amended ESPP. All determinations and decisions by the Compensation Committee regarding the interpretation and application of the Amended ESPP are final and binding on all parties.

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Stock Subject to the Amended ESPP

Subject to adjustment, as described below, the maximum aggregate number of shares of our Common Stock available for purchase under the Amended ESPP is the lesser of (a) 1,100,000 shares increased on each anniversary of the adoption of the Amended ESPP by 5% of the share pool, and (b) 1,650,000. If any right to purchase shares under the Amended ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of our Common Stock subject to such right will again be available for purchase under the Amended ESPP. The closing price of share of Common Stock as reported on Nasdaq on April 14, 2022 (the last trading day before the market holiday on April 15, 2022) was $58.55 per share.

Eligibility

Our employees who (i) customarily work at least 20 hours per week, (ii) customarily work more than five months in a calendar year, and (iii) have been employed by the Company no less than five business days as of the first day of an offering period are eligible to participate in the Amended ESPP. The Compensation Committee may establish additional eligibility requirements prior to the commencement of the applicable offering period. An employee who is an eligible employee on the first day of an offering period may elect to participate in the Amended ESPP for such offering period. Approximately 1,064 employees were eligible to participate in the Amended ESPP as of April 15, 2022.

Offerings; Purchase Dates

Unless otherwise determined by the Board, offering periods under the Amended ESPP will be consecutive and overlapping 24-month periods that commence every six months on August 1 and February 1 and end 24 months later on July 31 or January 31, with each offering period having four six-month purchase periods that commence on August 1 or February 1 and end on January 31 or July 31 each year during the offering period, unless the offering period is terminated earlier. Purchases under the Amended ESPP will be made on the last day of each purchase period (the “purchase date”). Our Compensation Committee may change the frequency and duration of offering periods, purchase periods and purchase dates with respect to offering periods that have not yet commenced, in accordance with Section 423 of the Code.

On a purchase date, a participant’s accumulated payroll deductions withheld during the purchase period will be applied to purchase the maximum number of whole shares of our Common Stock that can be purchased with such funds, subject to the limitations described below under Limitations on Purchase and Participation.

Participation

Eligible employees may become participants in the Amended ESPP by completing an enrollment agreement and filing it with us no later than five business days before the first day of an offering period (unless the Compensation Committee has set a later time for the filing of such subscription agreement). A participant may participate in only one offering period at any time.

Employees electing to participate in the Amended ESPP will authorize us to deduct after-tax dollars from their compensation each payroll period during an offering period. Participants may authorize no more than 15% (in whole percentages) of their compensation to be withheld through payroll deductions. A participant’s accumulated payroll deductions will be applied to the purchase of the maximum number of whole shares that may be purchased on each semi-annual purchase date during the offering period in which the participant participates, subject to the limitations described below under Limitations on Purchase and Participation. Compensation for purposes of the Amended ESPP includes the following forms of cash compensation paid to or earned by an employee: base wages, salary, overtime, payments for paid time off and holidays, bereavement pay, jury/witness duty pay, pay during a period of suspension, compensation deferred pursuant to Section 401(k) or Section 125 of the Code, distributions under any nonqualified deferred compensation plan and any other compensation or remuneration that the Compensation Committee or the Board approves as “compensation” in accordance with Section 423 of the Code.

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Executive Officers and Compensation

Limitations on Purchase and Participation

No employee may be offered the right to purchase shares under the Amended ESPP if, immediately after the election to participate, such employee would own stock (including stock such employee may purchase under outstanding rights under the Amended ESPP) representing 5% or more of the total combined voting power or value of all classes of our stock. In addition, no participant may be offered the right to purchase shares of our Common Stock under the Amended ESPP if the rights of the participant to purchase stock under the Amended ESPP and all employee stock purchase plans maintained by us or our subsidiaries would accrue at a rate that exceeds $25,000 (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such stock (determined at the time the right is granted) for each calendar year. A maximum of 25,000 shares may be purchased by any participant on any single purchase date.

Purchase Price

For each purchase period, the purchase price per share of our Common Stock will be equal to 85% of the fair market value per share on the first day of the offering period or, if lower, 85% of the fair market value per share on purchase date. Under the Amended ESPP, the fair market value of a share of our Common Stock on any date will be the closing price of a share of our Common Stock on Nasdaq on the date of determination (or, if such day is not a trading day, on the immediately preceding trading day).

If the fair market value of a share of our Common Stock on a purchase date during an offering period is less than the fair market value of a share of our Common Stock on the first day of the offering period, a participant’s accumulated payroll deductions for the applicable purchase period within such offering period will be applied to purchase shares of our Common Stock on the purchase date and the offering period will then terminate. A participant in the terminated offering period will automatically be enrolled in the next offering period, with the participant’s payroll deductions determined by reference to the last payroll deduction authorization properly submitted by the participant to the Company in accordance with the terms of the Amended ESPP.

Termination of Participation

Employees may end their participation in an offering period by providing written notice of such termination to the Compensation Committee no later than 15 days before a purchase date. A participant’s participation in the Amended ESPP will automatically terminate upon a termination of the participant’s employment with us or one of our subsidiaries or upon the participant’s failure to qualify as an eligible employee. Upon a termination of the employee’s participation in the Amended ESPP, such employee’s payroll deductions not already used to purchase shares of our Common Stock under the Amended ESPP will be returned to the employee.

Adjustment Provisions

In the event of certain transactions with our stockholders not involving our receipt of consideration, such as a stock split, spin-off, stock dividend, or certain recapitalizations, or, if the Board or the Compensation Committee determines that adjustments would be appropriate to prevent dilution or enlargement of benefits under the Amended ESPP, in the event of the payment of a dividend or other distribution, reorganization, merger, or other changes in corporate structure, the Board or the Compensation Committee will equitably adjust (a) the class of shares of our Common Stock issuable and the maximum number of shares of our Common Stock available under the Amended ESPP, (b) the class and number of shares of our Common Stock and the purchase price per share of our Common Stock with respect to any outstanding right to purchase shares of our Common Stock under the Amended ESPP, and (c) the class and maximum number of shares of our Common Stock that may be issued to a participant during any purchase period.

However, no such adjustment may be made unless the Board or the Compensation Committee, as applicable, is satisfied that it will not constitute a modification of the rights granted under the Amended ESPP or otherwise disqualify the Plan as an employee stock purchase plan under the provisions of Section 423 of the Code.

In the event of (i) a merger or similar transaction in which we are not the surviving corporation or that results in our stockholders ceasing to own shares of our Common Stock, (ii) a sale of all or substantially all of our assets, (iii) an acquisition resulting in ownership of more than 50% of the shares of our Common Stock by any one person (or more than one person acting as a group) that did not own more than 50% of the shares of our Common Stock

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Executive Officers and Compensation

immediately prior to the acquisition, or (iv) the replacement during any 12-month period of a majority of the directors of the Board by new directors whose appointment was not endorsed by a majority of the directors of the Board prior to the date of the appointment or election, each offering period then in progress will continue unless otherwise provided by the Board or the Compensation Committee, which may in its discretion (a) if the Company is merged with or acquired by another corporation, provide that each outstanding offering will be assumed or exchanged for a substitute right granted by the acquiror or successor corporation, (b) cancel each offering period then in progress and return any unused payroll deductions to the participants, or (c) terminate any and all purchase periods on or before the date of the proposed transaction. In the event of our proposed dissolution or liquidation, each offering period then in progress will be cancelled immediately prior to the consummation of such dissolution or liquidation and accumulated payroll deductions will be returned to participants, unless our Compensation Committee or the Board provides otherwise in its sole discretion.

Amendment and Termination of the ESPP

The Board may at any time and for any reason amend, suspend, or terminate the Amended ESPP. In general, no amendment may affect an offering period in progress at the time of the amendment or may adversely affect the rights of any participant without such participant’s consent unless such amendment is required to satisfy the requirements of Section 423 of the Code, is made in connection with a transaction described above under “Adjustment Provisions,” or is determined by the Board to be advisable in the event of changes to the financial accounting treatment for the Amended ESPP (as described below). Additionally, no amendment may be made without approval of our stockholders within 12 months of its adoption by the Board if such amendment would increase the number of shares that may be issued under the Amended ESPP or change the designation of the corporations whose employees (or class of employees) are eligible to participate in the Amended ESPP or otherwise would be treated as the adoption of a new plan under Section 423 of the Code.

Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board is entitled to make such amendments to the Amended ESPP as it determines are advisable if the continuation of the Amended ESPP or any offering period would result in financial accounting treatment for the Amended ESPP that is different from the financial accounting treatment in effect on the date the Amended ESPP was initially adopted by the Board.

No offers to purchase shares of our Common Stock may be granted under the Amended ESPP after March 3, 2032.

FEDERAL INCOME TAX INFORMATION

The following is a general summary under current law of the material federal income tax consequences to participants in the Amended ESPP. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

The Amended ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. The Amended ESPP is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares of our Common Stock purchased under the Amended ESPP (the “ESPP shares”). Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the participant’s holding period with respect to the ESPP shares. If the ESPP shares are sold or disposed of more than two years from the first day of the offering period and more than one year from the date of purchase, or upon the participant’s death while owning the ESPP shares, the participant will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the ESPP shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the ESPP shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the ESPP shares held for the periods described above are sold and the sale price is less than the purchase price, there is no ordinary income and the participant has a long-term capital loss equal to the difference between the sale price and the purchase price.

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Executive Officers and Compensation

If shares are sold or otherwise disposed of before the expiration of the holding periods described above, other than following the participant’s death while owning the shares, the participant will recognize ordinary income generally measured as the excess of the fair market value of the ESPP shares on the date the ESPP shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the participant’s holding period with respect to the ESPP shares. We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above. We will treat any transfer of record ownership of shares as a disposition, unless we are notified to the contrary. In order to enable us to learn of dispositions prior to the expiration of the holding periods described above and ascertain the amount of the deductions to which we are entitled, participating employees will be required to notify us in writing of the date and terms of any disposition of shares purchased under the Amended ESPP.

NEW PLAN BENEFITS

The amounts of future stock purchases under the Amended ESPP are not determinable because, under the terms of the Amended ESPP, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon fair market value of shares of our Common Stock.

REQUIRED VOTE

Approval of the Amended ESPP requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval of this Proposal No. 7.

BOARD RECOMMENDATION

For Proposal No. 7, the Board recommends that stockholders vote FOR the adoption of the Amended ESPP, including an amendment to increase the number of shares by 550,000, such that the number of shares available for issuance under the Amended ESPP will be the lesser of (a) 1,100,000 shares of Common Stock increased each year by 5% of the share pool and (b) 1,650,000 shares of Common Stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Common Stock authorized for issuance under our equity compensation plans as of December 31, 2021. See also the information regarding stock options in Note 13 to the Company’s consolidated financial statements for the year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders(1)	4,523,890	$43.84	3,881,131
Equity compensation plans not approved by security holders	—	—	—
Total	4,523,890	$43.84	3,881,131

(1)	Consists of the 2015 Stock Plan, 2005 Stock Plan, and ESPP. The 2005 Stock Plan terminated pursuant to its terms on February 23, 2015 and no further awards will be made pursuant to that plan. The weighted-average exercise price in column (b) excludes RSUs, which are not subject to an exercise price.

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AUDIT MATTERS

Proposal 8—Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022

The Audit Committee, comprised solely of independent directors, has appointed the firm Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The Board recommends the stockholders of the Company ratify this appointment. Although ratification is not required by the Company’s By-laws or otherwise, the Company believes it is advisable to give stockholders an opportunity to ratify this selection.

The affirmative vote of the majority of the shares present in person virtually or represented by proxy at the Annual Meeting and voting on this proposal shall constitute ratification of the appointment of Ernst & Young LLP. If the appointment of Ernst & Young LLP as the Company’s independent auditor is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year should it determine such a change would be in the best interest of the Company and its stockholders. If the stockholders, however, do not ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but may proceed with the retention of Ernst & Young LLP if it deems it to be in the best interest of the Company and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to address the Annual Meeting if they desire to do so. They will also be available to respond to appropriate questions from stockholders.

Fees and Services

The following table shows the fees billed by Ernst & Young LLP for professional services rendered as the Company’s independent registered public accounting firm during the 2021 and 2020 fiscal years.

	Fiscal Year Ending December 31,
	2021	2020
E&Y Fee Category	($)	($)
Audit fees	3,177,791	2,447,357
Audit-related fees	—	171,396
Tax fees	4,232,311	1,1 00,435
All other fees	—	—
Total fees	7,410,102	3,719,188

Audit fees. Consists of fees for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for 2021 and 2020 and the reviews of the consolidated financial statements included in the Company’s quarterly reports on Forms 10-Q. These amounts included fees billed for annual financial statement and internal control audits, quarterly reviews, consultations on accounting matters, and registration statement filings and consents.

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Audit Matters

Audit-related fees. Consists of fees for assurance and related services that were reasonably related to the performance of the independent registered public accounting firm’s audit or review of the Company’s financial statements.

Tax fees. Consists of fees for professional services rendered for tax compliance, tax advice, and tax planning for the Company. Tax fees related to tax compliance, including the preparation, review and filing of tax returns, was $542,914 and $252,735, for the years ended December 31, 2021 and 2020, respectively. These amounts represent those billed for tax return preparation for the Company and its subsidiaries.

All other fees. Consists of fees for products and services provided other than those described above.

Audit Committee Pre-Approval Policies and Procedures

As contemplated by applicable law and as provided by the Audit Committee’s charter, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent registered public accounting firm. In connection with such responsibilities, the Audit Committee is required, and it is the Audit Committee’s policy, to pre-approve the audit and permissible non-audit services (both the type and amount) performed by the Company’s independent registered public accounting firm in order to ensure that the provision of such services does not impair the firm’s independence, in appearance or fact.

Under the policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require separate pre-approval by the Audit Committee. If fees for a proposed service of a type that has been pre-approved exceed the pre-approved amount, the Audit Committee and the independent registered public accounting firm must confer, and the Audit Committee must grant its approval before further work may be performed. For audit services (including the annual financial statement audit, quarterly statement reviews, and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on the Company’s consolidated financial statements), the independent registered public accounting firm must provide to the Audit Committee in advance an engagement letter, outlining the scope of audit services proposed to be performed with respect to the audit for that fiscal year and associated fees. If, in advance of its meeting, the Audit Committee agrees to the engagement letter, the engagement will be formally accepted by the Audit Committee at its next regularly scheduled meeting.

All permissible non-audit services not specifically approved in advance must be separately pre-approved by the Audit Committee, as noted above, with the exception of certain services of limited financial expense for which the Audit Committee has authorized the Audit Committee Chair to hire at their discretion. Generally, requests or applications to provide services must be in writing and include a description of the proposed services, the anticipated costs and fees, and the business reasons for engaging the independent registered public accounting firm to perform the services. The request must also include a statement as to whether the request or application is consistent with SEC rules on registered public accounting firm independence.

To ensure prompt handling of unexpected matters, the Audit Committee has delegated authority to pre-approve audit and permissible non-audit services between regularly scheduled meetings of the Audit Committee to its Chair, who is responsible for reporting any pre-approval decisions to the Audit Committee at its next scheduled meeting. Except as noted above, the Audit Committee has not and will not delegate to management of the Company the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm. The Audit Committee pre-approved all audit services provided to the Company by each independent registered public accounting firm engaged during the fiscal years ended December 31, 2021 and 2020.

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Audit Matters

The Board recommends you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors and monitors the Company’s financial reporting process on behalf of the Board of Directors. This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2021 and particularly with regard to the Company’s audited consolidated statements of financial condition as of December 31, 2021, and the related statements of operations, comprehensive loss, changes in stockholders’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2021.

The Audit Committee believes it has taken the actions necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and SEC, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, the overall quality of the Company’s financial reporting, and their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with PCAOB standards. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by the PCAOB independence and ethics rule, Rule 3526, “Communication with Audit Committees Concerning Independence,” relating to the firm’s independence from the Company and its related entities, discussed with Ernst & Young LLP its independence from the Company and considered the compatibility of the firm’s provision of non-audit services with maintaining its independence. Management and the Company’s internal and independent auditors also made presentations to the Audit Committee throughout the year on specific topics of interest, that include but are not limited to:

●	information technology systems, controls, and security
●	critical accounting policies
●	the impact of new accounting guidance
●	compliance with internal controls required under Section 404 of the Sarbanes-Oxley Act
●	compliance with Company’s Code of Conduct
●	risk management initiatives and controls
●	significant legal matters
●	insider and related party transactions

Additionally, the Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plan for their respective audits.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

AUDIT COMMITTEE

Gregg H. Alton, J.D., Chair Michael A. McManus, Jr., J.D. Richard H. Douglas, Ph.D.

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that Novavax specifically incorporates this information by reference and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

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STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 15, 2022, unless otherwise indicated, with respect to the beneficial ownership of our Common Stock by (i) each director of the Company, (ii) each of the Named Executive Officers of the Company, as identified in the “Summary Compensation Table” of this Proxy Statement, and (iii) all directors and executive officers of the Company as a group.

Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)	Percentage of Class Outstanding(3)
5% or Greater Stockholders
The Vanguard Group(4)	6,897,007	8.8%
BlackRock, Inc.(5)	4,410,761	5.6%
Directors and Named Executive Officers
Gregg H. Alton, J.D.(6)	7,700	*
Richard H. Douglas, Ph.D.(7)	77,850	*
Rachel K. King(8)	31,850	*
Margaret G. McGlynn, R. Ph.(9)	7,700	*
Michael A. McManus, Jr.(10)	44,301	*
David M. Mott(11)	52,400	*
James F. Young, Ph.D.(12)	106,770	*
Stanley C. Erck(13)	539,130	*
James P. Kelly	—	—
John J. Trizzino(14)	42,129	*
Gregory F. Covino	—	—
Gregory M. Glenn, M.D.(15)	78,933	*
John A. Herrmann III, J.D.(16)	72,659	*
All directors and executive officers as a group (13 persons)(17)	1,061,422	1.4%

*	Less than 1%.

(1)	Each beneficial owner named in the table above (except as otherwise indicated in the footnotes below) has an address in c/o Novavax, Inc., 21 Firstfield Road, Gaithersburg, Maryland 20878.

(2)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of the Common Stock. Unless otherwise indicated, each beneficial owner named in the table has sole voting and investment power over the shares beneficially owned. With respect to each person or group, percentages are calculated based on the number of shares of Common Stock beneficially owned, including shares that may be acquired by such person or group within 60 days of April 15, 2022 upon the exercise of stock options, RSUs, SARs, warrants, or other purchase rights.

(3)	Percentages have been calculated based on 78,128,868 shares of the Common Stock outstanding as of April 15, 2022.

(4)	As reported by the Vanguard Group (“Vanguard”) on Schedule 13G/A as filed on February 10, 2022. Vanguard is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Beneficial ownership (and other information in this footnote) is as of December 31, 2021. Vanguard beneficially owns 6,897,007 shares of Common Stock, for which it has no sole voting power and sole dispositive power with respect to 6,787,173 shares of Common Stock. The principal office address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)	As reported by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A as filed on March 11, 2022. BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Beneficial ownership (and other information in this footnote) is as of December 31, 2021. BlackRock beneficially owns 4,410,761 shares of Common

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Stock Ownership Information

Stock, for which it has sole voting power with respect to 4,036,930 shares of Common Stock and sole dispositive power with respect to 4,410,761 shares of Common Stock. The principal office address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(6)	Includes 7,700 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 15, 2022.

(7)	Includes 44,400 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 15, 2022.

(8)	Includes 23,400 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 15, 2022. Includes 2,200 shares of Common Stock indirectly owned by Ms. King as a result of shares held in trusts for the benefit of Ms. King’s children.

(9)	Includes 7,700 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 15, 2022.

(10)	Includes 34,900 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 15, 2022.

(11)	Includes 12,400 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 15, 2022.

(12)	Includes 42,680 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 15, 2022. Also includes 1,500 shares of Common Stock owned by Dr. Young’s spouse. Dr. Young disclaims beneficial ownership of these securities, and this report shall not be deemed an admission that Dr. Young is the beneficial owner of the securities for purposes of Section 16 or for any other purpose.

(13)	Includes 469,984 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 15, 2022. Also includes 41,666 shares of Common Stock that would be acquired if Mr. Erck’s SARs that are exercisable or scheduled to vest within 60 days of April 15, 2022 were exercised at 58.55, the closing price of Novavax’ Common Stock on April 14, 2022 (the last trading day before the market holiday on April 15, 2022) and settled in shares of Common Stock.

(14)	Includes 33,773 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 15, 2022. Also includes 4,983 shares of Common Stock that would be acquired if Mr. Trizzino’s SARs that are exercisable or scheduled to vest within 60 days of April 15, 2022 were exercised at $58.55, the closing price of Novavax’ Common Stock on April 14, 2022 (the last trading day before the market holiday on April 15, 2022), and settled in shares of Common Stock

(15)	Includes 64,730 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 15, 2022. Also includes 8,262 shares of Common Stock that would be acquired if Dr. Glenn’s SARs that are exercisable or scheduled to vest within 60 days of April 15, 2022 were exercised at $58.55, the closing price of Novavax’ Common Stock on April 14, 2022, (the last trading day before the market holiday on April 15, 2022), and settled in shares of Common Stock.

(16)	Includes 67,067 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 15, 2022. Also includes 1,747 shares of Common Stock owned by Mr. Herrmann's spouse. Mr. Herrmann disclaims beneficial ownership of these securities, and this report shall not be deemed an admission that Mr. Herrmann is the beneficial owner of the securities for purposes of Section 16 or for any other purpose.

(17)	Includes 808,734 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 15, 2022. Also includes 54,911 shares of Common Stock that would be acquired if Messrs. Erck’s and Trizzino’s and Dr. Glenn’s SARs that are exercisable or scheduled to vest within 60 days of April 15, 2022 were exercised at $58.55, the closing price of Novavax’ Common Stock on April 14, 2022 (the last trading day before the market holiday on April 15, 2022), and settled in shares of Common Stock.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This Proxy Statement (“Proxy Statement”) is being furnished to stockholders in connection with the solicitation of proxies by the Board for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held:

WHEN	VIRTUAL WEBCAST	RECORD DATE
Thursday, June 16, 2022 8:30 a.m. Eastern Time	www.virtualshareholdermeeting.com/NVAX2022	Stockholders of record at the close of business on April 19, 2022 are entitled to notice of and to vote

This Proxy Statement, the form of proxy, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”) are being mailed or made available to our Record Date stockholders on or about ______, 2022.

Why am I receiving these materials?

The Company has made these proxy materials available to you on the Internet or, upon your request, has delivered print versions of these proxy materials to you by mail, in order to provide you with information regarding the matters on which you may vote at the Annual Meeting. You are invited to attend the live virtual webcast of the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Can I access the materials on the Internet instead of receiving paper copies?

Yes, stockholders may access the Proxy Statement and the Annual Report via the Internet and vote online at www.proxyvote.com. On or about _______, 2022, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record as of the close of business on the Record Date. We are furnishing our proxy materials to our stockholders on the Internet in lieu of mailing a printed copy of our proxy materials. You will not receive a printed copy of our proxy materials unless you request one. If you would like to receive a printed or electronic copy of the proxy materials, free of charge, you should follow the instructions for requesting such materials in the Notice. The Notice instructs you as to how you may access and review on the Internet all of the important information contained in these proxy materials or request a printed copy of those materials. The Notice also instructs you as to how you may vote your proxy.

The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of printing and mailing annual meeting materials.

What is “householding” and how does it affect me?

The Company has adopted the process called “householding” for mailing annual meeting materials to stockholders who share the same address. These stockholders will have received a notice from their bank, broker, or other holder of record, indicating they will receive only one copy of this Proxy Statement and Annual Report.

If you own your shares through a bank, broker, or other holder of record and wish to either stop or begin householding, you may do so, or you may request a separate copy of this Proxy Statement and Annual Report, either by contacting your bank, broker, or other holder of record at the telephone number or address provided in the above referenced notice, or contacting Novavax:

TELEPHONE	(240) 268-2000

MAIL	Novavax, Inc. Attention: Corporate Secretary 21 Firstfield Road Gaithersburg, Maryland 20878

If you request to begin or stop householding, you should provide your name, the name of your broker, bank, or other record holder, and your account information.

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Information about the Annual Meeting and Voting

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on the following matters:

Proposal

1	Election of two directors as Class III directors to serve on the board of directors, each for a three-year term expiring at the 2025 Annual Meeting of Stockholders

2	Advisory vote to approve the compensation of our Named Executive Officers

3	Amendment and restatement of the Certificate of Incorporation to eliminate supermajority voting provisions

4	Amendment and restatement of the By-laws to eliminate supermajority voting provisions

5	Amendment and restatement of the By-laws to permit stockholder access to the Company’s proxy statement with respect to the nomination of directors

6	Amendment and restatement of the 2015 Stock Plan to increase the number of shares of the Company’s Common Stock, available for issuance thereunder by 2,400,000 shares

7	Amendment and restatement of the ESPP to increase the number of shares of Common Stock available for issuance under the ESPP by 550,000, such that the number of shares available for issuance is the lesser of (a) 1,100,000 shares of Common Stock increased each year by 5% and (b) 1,650,000 shares of Common Stock

8	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022

9	Transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof

In addition, management will report on the Company’s performance during fiscal year 2021 and respond to questions from stockholders.

Who is entitled to vote?

The only class of stock of the Company entitled to vote at the Annual Meeting is its Common Stock. Only the record holders of shares of Common Stock at the close of business on the Record Date may vote at the Annual Meeting. On the Record Date, there were _________ shares of Common Stock outstanding and entitled to be voted. Each share entitles the holder to one vote on each of the matters to be voted upon at the Annual Meeting.

What is the quorum requirement for the Annual Meeting?

The presence in person virtually or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote is required to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person virtually or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting until a quorum is present, without notice other than an announcement at the Annual Meeting, so long as such adjournment is less than 30 days and a new record date is not fixed. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally scheduled. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs when a broker, bank or other nominee who holds shares represented by a proxy has not received voting instructions with respect to a particular item and does not have discretionary authority to vote such shares on the item.

Why is the Company holding a virtual Annual Meeting?

In an effort to support the health and well-being of our stockholders in light of COVID 19 and to encourage greater stockholder participation at our Annual Meeting, this year’s Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation, and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management. Similar to our in-person meetings, we may answer questions as they come in during the live Q&A session of the Annual Meeting, as well as address questions in advance, to the extent relevant to the business of the Annual Meeting as time permits.

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Information about the Annual Meeting and Voting

How can I attend the virtual Annual Meeting?

The Annual Meeting will be held entirely online. To attend the live webcast of the Annual Meeting, you must demonstrate that you were a Novavax stockholder as of the close of business on April 19, 2022 or hold a valid proxy for the Annual Meeting from such a stockholder.

●	To participate in the Annual Meeting live via the Internet you must register at www.virtualshareholdermeeting.com/NVAX2022 by 11:59 p.m. Eastern Time on June 15, 2022.

●	On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation at www.virtualshareholdermeeting.com/NVAX2022.

Even if you plan to attend the live virtual webcast of the Annual Meeting, we strongly encourage you to vote in advance by Internet, telephone, or mail so your vote will be counted. Please note that no members of management or the Board will be in attendance at the physical location. A replay of the meeting, as well as any questions pertinent to meeting matters and management’s answers (including any questions that could not be answered during the meeting due to time constraints), will be made publicly available on our investor relations website promptly after the Annual Meeting.

How do I vote?

You may vote using any of the following methods:

	Internet	Telephone	Virtual Device	Mail	During the Meeting
Registered Holders	Visit, 24/7 www.proxyvote.com	Dial toll-free, 24/7 1-800-690-6903	Scan the QR code available on your proxy card	Return a properly executed proxy card (if received by mail) in the postage-paid envelope provided	Attend the virtual meeting at www.virtualshareholder meeting.com/NVAX2022 and follow the instructions provided during the Annual Meeting
Beneficial Owners (holders in street name)	The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee, so please follow the voting instructions in the materials you receive		Scan the QR code if one is provided by your broker, bank, or other nominee	Return a properly executed voting instruction form by mail, depending upon the methods your broker, bank, or other nominee makes available	Contact your broker, bank, or other nominee to request a legal proxy and voting instructions
Deadline	11:59 p.m. Eastern Time on June 15, 2022			Before the polls close at the Annual Meeting on June 16, 2022

Telephone or the Internet. The telephone and Internet voting procedures established by the Company for stockholders are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that these instructions have been properly recorded. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee. Therefore, we recommend you follow the voting instructions in the materials you receive.

At the live virtual webcast of the Annual Meeting. All stockholders may vote at the Annual Meeting. If you are a registered holder, you must register using the virtual 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). If you hold your shares beneficially through a bank, broker or other record holder, you must provide a legal proxy from your bank, broker or other record holder during registration and you will be assigned a virtual 16-digit control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership such as a copy

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Information about the Annual Meeting and Voting

of your proxy card, voter instruction card, Notice of Internet Availability, or brokerage statement showing proof of your ownership of Common Stock as of April 19, 2022. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/NVAX2022.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

●	Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

●	Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name.” As a beneficial owner, you have the right to instruct your broker, bank, or other nominee how to vote your shares.

How does discretionary voting authority apply?

All properly executed proxies will be voted in accordance with the instructions of the stockholder. If you are a stockholder of record and you sign and return a proxy card without giving specific instructions, then the persons named as proxy holders, Stanley C. Erck and John A. Herrmann III, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting, including any floor proposals.

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the Nasdaq and the New York Stock Exchange, which generally govern this issue regardless of the exchange on which the company is listed, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, equity compensation matters, and the election of directors, even if they are not contested.

Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular matter is typically determined only after proxy materials are filed with the SEC, we expect that your broker, bank or other nominee will be permitted to vote your shares only with respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2022 (Proposal 8), even if they do not receive instructions from you in a timely manner, so long as they hold your shares in their name and have requested your instructions. Furthermore, we do not expect your broker, bank or other nominee to have authority, discretionary or otherwise, to vote your shares for the election of directors, the approval, on an advisory basis, of the compensation paid to our Named Executive Officers, the amendment and restatement of the Company’s Certificate of Incorporation, the amendment and restatement of the Company’s By-laws, the amendment of the Novavax, Inc. 2015 Stock Plan, or the amendment of the Novavax, Inc. Employee Stock Purchase Plan (Proposals 1, 2, 3, 4, 5, 6 and 7), unless they receive proper instructions to do so from you in a timely manner.

In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the proxy card or voting instruction form.

What are the Board’s recommendations?

Proposal		Board Recommendation
1	Election of directors	FOR all nominees
2	The approval, on an advisory basis, of the compensation paid to our Named Executive Officers	FOR
3	Amendment and restatement of the Certificate of Incorporation to eliminate supermajority voting provisions	FOR

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Information about the Annual Meeting and Voting

Proposal		Board Recommendation
4	Amendment and restatement of the By-laws to eliminate supermajority voting provisions	FOR
5	Amendment and restatement of the By-laws to permit stockholder access to the Company's proxy statement with respect to the nomination of directors	FOR
6	Amendment and restatement of the Novavax, Inc. 2015 Stock Plan to increase the number of shares of Common Stock available for issuance thereunder by 2,400,000 shares	FOR
Proposal		Board Recommendation
7	Amendment and restatement of the ESPP to increase the number of shares of Common Stock available for issuance under the ESPP by 550,000, such that the number of shares available for issuance is the lesser of (a) 1,100,000 shares of Common Stock increased each year by 5% and (b) 1,650,000 shares of Common Stock	FOR
8	Ratification of Ernst & Young LLP as independent auditors for 2022	FOR

What is the voting requirement to approve each of the proposals?

Broker Non-
Proposal		Vote Required	Votes Allowed	Abstentions	You May Vote
1	Election of directors	Majority of votes cast	No	No effect	FOR or WITHHOLD
2	The approval, on an advisory basis, of the compensation paid to our Named Executive Officers	Majority of votes cast	No	No effect	FOR, AGAINST, ABSTAIN
3	Amendment and restatement of the Certificate of Incorporation to eliminate the supermajority voting provisions	75% of shares of common stock issued and outstanding	No	Against	FOR, AGAINST, ABSTAIN
4	Amendment and restatement of the By-laws to eliminate the supermajority voting provisions	75% of shares of common stock issued and outstanding	No	Against	FOR, AGAINST, ABSTAIN
5	Amendment and restatement of the By-laws to permit stockholder access to the Company’s proxy statement with respect to the nomination of directors	75% of shares of common stock issued and outstanding	No	Against	FOR, AGAINST, ABSTAIN
6	Amendment and restatement of the Novavax, Inc. 2015 Stock Plan to increase the number of shares of Common Stock available for issuance thereunder by 2,400,000 shares	Majority of votes cast	No	No effect	FOR, AGAINST, ABSTAIN

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Information about the Annual Meeting and Voting

Broker Non-
Proposal		Vote Required	Votes Allowed	Abstentions	You May Vote
7	Amendment and restatement of the ESPP to increase the number of shares of Common Stock available for issuance under the ESPP by 550,000, such that the number of shares available for issuance is the lesser of (a) 1,100,000 shares of Common Stock increased each year by 5% and (b) 1,650,000 shares of Common Stock	Majority of votes cast	No	No effect	FOR, AGAINST, ABSTAIN
8	Ratification of Ernst & Young LLP as independent auditors for 2022	Majority of votes cast	Yes	No effect	FOR, AGAINST, ABSTAIN

Can I change my vote after I have voted?

Stockholders may revoke proxies at any time before they are exercised at the Annual Meeting by:

(a)	signing and submitting a later-dated proxy to the Secretary of the Company

(b)	delivering written notice of revocation to the Secretary of the Company

(c)	voting electronically at the Annual Meeting

If you intend to revoke your proxy by such written notice, we advise that you also send a copy via email to ir@novavax.com with “Attention: Corporate Secretary” in the subject line. Attendance at the live virtual webcast of the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the stockholder’s proxy and vote at the live virtual webcast of the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K, which the Company is required to file with the

SEC within four business days following the Annual Meeting.

Who bears the cost of solicitation of proxies?

The Company will bear the cost of soliciting proxies. This cost also includes support for the hosting of the live virtual webcast of the Annual Meeting. In addition to solicitations by mail, the Company’s directors, officers, and regular employees may, without additional remuneration, solicit proxies in person, by telephone, or by electronic transmission and/or facsimile transmission. The Company may also utilize the assistance of third parties in connection with our proxy solicitation efforts and will compensate such third parties for their efforts. The Company has retained Alliance Advisors, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of expenses that are not expected to exceed $15,000 in the aggregate. The Company will also request brokerage houses, custodians, nominees and fiduciaries or other similar organizations to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses, custodians, nominees and fiduciaries or other similar organizations for their reasonable expenses in connection with this distribution.

NOVAVAX, INC. 2022 PROXY STATEMENT | 89

ADDITIONAL INFORMATION

Stockholder Proposals

STOCKHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY’S PROXY STATEMENT

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the Company’s 2023 Annual Meeting of Stockholders should follow the procedures prescribed in Rule 14a-8 under the Exchange Act and the Company’s By-laws. Those procedures require that the Company receive a stockholder proposal in writing at the Company’s principal executive offices no later than__________. If the date of next year’s Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of this year’s Annual Meeting (June 16, 2022), then the deadline is the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first.

If Proposal No. 5 is approved at the Annual Meeting, stockholders who wish to nominate directors at the Company’s 2023 Annual Meeting of Stockholders and

who wishes the nomination to be included in our proxy materials for such Annual Meeting of Stockholders should follow the procedures described in the Company’s By-laws, as amended and restated pursuant to Proposal No. 5. These procedures require that the Company receive notice of the nomination in writing at the Company’s principal executive offices no earlier than January 16, 2023 and no later than February 16, 2023. If the date of next year’s Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of this year’s Annual Meeting (June 16, 2022), then the deadline is the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever comes first. The notice must be given in the manner and must include the information and representations required by our By-laws.

OTHER STOCKHOLDER PROPOSALS

Under the Company’s By-laws, stockholders who wish to include a proposal in the Company’s 2023 Annual Meeting of Stockholders (but do not wish to include such proposal in the Company’s proxy materials) must give the Company timely written notice. To be timely, the Company’s By-laws provide that such notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of this year’s Annual Meeting on June 16, 2022. However, in the event the date of the meeting is more than 30 days before or after the anniversary date of the prior year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first.

In addition to being timely, any such notice must include the following information regarding each matter the stockholder proposes to bring before the Annual Meeting:

●	a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting

●	the name and address, as they appear on the Company’s books, of the stockholder proposing such business

●	the number of shares of capital stock and other securities of the Company which are beneficially owned by the stockholder and each Stockholder Associated Person

●	any derivative positions held of record or beneficially by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transactions or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement, or understanding has been made, the effect or intent of which is to

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Additional Information

increase or decrease the voting power or economic interest of, such stockholder or any Stockholder Associated Person with respect to the Company’s securities

•	any material interest of the stockholder or any Stockholder Associated Person in such proposal

For purposes of this Proxy Statement, a “Stockholder Associated Person” of any stockholder means:

(i)	any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of the stockholder who owns beneficially or of record any capital stock or other securities of the Company or, through one or more derivative positions, has an economic interest (whether positive or negative) in the price of securities of the Company, and

(ii)	any person acting in concert with such stockholder or any affiliate or associate of such stockholder with respect to the capital stock or other securities of the Company.

Please note that if the stockholder proposes to nominate a director for election to the Company’s Board, the procedures described under the caption “Nomination Procedures” herein relating to director nominations must be followed.

Other Matters

The Board knows of no other matters which will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

* * *

The Board of Directors hopes stockholders will attend the live virtual webcast of the Annual Meeting. Whether or not you plan to attend, you are urged to complete, sign, date, and return the enclosed proxy in the accompanying envelope, or vote over the Internet or telephone as described therein. Your prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation is appreciated. Stockholders who attend the virtual webcast of the Annual Meeting may vote their stock personally even if they have sent in their proxies.

By Order of the Board of Directors,

JOHN A. HERRMANN III, J.D. Executive Vice President, Chief Legal Officer and Corporate Secretary

Gaithersburg, Maryland , 2022

NOVAVAX, INC. 2022 PROXY STATEMENT | 91

APPENDIX A—THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF NOVAVAX, INC.

The proposed amendments described in Proposal 3 are indicated by strikethroughs.

NOVAVAX, INC. (the “Corporation”), a corporation originally organized and incorporated under the name MPS, Inc. by the filing of a Certificate of Incorporation in the office of the Secretary of State of the State of Delaware on June 18, 1987, as amended by a Certificate of Amendment dated July 30, 1987 and filed in the Office of the Secretary of State of the State of Delaware on August 3, 1987, a Certificate of Merger dated February 5, 1988 filed in the Office of the Secretary of State of the State of Delaware on February 9, 1988, a Certificate of Amendment dated October 4, 1991 and filed in the Office of the Secretary of State of the State of Delaware on October 7, 1991, and a Certificate of Amendment dated November 20, 1995 and filed in the Office of the Secretary of State of the State of Delaware on November 20, 1995, amended and restated by an Amended and Restated Certificate of Incorporation of the Corporation dated November 20, 1995 and filed in the Office of the Secretary of State of the State of Delaware on November 20, 1995, as further amended by a Certificate of Amendment dated December 18, 2000 and filed in the Office of the Secretary of State of the State of Delaware on December 18, 2000, a Certificate of Amendment dated July 8, 2004 and filed in the Office of the Secretary of State of the State of Delaware on July 9, 2004, a Certificate of Amendment dated May 13, 2009 and filed in the Office of the Secretary of State of the State of Delaware on May 13, 2009, a Certificate of Amendment dated June 13, 2013 and filed in the Office of the Secretary of State of the State of Delaware on July 3, 2013 amended and restated by a Second Amended and Restated Certificate of Incorporation of the Corporation dated June 18, 2015 and filed in the Office of the Secretary of State of the State of Delaware on June 19, 2015, and as amended by a Certificate of Amendment dated May 8, 2019 and filed in the Office of the Secretary of State of the State of Delaware on May 8, 2019 and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

The Board of Directors of the Corporation, at a meeting duly held on March 3, 2022, adopted a resolution, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, setting forth a Third Amended and Restated Certificate of Incorporation of the Corporation and declaring said Third Amended and Restated Certificate of Incorporation advisable. The stockholders of the Corporation duly approved said proposed Third Amended and Restated Certificate of Incorporation at an annual meeting of stockholders held on ,      2022 in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware. The resolution setting forth the Third Amended and Restated Certificate of Incorporation is as follows:

RESOLVED: That the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, be and hereby is amended and restated in its entirety so that the same shall read as follows:

FIRST. The name of the Corporation is:

Novavax, Inc.

SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. That, effective as of 12:01 a.m., Eastern Time, on May 10, 2019 (the “Effective Time”), every twenty shares of the Corporation’s common stock, $0.01 par value per share (“Common Stock”), issued and outstanding prior to the Effective Time, without further action, will be combined into and automatically become one share of issued and outstanding Common Stock of the Corporation (such reclassification and combination of shares, the “Reverse Stock Split”). The Corporation will not issue fractional shares on account of the Reverse Stock Split; all shares that are held by a stockholder as of the Effective Time shall be aggregated and each fractional share resulting from the Reverse Stock Split shall be entitled to receive an amount in cash equal to the fair market value of such fractional share as of the Effective Time, as determined in good faith by the Board of Directors. The total

NOVAVAX, INC. 2022 PROXY STATEMENT | A-1

Appendix A

number of shares of all classes of stock which the Corporation shall have authority to issue is (i) six hundred million (600,000,000) shares of Common Stock and (ii) two million (2,000,000) shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), which may be issued from time to time in one or more series as set forth in Part B of this Article FOURTH.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.  COMMON STOCK.

1.  General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.  Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3.  Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4.  Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.  PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

FIFTH. The Corporation shall have a perpetual existence.

SIXTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided that the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

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Appendix A

SEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any promise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH. Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

NINTH. 1. Action, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) judgment, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware shall deem proper.

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Appendix A

3. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

5. Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expense incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), even though less than a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

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Appendix A

7. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advanced of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

8. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

9. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

10. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal, therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

11. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation law of Delaware.

12. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

14. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

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Appendix A

15. Subsequent Legislation. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Third Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. Number of Directors. The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation’s By-Laws.

2. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

3. Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

4. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 1996; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 1997; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 1998; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

5. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

6. Quorum; Action at Meeting. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 1 above constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-Laws of the Corporation or by this Third Amended and Restated Certificate of Incorporation.

7. Removal. Directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

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Appendix A

8. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the board, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

9. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-Laws of the Corporation.

~~10. Amendments to Article. Notwithstanding any other provisions of law, this Second Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.~~

TWELFTH. Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. ~~Notwithstanding any other provisions of law, the Second Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH.~~

THIRTEENTH. Special meetings of stockholders may be called at any time by only the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or by the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. ~~Notwithstanding any other provision of law, this Second Amended and Restated Certificate of Incorporation or the Corporation's By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article THIRTEENTH.~~

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Third Amended and Restated Certificate of Incorporation to be signed by its President and CEO this        day of         ,2022.

NOVAVAX, INC.

By:

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Intentionally Left Blank

APPENDIX B—AMENDED AND RESTATED BY-LAWS OF NOVAVAX, INC.

Note: New language is indicated by bolded underlined text, and deletions are indicated by strikethroughs. If both Proposal 4 and Proposal 5 are approved by the stockholders, the By-Laws will take the form provided in Appendix B. If only Proposal 4, but not Proposal 5, is approved, the By-Laws will take the form provided in Appendix B except the new proposed Section 1.11 will not be added to the By-Laws. If only Proposal 5, but not Proposal 4, is approved, only the new proposed Section 1.11 will be added to the By-Laws and there will be no other changes to the By-Laws.

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Appendix B

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Appendix B

ARTICLE 1

Stockholders

1.1.   Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President or, if not so designated, at the registered office of Novavax, Inc. (the “Corporation”). For the purposes of these by-laws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors or President may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication.

1.2.   Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors or the President (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Board of Directors or the President and stated in the notice of the meeting.

1.3.   Special Meetings. Subject to the rights of the holders of any series of preferred stock of the Corporation with respect to calling special meetings of stockholders of the Corporation, special meetings of stockholders may be called at any time only by the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or by the Board of Directors. Except as otherwise required by law, business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.

1.4.   Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to notice of such meeting. The notices of all meetings shall state the place, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. Notice to stockholders may be given in writing or by electronic transmission. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Notice by electronic transmission shall be deemed to be given when directed to a stockholder by a form of electronic transmission to which such stockholder has consented. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder, or a waiver by electronic transmission by such stockholder, before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

1.5.   Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present for any purpose germane to the meeting.

1.6.   Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. For any meeting of the holders of common stock, the holders of a majority of the shares of the common stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at such meeting for the transaction of business.

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Appendix B

1.7.   Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by holders of a majority of the shares present or represented at the meeting and entitled to vote, although less than a quorum, or by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for determination of stockholders entitled to vote at the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8.   Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary of the Corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

1.9.   Action at Meeting. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-Laws. Except in a contested election, any election of directors by stockholders shall be determined by a majority of the votes cast in favor of the nominee by stockholders entitled to vote at the election. In a contested election, a director shall be elected by a plurality of the votes cast by stockholders entitled to vote at the election. A contested election shall be one in which there are more nominees than positions on the Board to be filled at the meeting as of the fifth (5th) day prior to the date on which the Corporation files its definitive proxy statement with the Securities and Exchange Commission. Any subsequent amendment or supplement of the definitive proxy statement shall not affect the status of the election.

1.10. Nomination of Directors. Except as otherwise required by law, only persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible for election as directors. Nomination for election to the Board of Directors of the Corporation may be made (a) at a meeting of stockholders by, or at the direction of, the Board of Directors, or (b) at any annual meeting of the stockholders or at any special meeting of stockholders where the Board of Directors has determined that the election of directors will be conducted, by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 1.10, entitled to vote for the election of directors at such meeting and who complies with the notice procedures set forth in this Section 1.10. Such nominations, other than those made by or on behalf of the Board of Directors, and regardless of whether a stockholder conducts an independent solicitation of proxies, must be preceded by timely notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation. To be timely for purposes of this Section 1.10, a stockholder notice must be received at the principal executive offices of the Corporation (a) in the case of an annual meeting of stockholders of the Corporation, not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting of the stockholders of the Corporation, provided, however, that in the event that the date of the current year’s annual meeting of the stockholders is more than 30 days before or after the anniversary date of the prior year’s annual meeting of the stockholders of the Corporation, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first; and (b) in the case of a special meeting of stockholders where the Board of Directors has determined that the election of directors will be conducted, to be timely for purposes of this Section 1.10, a stockholder’s notice must be received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting, provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first. For purposes of these by-laws, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In no event shall any adjournment or postponement of

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Appendix B

a meeting of the stockholders or the announcement thereof commence a new time period for the delivery of the notice described in this Section 1.10. Such stockholder’s notice shall set forth (a) as to each proposed nominee for election or reelection as a director (i) the name, age, business address and residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the class and number of shares of capital stock and other securities of the Corporation which are beneficially owned by each such nominee and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person with respect to the Corporation’s securities, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; and (b) as to the stockholder giving the notice and each Stockholder Associated Person (as defined below) (i) the name and address, as they appear on the Corporation’s books, of such stockholder (ii) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and each Stockholder Associated Person (as defined below), on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand; (iii) the class and number of shares of capital stock and other securities of the Corporation which are beneficially owned by such person and (iv) any derivative positions held of record or beneficially by such person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person, with respect to the Corporation’s securities. For purposes of these by-laws, a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of the stockholder who owns beneficially or of record any capital stock or other securities of the Corporation or, through one or more derivative positions, has an economic interest (whether positive or negative) in the price of securities of the Corporation and (ii) any person acting in concert with such stockholder or any affiliate or associate of such stockholder with respect to the capital stock or other securities of the Corporation. In addition, any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Corporation, and such completed questionnaire shall be submitted promptly, and in any event within 10 days, after the Corporation provides the form of such questionnaire. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures set forth in this Section 1.10, and if the chairman should so determine, the chairman shall so declare to the meeting and, unless otherwise required by law, the defective nomination shall be disregarded. In addition to the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10.

1.11. Proxy Access.

(i)     Proxy Access. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders (following the 2022 annual meeting of stockholders), subject to the provisions of this Section 1.11, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors, including through a committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by any stockholder or group of no more than twenty (20) stockholders (provided that a group of funds that are under common management and investment control shall be treated as one stockholder) that satisfies the requirements of this Section 1.11 (the “Eligible Stockholder”), and who expressly elects at the time of providing a notice that names the Stockholder Nominee and otherwise satisfies the requirements of this Section 1.11 (the “Notice of Proxy Access Nomination”) to have the Stockholder Nominee included in the Corporation’s proxy materials (including the proxy card) pursuant to this Section 1.11. For purposes of this Section 1.11, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the Exchange Act, and, if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, for each of its Stockholder Nominee(s)(the “Statement”). Only one Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 1.11, the Corporation may (A) omit from its proxy

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Appendix B

materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation and (B) solicit against any Stockholder Nominee or include in the Corporation’s proxy statement its own statement or other information relating to any Eligible Stockholder or Stockholder Nominee.

(ii)     Timeliness of Notice. To nominate a Stockholder Nominee, the Eligible Stockholder must timely submit the Notice of Proxy Access Nomination in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation. To be timely for purposes of this Section 1.11, the Notice of Proxy Access Nomination must be received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the anniversary date of the prior year’s annual meeting of stockholders of the Corporation, provided, however, that in the event that the date of the current year’s annual meeting of the stockholders is more than 30 days before or after the anniversary date of the prior year’s annual meeting of stockholders of the Corporation, the Notice of Proxy Access Nomination to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first. In no event shall any adjournment or postponement of a meeting of the stockholders or the announcement thereof commence a new time period for the delivery of the notice described in this Section 1.11.

(iii)     Maximum Number of Stockholder Nominees.

(i)	Maximum Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 1.11 (the “Final Proxy Access Nomination Date”), or if such a number is not a whole number, the closest whole number (rounding down) below twenty percent (20%), but not less than two. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced.

(ii)	Persons Considered in Calculation of Maximum Number of Stockholder Nominees. The following persons shall be considered Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 1.11 has been reached: (w) any Stockholder Nominee whom the Board of Directors decides to nominate as a Board of Directors nominee, (x) any Stockholder Nominee who is subsequently withdrawn, (y) any director who had been a Stockholder Nominee at any of the preceding two annual meetings and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors and (z) any directors in office or Stockholder Nominees that in either case will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a stockholder or group of stockholders, other than any such director who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two annual terms.

(iii)	Ranking Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 1.11 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.11 exceeds the maximum number of nominees provided for in this Section 1.11, the highest ranking Stockholder Nominee who meets the requirements of this Section 1.11 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, proceeding in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number

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Appendix B

is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 1.11 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(iv)	Exclusion of Stockholder Nominees. Notwithstanding anything to the contrary contained in this Section 1.11, if the Secretary of the Corporation receives notice pursuant to Section 1.10 of these by-laws that a stockholder intends to nominate one or more persons for election to the Board of Directors at such meeting, no Stockholder Nominees will be included in the Corporation’s proxy materials with respect to such meeting pursuant to this Section 1.11.

(iv)    Ownership. For purposes of this Section 1.11, an Eligible Stockholder shall only be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares. The number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (A) sold by such stockholder (or any of its affiliates) in any transaction that has not been settled or closed, (B) borrowed by such stockholder (or any of its affiliates) for any purposes or purchased by such stockholder (or any of its affiliates) pursuant to an agreement to resell or (C) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of common stock of the Corporation or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s (or its affiliates’) rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares and/or (2) offsetting to any degree any gain or loss arising from the full economic interest in such shares by such stockholder (or affiliate). An Eligible Stockholder’s ownership of loaned shares shall only be deemed to continue during any period in which (x) the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five (5) business days’ notice and recalls such loaned shares not more than five (5) business days after being notified that any of its Stockholder Nominee(s) will be included in the Corporation’s proxy materials or (y) the Eligible Stockholder has delegated any voting power by means of proxy, proxy of attorney, or other instrument or arrangement that is revocable at any time by the Eligible Stockholder. Whether outstanding shares of common stock of the Corporation are “owned” for these purposes will be determined by the Board of Directors. For purposes of this Section 1.11, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations promulgated under the Exchange Act.

(v)    Required Ownership Percentage; Minimum Holding Period. In order to make a nomination pursuant to this Section 1.11, an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is received by the Secretary of the Corporation in accordance with this Section 1.11 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 1.11, the “Required Ownership Percentage” is 3% or more, and the “Minimum Holding Period” is 3 years. For purposes of determining the denominator to be used in calculating whether an Eligible Stockholder meets the Required Ownership Percentage, the Eligible Stockholder may rely on information about the outstanding shares of the Corporation, as set forth in Corporation’s most recent quarterly or annual report, and any current report subsequent thereto, filed with the SEC pursuant to the Exchange Act, unless the Eligible Stockholder has reason to know that the information contained therein is inaccurate.

(vi)	Information to be Provided.

(i)	Information to be Provided by Eligible Stockholder. The Notice of Proxy Access Nomination must include: (1) in form and substance reasonably satisfactory to the Corporation, one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous

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Appendix B

ownership of the Required Shares through the record date and immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders; (2) documentation in form and substance reasonably satisfactory to the Corporation demonstrating that any group of funds being counted as one stockholder in meeting the definition of Eligible Stockholder are entitled to be treated as one stockholder for purposes of this Section 1.11, (3) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act (or any successor provisions); (4) the information, representations, and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 1.10 of these by-laws; (5) in the case of a nomination by a group of stockholders, that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination; (6) the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, in form and substance reasonably satisfactory to the Corporation; (7) a representation in form and substance reasonably satisfactory to the Corporation that the Eligible Stockholder (u) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (v) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (w) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 1.11, (x) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (y) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, and (z) will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (8) a statement as to whether the Eligible Stockholder intends to maintain qualifying ownership of the Required Shares for at least one year following the annual meeting; and (9) an undertaking in form and substance reasonably satisfactory to the Corporation that the Eligible Stockholder agrees to (x) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (y) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss, or damages, as incurred, in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 1.11.

(ii)	Information to be Provided by Stockholder Nominee. The Notice of Proxy Access Nomination, must include a written representation and agreement from the Stockholder Nominee in form and substance reasonably satisfactory to the Corporation that such person (1) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) has not during the past three years, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable law, all applicable rules of the U.S. exchanges

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upon which the common stock of the Corporation is listed, and all of the Corporation’s publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, (4) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and (5) will irrevocably resign, together with a letter of resignation, with such resignation to become automatically effective upon determination by the Board of Directors (excluding for this purpose the Stockholder Nominee) that (x) such Stockholder Nominee or the applicable Eligible Stockholder has breached or has failed to comply with any of its or their obligations under this Section 1.11 or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 1.11), (y) any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 1.11) was not, when provided, true and correct in all material respects or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or (z) the requirements of this Section 1.11 had not otherwise been met. At the request of the Corporation, each Stockholder Nominee for election as a director of the Corporation must promptly, but in any event within five (5) business days after such request, submit all completed and signed questionnaires required of directors and officers to the secretary of the Corporation. The Corporation may request such additional information, or such of the foregoing information in a form provided by the Secretary of the Corporation upon written request, as necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the requirements of this Section 1.11.

(vii)   Notice of Defect. In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies available to the Corporation relating to any such defect.

(viii)    Exclusions. The Corporation shall not be required to include in its proxy materials for any meeting of stockholders, pursuant to this Section 1.11, a Stockholder Nominee (A) for which the Secretary of the Corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 1.10, (B) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (C) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the board of directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the board of directors, (D) who does not qualify as a “non-employee director” under Rule 16b-3 of the Exchange Act, (E) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these by-laws, the Third Amended and Restated Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation, (F) who is currently or was within the last three calendar years an officer, employee or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (G) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (H) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (I) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was not true or correct in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, or (J) if such Stockholder Nominee or the applicable Eligible Stockholder has breached or has failed to comply with any of its or their obligations under this Section 1.11 or any of its or their representations

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Appendix B

or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 1.11) or any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 1.11) was not, when provided, true or correct or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or the requirements of this Section 1.11 have not otherwise been met.

(ix)    Invalidity. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (A) the Stockholder Nominee(s) becomes ineligible or unavailable for election at the annual meeting, as determined by the Board of Directors or the chairman of the meeting, (B) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached or failed to comply with any of its or their obligations under this Section 1.11 or any of its or their representations or agreements set forth in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 1.11) or any of the information in the Notice of Proxy Access Nomination (or otherwise submitted pursuant to this Section 1.11) was not, when provided, true or correct or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances they were made, not misleading, or the requirements of this Section 1.11 have not otherwise been met, as determined by the Board of Directors or the chairman of the meeting, or (C) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 1.11. In addition, the Corporation will not be required to include in its proxy materials any successor or replacement Stockholder Nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder.

(x)    Group Membership. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 1.11.

(xi)   Restrictions on Successive Nominations. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but (a) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (b) does not receive a number of votes cast in favor of his or her election that is at least equal to 25% of the shares present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 1.~~11~~12 for the next two annual meetings. For the avoidance of doubt, this Section 1.11(xi) shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 1.10 of these by-laws.

1.~~11~~12 Notice of Business at Annual Meetings. At any annual meeting of the stockholders, except as otherwise required by law, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before an annual meeting by a stockholder of record at the time of giving of the notice provided for in this Section 1.~~11~~12, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.~~11~~12. In addition to any other applicable requirements, for business to be brought properly before an annual meeting of the stockholders by a stockholder pursuant to this Section 1.~~11~~12, regardless of whether the stockholder intends to conduct an independent solicitation of proxies, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting of the stockholders of the Corporation; provided, however, that in the event that the date of the current year’s annual meeting of the stockholders is more than 30 days before or after the anniversary date of the prior year’s annual meeting of the stockholders of the Corporation, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first. In no event shall any adjournment or postponement of a meeting of the stockholders or the announcement thereof commence a new time period for the delivery of the notice described in this Section 1.~~11~~12. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of capital stock and other securities of the Corporation that are beneficially owned by the stockholder and each Stockholder Associated Person, (d) any derivative positions held of record or

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Appendix B

beneficially by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities, and (d) any material interest of the stockholder or any Stockholder Associated Person in such business. Notwithstanding anything in these By-Laws to the contrary, except as otherwise required by law, no business shall be conducted at any annual meeting of stockholders except (i) in accordance with the procedures set forth in this Section 1.~~11~~12 or (ii) with respect to nominations of persons for election as directors of the Corporation, in accordance with the provisions of Section 1.10 hereof.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not proposed in accordance with the procedures set forth in this Section 1.~~11~~12 and, if the chairman should so determine, the chairman shall so declare to the meeting and, except as otherwise required by law, any such business shall not be transacted. In addition to the foregoing provisions of this Section 1.~~11~~12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.~~11~~12.

1.13. Action without Meeting. Stockholders may not take any action by written consent in lieu of a meeting.

1.14. Organization. The Chairman of the Board, or in his absence the Vice Chairman of the Board designated by the Chairman of the Board, or the President, in the order named, shall call meetings of the stockholders to order, and shall act as chairman of such meeting; provided, however, that the Board of Directors may appoint any stockholder to act as chairman of any meeting in the absence of the Chairman of the Board. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders; but in the absence of the Secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.

ARTICLE 2
Directors

2.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.2. Number; Election and Qualification. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

2.3. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting of stockholders in 1996; each initial director in Class II shall serve for a term ending on the date of the annual meeting of stockholders in 1997; and each initial director in Class III shall serve for a term ending on the date of the annual meeting of stockholders in 1998; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

2.4. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which such director is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

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Appendix B

2.5. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

2.6. Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Chairman of the Board, if any, the President or Secretary of the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.8. Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware as designated by the person(s) calling the meeting and be called by the Chairman of the Board, President, two or more directors, or by one director in the event that there is only a single director in office.

2.9. Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone, or by any form of electronic transmission to which such director has consented, at least 24 hours in advance of the meeting, (ii) by sending a telegram, telecopy, or telex, or delivering written notice by hand, to his last known business or home address at least 24 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting, in each case or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.10. Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.11. Quorum. At any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for all purposes. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.12. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

2.13. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

2.14. Removal. Directors of the Corporation may be removed only for cause by the affirmative vote of the holders of two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

2.15. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as

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Appendix B

alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

2.16. Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporation in any other capacity and receiving compensation for such service.

ARTICLE 3
Officers

3.1.   Enumeration. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2.  Election. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

3.3.   Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4.   Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

3.5.   Resignation and Removal. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Chairman of the Board, if any, the President or Secretary of the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

3.6.   Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

3.7.  Chairman of the Board and Vice Chairman of the Board. The Board of Directors may appoint a Chairman of the Board and may designate the Chairman of the Board as Chief Executive Officer. If the Board of Directors appoints a Chairman of the Board, the Chairman shall perform such duties and possess such powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board, the

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Vice Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

3.8.   President. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board of Directors, the President shall preside at all meetings of the stockholders, and if the President is a director, at all meetings of the Board of Directors. Unless the Board of Directors has designated the Chairman of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

3.9.   Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.10. Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11. Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

3.12. Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE 4
Capital Stock

4.1.   Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation

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Appendix B

held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

4.2.  Certificates of Stock. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Any certificates representing shares of stock shall be in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by the stockholder in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s articles of incorporation, these By-laws, any agreement among shareholders or any agreement between shareholders and the Corporation.

4.3.  Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation, if such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, or upon proper instructions from the holder of uncertificated shares in each case, with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

4.4.  Lost, Stolen or Destroyed Certificates. The Corporation may issue (i) upon written request to the transfer agent or registrar of the Corporation, a new certificate of stock, or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

4.5.   Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. If the Board of Directors fixes a record date for purposes of determining the stockholders entitled to notice of any meeting or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. In all other cases, the record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix

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as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

ARTICLE 5
General Provisions

5.1.   Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

5.2.   Corporate Seal. The corporate seal, if any, shall be in such form as shall be approved by the Board of Directors.

5.3.   Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

5.4.   Voting of Securities. Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this Corporation.

5.5.   Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.6.   Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

5.7.   Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

5.8.   Pronouns. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE 6
Amendments

6.1.   By the Board of Directors. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

6.2.   By the Stockholders. ~~Except as otherwise provided in Section 6.3, these~~These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular or special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such regular or special meeting.

6.3.   Certain Provisions. Notwithstanding any other provision of law, the Certificate of Incorporation or these By-Laws, ~~and notwithstanding the fact that a lesser percentage may be specified by law,~~ the affirmative vote of the holders of at least ~~seventy-five percent (75%)~~ a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with Section 1.3, Section 1.10, Section 1.11, Section 1.12, Section 1.13, Section 1.14, Article 2 or Article 6 or these By-Laws.

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APPENDIX C—NOVAVAX, INC. 2015 STOCK INCENTIVE PLAN AMENDED AND RESTATED MARCH 3, 2022

1.	Purpose.

The purpose of the Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company. Capitalized terms and operational rules related to such terms not otherwise defined in the Plan are defined on Exhibit A, which is incorporated herein by reference.

2.	Type of Stock Awards and Administration.

(a)   Types of Stock Awards. The Plan provides for the grant of Options (including Incentive Stock Options and Non-Statutory Options), Restricted Stock, Unrestricted Stock, Stock Appreciation Rights (or SARs), Stock Units, Restricted Stock Units (or RSUs) and Performance Awards.

(b)	Administration.

(i)       The Plan will be administered by the Administrator, whose construction and interpretation of the terms and provisions of the Plan and any Award Agreement shall be final and conclusive. The Administrator may in its sole discretion grant Stock Awards with respect to shares of Common Stock and direct the Company to issue shares of Common Stock upon the grant, vesting or exercise of such Stock Awards as provided in the Plan.

(ii)      Subject to the express provisions of the Plan, the Administrator shall have authority:

(1)           To determine the individuals to whom, and the time or times at which, Stock Awards are made, the number of shares subject to each Stock Award and the terms of all Stock Awards and Award Agreements, which need not be identical;

(2)           To construe the Plan and Award Agreements;

(3)           To prescribe forms, rules and procedures relating to the Plan;

(4)           To determine the form of settlement of Stock Awards (whether in cash, shares of Common Stock or other property); and

(5)           To make all other determinations and take all other actions that are, in the judgment of the Administrator, necessary or desirable for the administration of the Plan.

(iii)     The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement (or any inconsistency between the Plan and any Award Agreement) in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final

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Appendix C

judge of such expediency. No director or individual acting pursuant to authority delegated by the Administrator shall be liable for any action or determination under the Plan made in good faith.

3.	Participant Eligibility.

(a)   General. The Administrator may select Participants from among key employees, officers or directors of, or consultants or advisors to, the Company who are expected to contribute to the Company’s future growth and success; provided, however, that the class of persons to whom Incentive Stock Options may be granted shall be limited to employees of the Company, and provided, further, that persons to whom Non-Statutory Options or SARs may be granted shall be limited to persons employed by or providing services to the Company and its “qualifying subsidiaries.” For these purposes, a “qualifying subsidiary” means a subsidiary in which the Company owns a “controlling interest” as described in Treasury Regulations §1.409A-1(b)(5)(iii)(E)(1).

(b)   Grant of Stock Awards to Directors and Officers. In the discretion of the Administrator, the selection of a director or officer (as defined for purposes of Rule 16b-3) as a Participant, and the terms of any Stock Award granted to such Participant, including the grant date, the purchase or exercise price, the number of shares underlying the Stock Award and other terms and conditions, shall be determined either (i) by the Board, of which all members shall be “non-employee directors” (as hereinafter defined) or (ii) by the Compensation Committee, consisting of two or more directors having full authority to act in the matter, each of whom shall be a “non-employee director” (with any action of the Compensation Committee subject to approval or ratification by the Board, if required). For the purposes of the Plan, a director shall be deemed to be a “non-employee director” only if such director qualifies as a “non-employee director” within the meaning of Rule 16b-3.

4.	Stock Subject to Plan.

(a)    Number of Shares. Subject to adjustment as provided in Section 10 below, the maximum number of shares of Common Stock that may be delivered in satisfaction of Stock Awards under the Plan shall be 14,800,000 shares. Subject to adjustment as provided in Section 10 below, the maximum aggregate number of shares that may be issued upon the exercise of Incentive Stock Options shall in no event exceed 14,800,000 shares.

(b)    Reversion of Shares to the Share Reserve. Shares of Common Stock underlying any Stock Award to the extent the Stock Award, for any reason, expires, terminates or is forfeited, in whole or in part, without the issuance of shares, shall revert to and again become available for issuance under the Plan. Shares of Common Stock that are retained or withheld by or delivered to the Company to satisfy any purchase or exercise price or tax withholding obligation, and the total number of shares of Common Stock subject to a SAR any portion of which is settled in shares of Common Stock, will be treated as issued under the Plan. The shares of Common Stock available for issuance pursuant to Section 4(a) will not be increased by any shares that have been delivered under the Plan that are subsequently repurchased using the proceeds directly attributable to stock option exercises.

(c)    Individual Limits. The following additional limits will apply to Stock Awards of the specified type granted to any person in any calendar year:

(i)     Options: 500,000 shares of Common Stock.

(ii)    SARs: 500,000 shares of Common Stock.

(iii)   Stock Awards other than Options or SARs: 250,000 shares of Common Stock.

In applying the foregoing limits, (A) all Stock Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (B) the limits applicable to Options and SARs refer to the number of shares of Common Stock subject to those Stock Awards; and (C) the share limit under clause (iii) refers to the maximum number of shares of Common Stock that may be delivered, or the value of which could be paid in cash or other property, under a Stock Award or Stock Awards of the type specified in clause (iii) assuming a maximum payout.

(d)   Non-employee Director Limits. Notwithstanding any other provision of the Plan to the contrary, including subsection (c) above, effective January 1, 2022, the aggregate value of all compensation paid or granted to a Participant who is a non-employee director with respect to any calendar year, including Stock Awards under the Plan and cash fees or other compensation paid by the Company to such director outside the Plan, solely with

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respect to his or her services as a director during such calendar year, may not exceed $1,500,000 in the case of the Chairman of the Board or $1,000,000 in the case of any other non-employee director (except with respect to the initial calendar year in which a non-employee director commences service on the Board, such annual limit shall be $1,500,000). In applying the foregoing limits, the value of any Stock Awards is calculated based on the grant date fair value in accordance with the Accounting Rules, assuming a maximum payout. For the avoidance of doubt, the limitation in this Section 4(d) will not apply to any compensation granted or paid to a non-employee director for his or her services to the Company or a subsidiary other than as a non-employee director, including without limitation, as a consultant or advisor to the Company or a subsidiary.

5.	Provisions Applicable to Options and Stock Appreciation Rights.

(a)    Forms of Award Agreements. As a condition to the grant of an Option or SAR under the Plan, each recipient of an Option or SAR shall execute an Award Agreement in such form not inconsistent with the Plan as may be approved by the Administrator. Such Award Agreements may differ among Participants and among Stock Awards.

(b)    Exercise Price and Base Value. Subject to Section 3(b), the exercise price, or base value from which appreciation is to be measured, per share of Common Stock subject to a Stock Option or SAR, as applicable, shall be determined by the Administrator; provided, however, that the exercise price of an Option or base value of a SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant of such Option or SAR, or less than 110% of such Fair Market Value in the case of an Incentive Stock Option granted to a Participant described in Section 6(b). Except in connection with a corporate transaction involving the Company (which term shall include, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise contemplated by Section 10 or Section 11 of the Plan, the Company may not, without obtaining stockholder approval in accordance with the applicable requirements of the NASDAQ Global Select Market, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (C) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Common Stock on the date of such cancellation in exchange for cash or other consideration.

(c)    Payment of Exercise Price. Payment of the exercise price of Options granted under the Plan shall be made by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options or through a broker-assisted exercise program acceptable to the Administrator, or, to the extent legally permissible and acceptable to the Administrator, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the Participant having a Fair Market Value equal in amount to the exercise price of the Options being exercised, (ii) through the withholding of shares of Common Stock otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the aggregate exercise price of the Option being exercised, or (iii) by any other means approved by the Administrator. The fair market value of any non-cash consideration which may be delivered upon exercise of an Option shall be determined by the Administrator.

(d)    Maximum Term. Except as otherwise provided in Section 6 regarding Incentive Stock Options, Options and SARs will have a maximum term of 10 years from the date of grant, subject to earlier termination as provided in the Plan or the applicable Award Agreement.

(e)    Exercise of Options and SARs. Unless the Administrator expressly provides otherwise, no Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and, in the case of an Option, accompanied by any payment required under the Option. An Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Stock Award has the right to do so. Notwithstanding the foregoing, unless otherwise provided by the Administrator in an Award Agreement, if (i) a Participant holds an outstanding but unexercised Option or SAR on the date that is ten (10) years from the date of grant (or, in the case of an Option or SAR with a maximum term of less than ten (10) years, the last day of such maximum term) and has not exercised such Option or SAR as of the regular closing time of the exchange on which the Common Stock is traded on the last day of the applicable term of the Option or SAR, (ii) on such date the Common Stock is publicly traded, and (iii) at such time the Fair Market Value of a share of Common Stock is greater than the exercise price or base value applicable to such

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Appendix C

Option or SAR, such Option or SAR, to the extent then vested and exercisable, shall be automatically exercised on the last day of the applicable term, and the number of shares of Common Stock otherwise to be delivered upon exercise of the Option or SAR shall be reduced by, in the case of an Option, a number of shares having a Fair Market Value equal to the aggregate exercise price of the Option being exercised and, in the case of an Option or SAR, a number of shares having a Fair Market Value equal to the amount necessary to satisfy any applicable tax withholding obligation (but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules).

(f)   Vesting and Effect of Termination of Employment or Other Service Relationship. Subject to Section 8(b) below, the Administrator will determine the time or times at which an Option or SAR will vest or become exercisable and the terms on which an Option or SAR will remain exercisable. Unless the Administrator expressly provides otherwise, however, the following rules will apply when a Participant’s employment or other service relationship with the Company ceases:

(i)     Immediately upon the cessation of the Participant’s employment or other service relationship and except as provided in (ii) and (iii) below, each Option or SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate.

(ii)    Subject to (iii) and (iv) below, all Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment or other service relationship with the Company, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this Section 5(f)(ii), and will thereupon immediately terminate.

(iii)    All Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to (A) the cessation of the Participant’s employment or other service relationship due to his or her death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) or (B) the Participant’s death within three months following the Participant’s termination of employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of twelve (12) months or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this Section 5(f)(iii), and will thereupon immediately terminate.

(iv)    All Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment or other service relationship with the Company will immediately terminate upon such cessation of employment or other service relationship if the termination is for Cause.

6.	Special Provisions for Incentive Stock Options.

Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

(a)    Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the Award Agreement evidencing the grant of Incentive Stock Options.

(b)    10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such employee:

(i)    the exercise price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

(ii)     the Option may not be exercisable after the expiration of five years from the date of grant.

(c)    Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to be Incentive Stock Options shall not be Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for

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Appendix C

the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

(d)    Continuous Employment. Except as provided in Section 5(f) above, no Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of the Option, employed by the Company. For all purposes of the Plan and any Incentive Stock Option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-1(h) of the Income Tax Regulations (or any successor regulations).

7.	Provisions of Other Stock Awards.

(a)  Restricted Stock Awards. As a condition to the grant of an award of Restricted Stock under the Plan, each recipient of Restricted Stock shall execute an Award Agreement. The terms and conditions of such Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(i)       Purchase Price. At the time of the grant of an award of Restricted Stock, the Administrator will determine the price to be paid by the Participant for each share subject to the award, if any.

(ii)      Consideration. At the time of the grant of an award of Restricted Stock, the Administrator will determine the consideration permissible for the payment of the purchase price of the Restricted Stock. The purchase price of the shares of Common Stock acquired pursuant to an award of Restricted Stock shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) by services rendered or to be rendered to the Company; or (iii) in any other form of legal consideration that may be acceptable to the Administrator.

(iii)     Vesting. At the time of grant of an award of Restricted Stock, the Administrator will determine the conditions under which shares of Restricted Stock will vest or no longer be subject to a substantial risk of forfeiture or repurchase option in favor of the Company, which conditions will be set forth in the applicable Award Agreement.

(iv)     Termination of Participant’s Service. Except as otherwise provided in the applicable Award Agreement, shares of Restricted Stock that have not vested will be forfeited upon the termination of the Participant’s employment or other service relationship with the Company for any reason.

(b)  Restricted Stock Units. As a condition to the grant of RSUs under the Plan, each recipient of an RSU shall execute an RSU Award Agreement in such form not inconsistent with the Plan as may be approved by the Administrator. The terms and conditions of RSU Award Agreements may change from time to time, and the terms and conditions of separate RSU Award Agreements need not be identical; provided, however, that each RSU Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(i)       Consideration. At the time of grant of an award of RSUs, the Administrator will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the award.

(ii)      Vesting. At the time of the grant of an award of RSUs, the Administrator may impose such restrictions or conditions to the vesting of the shares subject to the award as it deems appropriate.

(iii)     Payment. RSUs may be settled by the delivery of shares of Common Stock, their cash equivalent, or a combination of the two, as the Administrator deems appropriate. Settlement of RSUs shall occur no later than two and one-half (2½) months following the year in which such RSUs vest, unless the applicable Award Agreement expressly provides that the award of RSUs is intended to comply with the rules applicable to non-qualified deferred compensation under Section 409A.

(iv)     Termination of Participant’s Service. Except as otherwise provided in the applicable Award Agreement, RSUs (and any related dividend equivalents) that have not vested will be forfeited upon the termination of the Participant’s employment or other service relationship with the Company for any reason and

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RSUs, whether vested or unvested, will be forfeited immediately upon the termination of the Participant’s employment or other service relationship with the Company if the termination is for Cause.

8.	Additional Terms Applicable to all Stock Awards.

(a)   Award Provisions. The Administrator will determine the terms of all Stock Awards, subject to the limitations provided in the Plan. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) a Stock Award, the Participant will be deemed to have agreed to the terms of the Stock Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(b)    Vesting. Notwithstanding anything provided in Section 5(f), Section 7(a)(iii), Section 7(b)(ii) or Section 11 hereof, no Stock Award shall vest prior to the first anniversary of the grant date. Notwithstanding the foregoing, a number of shares of Common Stock not exceeding 5% of the number of shares of Common Stock that may be delivered in satisfaction of Stock Awards may be delivered in satisfaction of Stock Awards that are not subject to the minimum vesting period specified in the preceding sentence. Nothing in this Section 8(b) shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Stock Award in connection with or following the cessation of a Participant’s employment or other service relationship due to his or her death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto), or accelerating the vesting of Stock Awards pursuant to Section 11 below.

(c)    Nontransferability of Stock Awards. Except as provided in this Section 8(c), Stock Awards shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and, in the case of Options and SARs, during the life of the Participant, shall be exercisable only by the Participant. Awards, other than Incentive Stock Options, may be transferred pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act) or as otherwise expressly permitted by the Administrator in the applicable Award Agreement.

(d)    Investment Representations. The Company may require any person to whom a Stock Award is granted, as a condition of receiving or exercising such Stock Award, as applicable, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Stock Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

(e)    Compliance with Securities Laws. Each Stock Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Stock Award may not be issued or exercised, as applicable in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Administrator. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

(f)     Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Stock Award at any time if the Participant is not in compliance with all applicable provisions of the applicable Award Agreement and the Plan, or if the Participant breaches any agreement with the Company with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Administrator may recover Stock Awards made under the Plan and payments under or gain in respect of any Stock Award in accordance with any applicable Company clawback or recoupment policy, as such policy may be amended and in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act.

(g)    Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Common Stock subject to a Stock Award whether or not the holder of such Stock Award is otherwise entitled to share in the actual dividend or distribution in respect of such Stock Award. Any entitlement to dividend

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equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Stock Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose. Notwithstanding the foregoing, no dividends or dividend equivalents may be paid to a Participant in connection with a Stock Award prior to the date on which such Stock Award vests.

(h)    [Reserved.]

(i)     Coordination with Other Plans. Stock Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Stock Awards under the Plan or awards made under other compensatory plans or programs of the Company. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company may be settled in Common Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).

(j)     Section 409A. Each Award Agreement will contain such terms as the Administrator determines, and will be construed and administered, such that the Stock Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

9.	Rights as a Stockholder.

Nothing in the Plan will be construed as giving any person the rights as a stockholder with respect to any shares of Common Stock underlying a Stock Award (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) except as to shares of Common Stock actually issued under the Plan. Except as otherwise provided in an Award Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares of Common Stock are issued.

10.	Adjustment Provisions for Recapitalizations and Related Transactions.

(a)    If (i) the outstanding shares of Common Stock are (A) exchanged for a different number or kind of shares or other securities of the Company or (B) increased or decreased as a result of any recapitalization, reclassification, stock dividend, stock split or reverse stock split or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made to (1) the maximum number and kind of shares reserved for issuance under the Plan, (2) the maximum number of shares that can be issued upon exercise of Incentive Stock Options under the Plan, (3) the limitations on Stock Awards pursuant to Section 4(c) and (d), (4) the number and kind of shares or other securities subject to any then outstanding Stock Awards under the Plan, and (5) the exercise or purchase prices (or base values) relating to Stock Awards and any other provision of Stock Awards affected by such change, without (in the case of Options or SARs) changing the aggregate exercise price or base values for such Stock Awards. Any adjustment made pursuant to this Section 10 shall be made by the Administrator having due regard, where applicable, for the qualification of Incentive Stock Options under Section 422 and the requirements of Section 409A.

(b)    Any adjustments under this Section 10 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

11.	Merger, Consolidation, Asset Sale, Liquidation, etc.

(a)    General. In the event of (i) a consolidation, merger, combination or reorganization of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, (ii) the sale, lease or other disposition of all or substantially all of the assets of the Company, (iii) a transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities (but excluding any employee benefit plan or related trust sponsored or maintained by the Company or an affiliate) in which such persons or entities become the owners, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities (a “Securities Acquisition”) other than by virtue of a merger, consolidation or similar transaction, or (iv) a dissolution or liquidation of the Company (hereinafter, each of the events described in

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(i) through (iv) above shall be a “Corporate Transaction”), if Stock Awards are not assumed, or equivalent stock awards are not substituted, by the acquiring or succeeding corporation (or an affiliate thereof), the Administrator will provide that all or any outstanding Stock Awards shall become vested and exercisable (or that any reacquisition or repurchase rights held by the Company shall lapse) at or immediately prior to such event, and will (1) upon written notice to the Participants, provide that all Stock Awards that are outstanding, whether vested or unvested and whether exercisable or unexercisable, including Stock Awards that are “out-of-the-money” or “underwater,” will terminate immediately prior to the consummation of a Corporate Transaction, unless exercised (to the extent then vested and exercisable) by the Participant within a specified period following the date of such notice, if applicable, or (2) in the event of a consolidation, merger, combination, reorganization or Securities Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a payment for each share surrendered in the transaction (the “Sale Price”), make or provide for a cash payment to the Participant equal to the difference between (A) the Sale Price times the number of shares of Common Stock subject to such outstanding Stock Awards (to the extent then vested or exercisable at prices not in excess of the Sale Price), and (B) the aggregate exercise price of all such outstanding Stock Awards (to the extent then vested or exercisable at prices not in excess of the Sale Price) in exchange for the termination of such Stock Awards. In the event of a Corporate Transaction, if such Stock Awards are assumed, or equivalent stock awards are substituted, by the acquiring or succeeding corporation (or an affiliate thereof), the Administrator shall provide that such Stock Awards shall continue in existence with appropriate adjustments or modifications, provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code. Notwithstanding anything to the contrary in this Section 11(a), the vesting of any performance-based Stock Awards will be determined based on the greater of (i) assumed achievement of the applicable performance goals at 100% of the performance target, as provided in the Award Agreement with the result prorated based on the period of the Participant’s actual employment or other service relationship with the Company prior to the Corporate Transaction during the applicable full performance period, or (ii) actual achievement of the applicable performance goals, as provided in the Award Agreement, through the date of the consummation of the Corporate Transaction. Except as the Administrator may otherwise determine in any case, each Stock Award will automatically terminate (and in the case of outstanding shares of Restricted Stock will be forfeited automatically) upon consummation of the Corporate Transaction, other than Stock Awards assumed pursuant to clause (1) of this Section 11(a).

(b)    Substitute Options. The Company may grant Stock Awards under the Plan in substitution for Stock Awards held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger, consolidation, combination or reorganization of the employing corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Stock Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

12.	No Employment Rights.

Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment or other service relationship with the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant. The loss of existing or potential profit in a Stock Award will not constitute an element of damages in the event of a termination of a Participant’s employment or other service relationship with the Company for any reason, even if the termination is in violation of an obligation of the Company to the Participant.

13.	Other Employee Benefits.

Except as to plans which by their terms include such amounts as compensation or as otherwise specifically determined by the Administrator, the amount of any compensation deemed to be received by an employee as a result of the issuance of a Stock Award, the lapse of any restrictions thereon, or the exercise of an Option or SAR, or the sale of shares received upon such exercise will not constitute compensation for purposes of determining any other employee benefits of such employee, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan.

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14.	Amendment of the Plan and Stock Awards.

(a)   The Board may at any time, and from time to time, modify or amend the Plan in any respect, except that any such modification or amendment (i) shall be subject to stockholder approval if the approval of the stockholders of the Company is required under Section 422 or any successor provision with respect to Incentive Stock Options, Rule 16b-3 (if then applicable), or any other applicable tax or securities law or stock exchange listing requirements, and (ii) shall not adversely affect the rights under any Stock Award previously granted to a Participant without the Participant’s consent.

(b)   With the consent of the affected Participant, the Administrator may amend outstanding Stock Award Agreements in a manner not inconsistent with the Plan, provided, however, that, without the consent of the affected Participant, the Administrator shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422, (ii) the terms and provisions of the Plan and of any outstanding Stock Award to the extent necessary to ensure (A) the qualification of the Plan under Rule 16b-3 (if then applicable) or (B) compliance with, or exemption from, Section 409A.

15.	Withholding.

(a)     The delivery, vesting and retention of Common Stock, cash or other property under a Stock Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect thereto. The Administrator will prescribe such rules for the withholding of taxes as it deems appropriate. The Company shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any shares of Common Stock issued, or cash or other property delivered, in settlement of a Stock Award, upon the exercise of Options or SARs, and upon the lapse of any restrictions with respect to a Stock Award. Subject to the prior approval of the Administrator, which may be withheld in its sole discretion, a Participant may elect (i) to cause the Company to hold back shares of Common Stock from a Stock Award or (ii) to deliver to the Company shares of Common Stock already owned by the Participant in satisfaction of tax withholding obligations but, in each case, not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules. The shares of Common Stock so delivered or held back shall have a Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 15(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(b)     Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

16.	Effective Date and Duration of the Plan.

(a)     Effective Date. The Plan is effective as of the Amendment Date, subject to its approval by the Company’s stockholders at the Company’s annual meeting in 2022. If such stockholder approval is not obtained within twelve months after the Amendment Date, Options and SARs granted under the Plan shall not vest and shall terminate and neither Options nor SARs shall be granted thereafter under the Plan. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board; amendments requiring stockholder approval (as provided in Section 14) shall become effective when adopted by the Board, but no Options or SARs granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Options or SARs) and no other Stock Award shall become vested, unless and until such amendment shall have been approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any Options or SARs granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such Options or SARs. Subject to this limitation, Stock Awards may be granted under the Plan at any time after the Amendment Date and before the termination of the Plan as provided in Section 16(b) below.

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(b)     Termination. The Board may suspend or terminate the Plan at any time, except that such suspension or termination of the Plan shall not adversely affect a Participant’s rights under a Stock Award previously granted to the Participant while the Plan is in effect without the consent of the Participant. Unless sooner terminated in accordance with this Section or Section 11, the Plan shall terminate upon the close of business on the day immediately preceding the (10th) tenth anniversary of the Amendment Date. Stock Awards outstanding on such date shall remain in force and effect in accordance with their terms.

17.	Provision for Foreign Participants; Sub Plans.

(a)     The Administrator may, without amending the Plan, modify Stock Awards granted to Participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(b)     The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Board’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

18.	Miscellaneous.

(a)     Waiver of Jury Trial. By accepting a Stock Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Stock Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting a Stock Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Stock Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving a Stock Award hereunder.

(b)     Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of a Stock Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), by reason of the failure of a Stock Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Stock Award.

19.	Governing Law.

(a)     Certain Requirements of Corporate Law. Stock Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Common Stock is listed or entered for trading, in each case as determined by the Administrator.

(b)     Other Matters. Except as otherwise provided by the express terms of an Award Agreement, under a sub-plan described in Section 17(b) or as provided in Section 19(a) above, the provisions of the Plan and of Stock Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Stock Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Maryland without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)     Jurisdiction. By accepting a Stock Award, each Participant will be deemed (a) to have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Maryland for the purpose of any suit, action or

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other proceeding arising out of or based upon the Plan or any Stock Award; (b) to agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or a Stock Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Maryland; and (c) to have waived and agreed not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or a Stock Award or the subject matter thereof may not be enforced in or by such court.

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Exhibit A

“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Stock Awards to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Adoption Date”: March 5, 2015

“Amendment Date”: March 3, 2022

“Award Agreement”: An agreement evidencing the grant of a Stock Award under the Plan.

“Board”: The Board of Directors of the Company.

“Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect. In the case of any other Participant, “Cause” will mean willful misconduct in connection with the Participant’s employment or service on behalf of the Company, or the willful failure of the Participant to perform his or her responsibilities in the best interests of the Company (including, without limitation, breach, whether willful or not, by the Participant of any provision of any employment or services agreement, nondisclosure, non-competition, non-solicitation or other similar agreement between the Participant and the Company), as determined by the Board, which determination is conclusive. The Participant shall be considered to have been discharged “for cause” if the Administrator determines, within 30 days after the termination of the Participant’s employment or other service relationship with the Company for any other purported reason, that discharge for cause was warranted (and the Company may rescind the delivery of shares pursuant to any Stock Award in those circumstances).

“Code”: Internal Revenue Code of 1986, as amended or replaced from time to time.

“Compensation Committee”: The Compensation Committee of the Board.

“Common Stock”: The Company’s common stock, $.01 par value.

“Company”: Novavax, Inc. and the parent and all present and future subsidiaries of Novavax, Inc. as defined in Sections 424(e) and 424(f) of the Code; provided, however, that status as a “parent” or “subsidiary” corporation depends on satisfaction of the criteria in Sections 424(e) and (f) of the Code as of the date on which such determination is being made and does not necessarily continue to exist merely because it existed as of the date of grant of an Option or other Stock Award.

“Corporate Transaction”: The meaning set forth in Section 11(a).

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Fair Market Value”: As of any date, the value of the Common Stock determined as follows:

(1)       If the Common Stock is listed on any established stock exchange, including but not limited to the NASDAQ Global Select Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or in the case of multiple exchanges, the exchange with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the day of determination is not a market trading day, then the trading day immediately preceding the day of determination shall be used.

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Appendix C

(2)       In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator consistent with the requirements of Section 409A.

“Incentive Stock Options”: An Option intended to be an “incentive stock option” within the meaning of Section 422.

“Non-Statutory Options”: An Option that is not intended to be an Incentive Stock Option.

“Option”: An option entitling the holder to acquire shares of Common Stock upon payment of the exercise price.

“Participant”: An individual who is granted or receives a Stock Award under the Plan.

“Performance Award”: A Stock Award subject to Performance Criteria.

“Performance Criteria”: Specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of a Stock Award. A Performance Criterion may include any measure or measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or equity expense, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, capital employed or assets; one or more operating ratios; operating income or profit, including on an after-tax basis; net income; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures, strategic alliances, licenses or collaborations; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; manufacturing or process development; or achievement of clinical trial or research objectives, regulatory or other filings or approvals or other product development milestones. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss and may be based on objective or subjective individual goals. The Administrator may provide that a Stock Award will be adjusted to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary or other unplanned items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Novavax, Inc. 2015 Stock Incentive Plan, as amended and restated on the Amendment Date, and as further amended from time to time.

“Reporting Person”: Individuals who are required to file reports under Section 16(a) of the Exchange Act.

“Restricted Stock”: Common Stock subject to forfeiture or restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit” or “RSU”: A Stock Unit that is, or as to which the delivery of Common Stock or cash in lieu of Common Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Rule 16b-3”: Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

“Sale Price”: The meaning set forth in Section 11(a).

“Section 422”: Section 422 of the Code.

“Securities Acquisition”: The meaning set forth in Section 11(a).

“Stock Appreciation Right” or “SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Common Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Common Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

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Appendix C

“Stock Awards”: Any or a combination of the following:

(a)	Options (including Incentive Stock Options and Non-Statutory Options),

(b)	Stock Appreciation Rights,

(c)	Restricted Stock,

(d)	Unrestricted Stock,

(e)	Stock Units,

(f)	Restricted Stock Units, and

(g)	Performance Awards.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Common Stock, to deliver Common Stock or cash measured by the value of Common Stock in the future.

“Unrestricted Stock”: Common Stock not subject to any restrictions under the terms of the Stock Award.

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APPENDIX D—NOVAVAX, INC. 2013 EMPLOYEE STOCK PURCHASE PLAN AMENDED AND RESTATED MARCH 3, 2022

Section 1.	Purpose of Plan

The Novavax, Inc. 2013 Employee Stock Purchase Plan, as amended and restated March 3, 2022 (the “Plan”), is intended to enable eligible employees of Novavax, Inc. (the “Company”) and such of its Subsidiaries (including any corporation that becomes a Subsidiary of the Company after the adoption and approval of the Plan) as the Board of Directors of the Company (the “Board”) may from time to time designate (the Company and such Subsidiaries being hereinafter referred to as the “Company”) to purchase shares of common stock, $0.01 par value, of the Company (such common stock being hereafter referred to as “Stock”), and thereby enhance the sense of participation in the affairs of the Company. For purposes of the Plan, a “Subsidiary” is any corporation that would be treated as a subsidiary of the Company under Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is intended to qualify under Code Section 423 and to be exempt from the application and requirements of Code Section 409A, and is to be construed accordingly.

Section 2.	Administration of Plan

The Plan shall be administered by the Compensation Committee of the Board (the “Committee”), which shall have the authority to determine eligibility under the Plan, to interpret the Plan, to prescribe forms, rules and procedures under the Plan, to adopt, amend, rescind, administer, and interpret such forms, rules and procedures and otherwise to do all things necessary or advisable to carry out the terms of the Plan. To the extent permitted by applicable law, the Committee in its discretion may delegate any or all of its powers under the Plan to one or more officers or employees of the Company. All references in the Plan to the “Administrator” shall mean the Committee and the person or persons so delegated to the extent of such delegation, as applicable. All determinations and decisions by the Administrator regarding the interpretation or application of the Plan shall be final and binding on all parties.

Section 3.	Options to Purchase Stock

Subject to adjustment as provided in Section 15, the maximum aggregate number of shares of Stock available for purchase pursuant to the exercise of options (“Options”) granted under the Plan to employees of the Company or its designated Subsidiaries (“Employees”) who meet the eligibility requirements set forth in Section 4 (“Eligible Employees”) shall be the lesser of (a) 1,100,000 shares increased on each anniversary of the adoption of the Plan by 5%, and (b) 1,650,000 shares.

The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board may determine. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased Stock subject to such Option shall again be available for purchase pursuant to the exercise of Options under the Plan.

Section 4.	Eligibility

Subject to the limitations set forth in Section 5, each Employee whose customary employment is at least 20 hours per week, whose customary employment is for more than five months during the calendar year and who has been employed by the Company for not less than five business days as of the first day of an Option Period (as defined in Section 5) shall be eligible to participate in the Plan for such Option Period. The Administrator may, for Option Periods that have not yet commenced, establish additional eligibility requirements not inconsistent with Code Section 423.

Section 5.	Option Periods

Unless otherwise determined by the Board (and except as otherwise provided in Section 8), the “Option Periods” shall be consecutive and overlapping 24-month periods that shall commence every six months on August 1 and February 1 and end 24 months later on July 31 or January 31, with each Option Period having four

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Appendix D

six-month “Purchase Periods” that shall commence on August 1 or February 1 and end on January 31 or July 31 each year during the Option Period. Each January 31 and July 31 during an Option Period shall be a “Purchase Date”. The Administrator may change the frequency and duration of the Option Periods, Purchase Periods and Purchase Dates with respect to Option Periods that have not yet commenced, except as provided in Section 15, in accordance with Code Section 423.

Section 6.	Participation and Option Grant

Each person who is an Eligible Employee on the first day of any Option Period may elect to participate in the Plan for such Option Period in accordance with this Section 6, Section 7 and any other procedures established by the Administrator. Except as otherwise provided in Section 8, to become a Participant and enroll in an Option Period, an Eligible Employee must complete an enrollment and payroll deduction authorization form in a form prescribed by the Administrator and submit it to the Company no later than five business days before the first day of each Option Period, or such later time as determined by the Administrator, and shall thereby become a participant (“Participant”) on the first day of such Option Period. A Participant may participate in only one Option Period at any time.

Each person who is a Participant on the first day of an Option Period shall automatically be granted on that day an Option for such Option Period entitling the Participant to purchase shares of Stock on each Purchase Date within the Option Period on which the Participant is an Eligible Employee. No more than 25,000 shares may be purchased by a Participant on any Purchase Date, and no more than 15% of a Participant’s Compensation at any time may be used to purchase shares of Stock under an Option. A Participant’s “Compensation” for any period shall be the sum of the following forms of compensation paid to or earned by a Participant: base wages, salary, overtime, payments for paid time off and holidays, bereavement pay, jury/witness duty pay, pay during a period of suspension, compensation deferred pursuant to Code Sections 401(k) or 125, distributions under any nonqualified deferred compensation plan and any other compensation or remuneration that the Committee or the Board approves as “compensation” in accordance with Code Section 423. Notwithstanding the foregoing:

(a)       No Participant shall be granted an Option under the Plan who, immediately after the Option is granted, would own (or pursuant to Code Section 424(d) would be deemed to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its Subsidiaries; and

(b)       No Participant shall be granted an Option under the Plan that would permit the Participant to accrue rights to purchase shares of stock under all employee stock purchase plans of the Company and its Subsidiaries at a rate that exceeds $25,000 (or such other maximum as may be prescribed from time to time by the Code) for any calendar year, determined using the closing stock price on the grant date, all as determined in accordance with Code Section 423(b)(8).

The Administrator shall reduce, on a substantially proportionate basis, the number of shares of Stock that may be purchased by each Participant for an Option Period or for one or more Purchase Periods in the event that the number of shares then available under the Plan is insufficient.

Section 7.	Method of Payment

Payment for Stock purchased upon the exercise of an Option shall be made with funds withheld through regular payroll deductions. Each payroll deduction authorization shall request withholding for each payroll period at a whole percentage of the Participant’s Compensation not exceeding 15% of Participant’s Compensation for the payroll period. Withholding shall be accomplished by means of deductions made on payroll dates occurring in the Option Period. A Participant may decrease his or her payroll deduction rate two times during a Purchase Period within an Option Period; provided, however, that the second decrease during any such Purchase Period will reduce the payroll deduction rate to 0%. The payroll deduction rate as decreased by a Participant during a Purchase Period will automatically be applied to the next Purchase Period within the applicable Option Period unless the Participant elects to increase the payroll deduction rate for such next Purchase Period by notifying the Administrator not less than five business days prior to the first day of such Purchase Period. The Administrator may, in its discretion, further limit the number of payroll deduction changes during any Option Period. A change in the payroll deduction rate shall be effective with the first full payroll period following 10 business days after the Company’s receipt of the new payroll deduction authorization unless the Company elects to process a given change in payroll deductions more quickly.

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Appendix D

All amounts withheld pursuant to this Section 7 (whether by payroll deductions or otherwise) shall be credited to a withholding account maintained in the Participant’s name on the books of the Company (each, an “Account”). Amounts credited to the Account shall not be required to be set aside in trust or otherwise segregated from the Company’s general assets.

Section 8.	Purchase Price

The purchase price of Stock issued pursuant to the exercise of an Option on each Purchase Date shall be the lower of 85% of the fair market value of the Stock on the date on which the Option was granted pursuant to Section 5 (i.e., the first day of an Option Period) and 85% of the fair market value of the Stock on the last day of the Purchase Period (i.e., the Purchase Date). For purposes of this Section 8, the fair market value of the Stock for any day shall be the reported closing price of the Stock for such day on the national exchange or trading system on which such shares of Stock are traded; provided, that if such day is not a trading day, the fair market value of the Stock on such national exchange or trading system shall be the reported closing price of the Stock for the immediately preceding day that is a trading day.

If the fair market value of the Stock on any Purchase Date during an Option Period is less than the fair market value of the Stock on the first day of the Option Period, the balance in a Participant’s Account shall be applied to purchase Stock on that Purchase Date in accordance with Section 9 and that Option Period shall then terminate. A Participant in the terminated Option Period shall automatically be enrolled in the next Option Period with the Participant’s payroll deductions determined by reference to the last payroll deduction authorization properly submitted to the Company in accordance with the Plan.

Section 9.	Exercise of Options

Subject to the limitations set forth below in this Section 9, each Employee who is a Participant in the Plan on the last day of a Purchase Period shall be deemed to have exercised on such date the Option granted to him or her for the Option Period that includes that Purchase Period. Upon such exercise, the Company shall apply the balance of the Participant’s Account to the purchase of the maximum number of whole shares of Stock that can be purchased under the Option with the Account balance at the purchase price determined under Section 8, and as soon as practicable thereafter shall evidence the transfer of shares or shall deliver the shares to the Participant and shall return to the Participant’s Account the balance, if any, of his or her Account in excess of the total purchase price of the shares so issued within a reasonable time thereafter. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s Account that are not sufficient to purchase a full share shall be retained in the Participant’s Account for the subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 12 hereof.

Any amounts contributed by a Participant or withheld from a Participant’s Compensation that are not to be used for the purchase of Stock, whether because of such Participant’s withdrawal from participation in an Option Period or for any other reason, shall be repaid to the Participant or his or her designated beneficiary or legal representative, as applicable, within a reasonable time thereafter.

Notwithstanding anything herein to the contrary, no Option may be exercised after twenty-seven (27) months from its grant date.

Section 10.	Interest

No interest shall be payable on any amount held in the Account of any Participant.

Section 11.	Taxes

Payroll deductions shall be made on an after-tax basis. The Company shall have the right, as a condition of exercise, to make such provision as it deems necessary to satisfy its obligations to withhold federal, state and local income or other taxes incurred by reason of the purchase or disposition of Stock under the Plan. The Company in its discretion may, to the extent permitted by law, satisfy its withholding obligations by deduction from any payment of any kind due to the Participant or by withholding shares of Stock purchased under the Plan, which shares shall be valued at fair market value (defined as the closing stock price on the date of withholding).

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Appendix D

Section 12.	Cancellation and Withdrawal

Subject to Section 7, a Participant who holds an Option under the Plan may cancel all of his or her Option and thereby terminate his or her participation in the Plan by written notice delivered to the Administrator. To be effective with respect to the Purchase Period then in progress, written notification of such termination must be submitted to the Administrator no later than 15 days before the last day of the Purchase Period. Upon such cancellation, the balance in the Participant’s Account shall be returned to the Participant as soon as administratively practicable.

Section 13.	Termination of Employment; Death of Participant

Upon the termination of a Participant’s employment with the Company for any reason or the death of a Participant during an Option Period, or in the event the Participant ceases to qualify as an Eligible Employee, the Participant shall cease to be a Participant, any Option held by the Participant under the Plan shall be deemed canceled, the balance of his or her Account shall be returned to the Participant (or to the Participant’s estate or designated beneficiary in the event of the Participant’s death) as soon as reasonably practicable, and the Participant shall have no further rights under the Plan.

Section 14.	Equal Rights; Participant’s Rights Not Transferable

All Participants granted Options under the Plan shall have the same rights and privileges. Any Option granted under the Plan shall be exercisable during the Participant’s lifetime only by the Participant and may not be sold, pledged, assigned, or transferred in any manner. In the event a Participant violates or attempts to violate the terms of this Section, any Options held by the Participant shall be deemed terminated and, upon return to the Participant of the balance of his or her Account, all of the Participant’s rights under the Plan shall terminate.

Section 15.	Change in Capitalization, Merger

The Board or the Committee may make adjustments in accordance with and as described in this Section 15 in the event of (i) a transaction with the holders of Stock of the Company not involving the receipt by the Company of consideration, including a stock split, spin-off, stock dividend, and certain recapitalizations (such transactions, “Equity Restructurings”), or (ii) the payment of a dividend or other distribution, reorganization, merger, or other changes in corporate structure (such transactions, “Corporate Transactions”). In the event of an Equity Restructuring or, to the extent the Board or the Committee determines that adjustments would be appropriate to prevent dilution or enlargement of benefits under the Plan, a Corporate Transaction, the Board or the Committee shall equitably adjust (a) the class of Stock issuable and the maximum number of shares of Stock available under the Plan, (b) the class and number of shares of Stock and the purchase price per share of Stock with respect to any outstanding Option, and (c) the class and maximum number of shares of Stock that may be issued to a participant during any Purchase Period, provided, that no such adjustment may be made unless the Board or the Committee, as applicable, is satisfied that it will not constitute a modification of the rights granted under the Plan or otherwise disqualify the Plan as an employee stock purchase plan under the provisions of Section 423 of the Code.

In the event of (i) a merger or similar transaction in which the Company is not the surviving corporation or that results in the Company’s shareholders ceasing to own shares of Stock, (ii) a sale of all or substantially all of the assets of the Company, (iii) an acquisition resulting in ownership of more than 50% of the Stock by any one person (or more than one person acting as a group) that did not own more than 50% of the Stock immediately prior to the acquisition, or (iv) the replacement during any 12-month period of a majority of the directors of the Board by new directors whose appointment was not endorsed by a majority of the directors of the Board prior to the date of the appointment or election, each Option Period then in progress will continue unless otherwise provided by Board or the Committee, which may in its discretion (a) if the Company is merged with or acquired by another corporation, provide that each outstanding Option will be assumed or exchanged for a substitute Option granted by the acquiror or successor corporation, (b) cancel each outstanding Option and return the balances in Participant Accounts to the Participants, or (c) terminate any and all Purchase Periods on or before the date of the proposed transaction. In the event of our proposed dissolution or liquidation, each Option Period then in progress will be cancelled immediately prior to the consummation of such dissolution or liquidation and the balances in Participant’s Accounts will be returned to Participants unless Board or the Committee provides otherwise in its sole discretion.

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Appendix D

Section 16.	Amendment and Termination of Plan

The Board reserves the right at any time or times and for any reason to amend the Plan to any extent and in any manner it may deem advisable, by vote of the Board; except that (a) no amendment may affect an Option Period in progress at the time of the amendment or may adversely affect the rights of any Participant without such Participant’s consent unless (i) such amendment is required to satisfy the requirements of Code Section 423, (ii) such amendment is made in connection with a transaction described in Section 15, or (iii) the Board in its discretion determines that the continuation of the Plan on its current terms or any Option Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date the Plan was initially adopted by the Board, and (b) any amendment that would be treated as the adoption of a new plan for purposes of Code Section 423 and the regulations thereunder shall not take effect unless approved by the shareholders of the Company within twelve months before or after its adoption.

The Plan may be suspended or terminated at any time by the Board. In connection therewith, the Board may provide that outstanding Options shall be exercisable either at the end of the applicable Purchase Period or at such earlier date as the Board may specify (in which case such earlier date shall be treated as the last day of the applicable Purchase Period).

Section 17.	Approvals

The Plan was approved by the shareholders of the Company on [ ], 2022, which date was within twelve months after the date the Plan was adopted by the Board.

Notwithstanding anything herein to the contrary, the Company’s obligation to issue and deliver shares of Stock under the Plan shall be subject to any required approval of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time.

Section 18.	Information Regarding Disqualifying Dispositions

By electing to participate in the Plan, each Participant agrees to provide such information about any transfer of Stock acquired under the Plan as may be requested by the Company or any Subsidiary in order to assist it in complying with applicable tax laws.

Section 19.	Participants’ Rights as Shareholders and Employees

A Participant shall have no rights or privileges as a shareholder of the Company and shall not receive any dividends in respect of any Stock covered by an Option granted hereunder until the Option has been exercised, full payment has been made for the Stock, and the Stock has been issued to the Participant.

Nothing contained in the provisions of the Plan shall be construed as giving to any Employee the right to be retained in the employ of the Company or as interfering with the right of the Company to discharge, promote, demote or otherwise re-assign any Employee from one position to another within the Company at any time.

Section 20.	Governing Law

The Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware, except as may be necessary to comply with applicable requirements of federal law.

Section 21.	Effective Date and Term

The Board adopted this Plan, as amended and restated on March 3, 2022. The Plan shall terminate and no rights shall be granted hereunder after March 3, 2032.

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D83551-P74835 For Withhold For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! NOVAVAX, INC. 21 FIRSTFIELD ROAD GAITHERSBURG, MD 20878 1b. James F. Young, Ph.D. 1a. Rachel K. King The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5, 6, 7, and 8. 2. The approval, on an advisory basis, of the compensation paid to our Named Executive Officers. 3. Amendment and restatement of the Second Amended and Restated Certificate of Incorporation of Novavax, Inc. to eliminate the supermajority voting provisions. 4. Amendment and restatement of the Amended and Restated By-laws of Novavax, Inc. (the "By-laws") to eliminate the supermajority voting provisions. 8. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. 5. Amendment and restatement of the By-laws to permit stockholder access to proxy statement of Novavax, Inc. with respect to the nomination of directors. NOTE: To consider such other business as may properly come before the meeting or any adjournment or postponement thereof. 6. Amendment and restatement of the Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan, as amended, to increase the number of shares of Common Stock available for issuance thereunder by 2,400,000 shares, and to limit the annual non-employee director compensation to $1.5 million and $1 million for the chairman of the board and board members, respectively. 7. Amendment and restatement of the Novavax, Inc. 2013 Employee Stock Purchase Plan ("ESPP") to increase the number of shares of Common Stock available for issuance under the ESPP by 550,000 shares, such that the number of shares available for issuance is the lesser of (a) 1,100,000 shares of Common Stock increased on each anniversary of the date hereof by 5% and (b) 1,650,000 shares of Common Stock. The Board of Directors recommends you vote FOR the following: 1. Election of Class III directors to serve on the Board of Directors, each for a three-year term expiring at the 2025 Annual Meeting of Stockholders. Nominees: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOVAVAX, INC. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NVAX2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 15, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

D83552-P74835 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K and Annual Report are available at www.proxyvote.com. NOVAVAX, INC. Annual Meeting of Stockholders June 16, 2022 8:30 AM Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Stanley C. Erck and John A. Herrmann, III, or either of them, as proxies and attorneys-in-fact, each with the power to act without the other and to appoint his substitute, and hereby authorize(s) them to vote, as designated on the reverse side of this proxy card and in their discretion on such other business as may properly come before such meeting, all of the shares of Common Stock of NOVAVAX, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, Eastern Time on June 16, 2022, and any adjournment or postponement thereof and otherwise to represent the stockholder(s) at such meeting with all powers possessed by the stockholder(s) if personally present at the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations, and the discretion of the proxies with respect to such other business as may properly come before the meeting and any adjournment or postponement thereof. Continued and to be signed on reverse side